                                                                   EXHIBIT 10.41

                       ---------------------------------


                           ASSET PURCHASE AGREEMENT


                                    Between


                             HOLLYWOOD PARK, INC.,
                            a Delaware corporation,


                                      and


                         CHURCHILL DOWNS INCORPORATED,
                            a Kentucky corporation


                            Dated as of May 5, 1999


                       ---------------------------------

                               TABLE OF CONTENTS

                                                                            Page
1.   DEFINITIONS..............................................................2

2.   TRANSFER OF ASSETS.......................................................7

     2.1   Transfer of Assets.................................................7

           2.1.1   Real Property..............................................7

           2.1.2   Personal Property..........................................8

           2.1.3   Inventory..................................................8

           2.1.4   Intellectual Property Rights...............................8

           2.1.5   Intentionally Deleted......................................8

           2.1.6   Books and Records..........................................8

           2.1.7   Assigned Contracts.........................................9

           2.1.8   Permits and Licenses.......................................9

           2.1.9   Vehicles...................................................9

           2.1.10  Readerboard Signs..........................................9

     2.2   Assets Not Transferred.............................................9

           2.2.1   Cash and Cash Equivalents.................................10

           2.2.2   Accounts Receivable.......................................10

           2.2.3   Refund Claims.............................................10

           2.2.4   Third Party Claims........................................10

           2.2.5   Insurance.................................................10

           2.2.6   Unrelated Information.....................................10

           2.2.7   Adjacent Real Property....................................10

           2.2.8   Unrelated and Corporate Assets............................10

           2.2.9   Certain Contracts and Licenses............................10

           2.2.10  Casino Building Signage...................................11

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
3.   CLOSING, PURCHASE PRICES, ASSUMPTION OF LIABILITIES.....................11

     3.1   Closing...........................................................11

     3.2   Simultaneous Delivery; Conditions Concurrent......................11

     3.3   Purchase Prices...................................................11

           3.3.1   Purchase Prices...........................................11

           3.3.2   Assumed Liabilities.......................................11

     3.4   Non-Assumption of Certain Liabilities.............................12

           3.4.1   Tax Liabilities...........................................12

           3.4.2   Indemnification Obligations...............................12

           3.4.3   Litigation................................................12

           3.4.4   Workers' Compensation Claims..............................12

           3.4.5   Employee Claims...........................................12

           3.4.6   Liabilities Relating to the Excluded Assets...............12

           3.4.7   Brokers, etc..............................................12

           3.4.8   Debt......................................................12

           3.4.9   Affiliates................................................13

           3.4.10  Environmental.............................................13

     3.5   Deliveries at Closing.............................................13

     3.6   Tax Allocation....................................................15

     3.7   Costs and Prorations..............................................15

           3.7.1   Costs.....................................................15

           3.7.2   Prorations................................................16

           3.7.3   Closing Statement.........................................17

4.   REPRESENTATIONS AND WARRANTIES OF SELLER................................18

     4.1   Organization, Corporate Power, and Authority......................18

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
     4.2   Authorization of Agreements.......................................18

     4.3   Effect of Agreement...............................................18

     4.4   Governmental Approvals............................................18

     4.5   Condition of Property and Assets..................................19

     4.6   Compliance with Laws..............................................19

     4.7   Utilities.........................................................19

     4.8   Improvement Contracts.............................................19

     4.9   Reports; Financial Statements; Transaction Financial Statements
           and Balance Sheet.................................................19

     4.10  Hazardous Substances..............................................20

     4.11  Leases............................................................20

     4.12  "Foreign Person" Status...........................................20

     4.13  Eminent Domain; Zoning; Street Changes; Other Litigation..........20

     4.14  Absence of Certain Changes or Events..............................21

           4.14.1  Material Obligations......................................21

           4.14.2  Discharge or Satisfaction of Liens........................21

           4.14.3  Additional Liens..........................................21

           4.14.4  Acquisition or Disposition of Assets......................21

           4.14.5  Compromise of Debts or Claims.............................21

           4.14.6  Waiver of Material Rights.................................21

           4.14.7  Rights in Licenses, Trademarks, Patents...................21

           4.14.8  Employee Compensation.....................................21

           4.14.9  Material Contracts........................................21

           4.14.10 Casualty Loss.............................................21

           4.14.11 Material Adverse Change...................................21

                                                                            Page
           4.14.12 Accounting................................................22

           4.14.13 Capital Expenditures......................................22

     4.15  Title to Assets, Absence of Liens and Encumbrances................22

     4.16  Material Contracts................................................22

     4.17  Litigation........................................................22

     4.18  Assets............................................................22

     4.19  Commissions.......................................................23

     4.20  Labor Relations...................................................23

     4.21  Severance Obligations.............................................23

     4.22  Employee Benefit Plans............................................23

     4.23  Guaranties........................................................24

     4.24  Foreign Corrupt Practices Act.....................................24

     4.25  Affiliate Transactions............................................24

     4.26  Year 2000.........................................................24

     4.27  Intellectual Property Rights......................................24

5.   REPRESENTATIONS AND WARRANTIES OF BUYER.................................26

     5.1   Organization, Corporate Power and Authority.......................26

     5.2   Authorization of Agreement........................................26

     5.3   Effect of Agreement...............................................26

     5.4   Approvals.........................................................26

     5.5   Commissions.......................................................27

     5.6   Financing.........................................................27

     5.7   Buyer's Investigation.............................................27

6.   COVENANTS OF SELLER.....................................................27

     6.1   Real Property Matters.............................................27

                                                                            Page
          6.1.1   Resubdivision..............................................27

          6.1.2   Survey.....................................................27

          6.1.3   Preliminary Title Report...................................28

     6.2  Conduct of Racetrack Business......................................29

          6.2.1   Ordinary Course............................................29

          6.2.2   Preservation of Goodwill...................................29

          6.2.3   Maintain Insurance.........................................29

          6.2.4   Sale of Assets.............................................29

          6.2.5   Maintenance of Assets......................................29

          6.2.6   Assigned Contracts.........................................29

          6.2.7   Employment Contracts.......................................29

          6.2.8   Collective Bargaining Agreements...........................29

     6.3  Access.............................................................29

     6.4  No Solicitation....................................................30

     6.5  Consents...........................................................30

     6.6  Collective Bargaining Agreements...................................31

7.   COVENANTS OF BUYER......................................................31

     7.1  Permits and Consents...............................................31

     7.2  Access to Books and Records........................................31

     7.3  Cooperation in Third-Party Litigation..............................31

     7.4  Cooperation Regarding Resubdivision and Future Development.........32

8.   CONDITIONS PRECEDENT....................................................33

     8.1  Conditions Precedent to Obligations of Buyer.......................33

          8.1.1   Resubdivision..............................................33

          8.1.2   Title to Real Property.....................................33

                                                                            Page
           8.1.3   HSR Act...................................................33

           8.1.4   Accuracy of Representations and Warranties................33

           8.1.5   Financial Statements......................................33

           8.1.6   Compliance with Covenants.................................33

           8.1.7   Buyer's Inspections.......................................34

           8.1.8   Opinion of Counsel for Seller.............................34

           8.1.9   Legal Actions or Proceedings..............................34

           8.1.10  Consents Obtained.........................................34

           8.1.11  Other Transaction Documents...............................34

           8.1.12  Casino License............................................34

           8.1.13  Casino Operator...........................................34

           8.1.14  Liquor License............................................34

           8.1.15  Non-Competition Agreement.................................35

           8.1.16  Buyer's Financing.........................................35

           8.1.17  Easement Agreement Approval...............................35

           8.1.18  Information Technology....................................35

     8.2   Conditions Precedent to Obligations of Seller.....................35

           8.2.1   Resubdivision.............................................35

           8.2.2   HSR Act...................................................35

           8.2.3   Accuracy of Representations and Warranties................35

           8.2.4   Compliance with Covenants.................................35

           8.2.5   Opinion of Counsel for Buyer..............................35

           8.2.6   Legal Actions or Proceedings..............................35

           8.2.7   Consents Obtained.........................................36

           8.2.8   Purchase Prices...........................................36

                                                                            Page
           8.2.9   Other Transaction Documents...............................36

           8.2.10  Bank of America Lien......................................36

           8.2.11  Casino Sublease...........................................36

           8.2.12  Casino Operator...........................................36

           8.2.13  Easement Agreement Approval...............................36

           8.2.14  Non-Disturbance, Subordination and Attornment Agreement...36

9.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS...........................36

     9.1   Survival of Representations.......................................36

     9.2   Agreements to Indemnify...........................................37

           9.2.1  General Indemnity..........................................37

           9.2.2  Environmental Indemnity....................................38

           9.2.3  Conflict...................................................40

           9.2.4  Subrogation................................................40

           9.2.5  Other Indemnification Provisions...........................41

     9.3   Conditions of Indemnification.....................................41

           9.3.1  Notice.....................................................41

           9.3.2  Assumption of Defense......................................42

           9.3.3  Claim Adverse to Indemnifying Party........................43

           9.3.4  Cooperation................................................44

     9.4   Remedies Exclusive................................................44

     9.5   Damages...........................................................44

10.  TERMINATION.............................................................44

     10.1  Injunction........................................................44

     10.2  Mutual Agreement..................................................44

                                                                            Page
      10.3    Review Period..................................................44

      10.4    Termination Date...............................................45

      10.5    Material Breach................................................45

      10.6    Uncured Asset Loss.............................................45

      10.7    Effects of Termination.........................................45

11.   OTHER COVENANTS........................................................45

      11.1    Announcements..................................................45

      11.2    Employment Matters.............................................46

              11.2.1   Offers of Employment..................................46

              11.2.2   Retention of Liabilities..............................47

      11.3    Cooperation....................................................47

      11.4    Excluded Assets................................................47

      11.5    Tax Cooperation................................................47

      11.6    Best Efforts...................................................47

      11.7    Non-Parimutuel Gaming..........................................48

              11.7.1   Buyer's Covenant......................................48

              11.7.2   Terms.................................................48

              11.7.3   Records...............................................49

              11.7.4   Audited Financial Statements..........................49

              11.7.5   Lobbying Expenses.....................................49

              11.7.6   Net Revenue and Expense Items.........................50

      11.8    Non-Compete....................................................50

              11.8.1   Recitals..............................................50

              11.8.2   Covenant Not to Compete...............................50

              11.8.3   Savings Clause........................................50

                                                                            Page
              11.8.4   Injunctive Relief.....................................51

              11.8.5   Non-Competition Agreement of R.D. Hubbard.............51

       11.9   Access Easements...............................................51

       11.10  Audit of Financial Statements of Racetrack Business............51

       11.11  TVG Operations.................................................51

       11.12  Common Area Charges Under Casino Lease.........................52

       11.13  Ticket Prices..................................................52

 12.   MISCELLANEOUS.........................................................52

       12.1   Bulk Transfer Laws.............................................52

       12.2   Expenses.......................................................52

       12.3   Waivers........................................................52

       12.4   Amendments, Supplements........................................52

       12.5   Entire Agreement...............................................52

       12.6   Binding Effect, Benefits.......................................53

       12.7   Assignability..................................................53

       12.8   Notices........................................................53

       12.9   Governing Law; Jurisdiction....................................54

       12.10  Attorneys' Fees................................................54

       12.11  Equitable Remedies.............................................54

       12.12  Representations and Warranties.................................54

       12.13  Rules of Construction..........................................54

              12.13.1  Headings..............................................54

              12.13.2  Tense and Case........................................55

              12.13.3  Severability..........................................55

              12.13.4  Knowledge.............................................55

                                     -ix-

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
                    12.13.5  Agreement Negotiated............................55

             12.14  Counterparts.............................................55

             12.15  Specific Performance.....................................55

             12.16  Risk of Loss.............................................55

             12.17  Cooperation in Exchange..................................55

             12.18  No Merger................................................56

     This ASSET PURCHASE AGREEMENT (together with the exhibits and schedules hereto, the "Agreement") is entered into as of May 5, 1999 by and between CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Buyer") and, HOLLYWOOD PARK, INC., a Delaware corporation ("Seller") with reference to the following facts:

                                   RECITALS

     A. Seller or certain of its subsidiaries are the owners of certain assets more particularly described in this Agreement, including both real and personal property, tangible and intangible, used by it in the operation of a horse racing facility known as the Hollywood Park Racetrack and a card club casino known as the Hollywood Park-Casino in Inglewood, California.

     B. Seller desires to sell, and Buyer desires to purchase those assets, as more particularly described in this Agreement and assume certain of the liabilities as more particularly described in this Agreement, on the terms and conditions set forth herein.

     C. Prior to the Closing, as hereinafter defined, Seller shall cause its subsidiaries to transfer certain assets to Seller.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.   DEFINITIONS.  The following terms shall have the following meanings when
     -----------
used in this Agreement:

     "Accounts Receivable" shall have the meaning set forth in Section 2.2.2.

     "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

     "Asset Loss" shall have the meaning set forth in Section 12.16.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Assigned Contracts" shall have the meaning set forth in Section 2.1.7.

     "Assumed Liabilities" shall have the meaning set forth in Section 3.3.2.

     "Bank of America Loan Agreement" shall have the meaning set forth in
Section 4.3.

     "Bill of Sale" shall mean a Bill of Sale substantially in the form of Exhibit B hereto, pursuant to which Buyer shall assume and agree to pay, perform
---------
and discharge when due the Assumed Liabilities.

     "Business" shall mean, collectively, the Casino Business and the Racetrack Business.

     "Capital Budget" shall have the meaning set forth in Section 4.8.

     "Casino Building" shall mean that certain building, including the "pavilion" portion thereof, as delineated on Exhibit A, commonly known as 3883
W. Century Boulevard, Inglewood, California 90303, in which the Hollywood Park-Casino is operated, and all fixtures, built-in apparatus, built-in equipment, built-in appliances and fittings of every kind located on the Casino Building or used in the operation of the Casino Business, halls, dining rooms, lounges, offices, lobbies and all other public spaces, lavatories, basements, cellars, vaults and other portions of the Casino Building, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all leasehold improvements of tenants, if any.

     "Casino Business" shall mean the operation of the Hollywood Park-Casino in and about the Casino Building.

     "Casino Lease" shall mean a lease pursuant to which Buyer shall lease to Seller the Casino Building in substantially the form of Exhibit C hereto.
                                                        ---------

     "Casino Operator" shall mean a person or entity who has obtained all requisite licenses and permits to operate the Casino Business, has been approved by Seller and by Buyer (which approval shall not be unreasonably withheld) and has agreed to the terms and conditions of the Casino Sublease.

     "Casino Sublease" shall mean a sublease between Seller and the Casino Operator pursuant to which the Casino Operator will sublease the assets of the Casino Business and operate the Casino Business.

     "Closing" and "Closing Date" shall have the respective meanings set forth in Section 3.1.

     "Closing Statement" shall have the meaning set forth in Section 3.7.3.

     "Commission" shall mean the Securities and Exchange Commission.

     "Contract" shall mean any contract, agreement, option, lease, license, sales order, purchase order or other legally binding commitment, whether written or oral pertaining to the operation of the Racetrack Business.

     "Debt" shall mean any indebtedness of Seller, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or the balance deferred and unpaid of the purchase price of any Asset, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of Seller prepared in accordance with generally accepted accounting principles, as well as all indebtedness of others secured by a lien on any Asset (whether or not such indebtedness is assumed by Seller) and, to the extent not otherwise included, any guaranty by Seller of any indebtedness of any other Person.

     "Disclosure Schedule" shall mean the schedules delivered to Buyer by or on behalf of the Seller, containing all lists, descriptions, exceptions and other information and materials as included therein in connection with the representations and warranties made by Seller in this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Easement Agreement" shall have the meaning set forth in Section 11.9.

     "Employee Benefit Plans" shall have the meaning set forth in Section 4.22.

     "Environmental Claim or Claims" shall mean any administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation asserted by a third party or governmental agency alleging potential liability arising out of, based on, or resulting from the presence or release into the environment of any Hazardous Substances, including, without limitation, any claim related to storm water runoff, water quality or the discharge of waste water resulting from the operation of horse stables on the Real Property.

     "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, in effect as of the date of this Agreement, which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees, other than laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations pertaining to land use planning, zoning matters, and development entitlements.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Excluded Liabilities" shall have the meaning set forth in Section 3.4.

     "Grant Deed" shall have the meaning set forth in Section 3.5.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. (S) 18a), and any amendments thereto.

     "Hazardous Substances" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable, or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

     "Hired Employee" shall have the meaning set forth in Section 11.2.1.

     "Improvements" shall mean, collectively, all buildings, structures and improvements of any kind and nature located on the Land, other than the Casino Building, and all fixtures and built-in equipment located on such buildings, structures and improvements, including all built-in apparatus, built-in equipment, built-in appliances and fittings of every kind located on or used in the operation of the Racetrack Business, horse stalls, stables, tack rooms, fencing, halls, dining rooms, lounges, offices, lobbies and all other public spaces, lavatories, basements, cellars, vaults and other portions of such buildings, structures and improvements, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any.

     "Indemnified Party" shall mean, with respect to any Losses, the party seeking indemnity hereunder.

     "Indemnifying Party" shall mean, with respect to any Losses, the party from whom indemnity is being sought hereunder.

     "Intellectual Property Assets" shall have the meaning set forth in Section 2.1.4.

     "Intellectual Property Rights" shall mean all patent rights, copyrights, moral rights, trademark, service mark, and trade name rights (including all goodwill associated therewith), rights under unfair competition law, trade secret rights (including customer lists and customer databases), privacy rights, publicity rights, and all similar intellectual and industrial property rights now known or hereafter existing under the laws of the United States or any other jurisdiction (including all rights under common law and in applications and registrations pertaining to the foregoing).

     "Internal Revenue Code" shall have the meaning set forth in Section 4.12.

     "Inventories" shall mean collectively, all feed supplies, hay, stock, food and beverage items, provisions in storerooms, other merchandise intended for sale or resale, fuel, mechanical supplies, stationery and other expensed supplies, and all goods, materials and supplies used or intended for use at, or held for sale (whether on or off-site) in connection with, the Racetrack Business, to the extent owned or held by Seller, including, without limitation,
(i) food and liquor in unbroken packages, (ii) raw and uncooked food, unopened beverages and other salable merchandise, (iii) reserve stocks of operating supplies not in use, and (iv) engineering and maintenance supplies.

     "Land" shall mean that certain real property more particularly described in Exhibit "A."
   ----------

     "Leases" shall mean the leases or subleases to which Seller or an Affiliate of Seller is lessor or sublessor and affecting any portion of the Assets which constitute Assigned Contracts.

     "License Agreement" shall mean an agreement pursuant to which Buyer shall license to Seller certain of the Hollywood Park trademarks, tradenames, logos and marks in substantially the form of Exhibit D hereto.
                                       ---------

     "Licenses" shall mean, collectively, all governmental permits, franchises, licenses and approvals relating to the Assets or the use, occupancy and operations of the Racetrack Business or any other portion of the Assets, including all gaming permits and licenses, racing licenses, certificates of occupancy, certificates of compliance, food handlers permits, liquor licenses, any certificates of unofficial bodies, such as the National Fire Prevention Association and such other certificates as may be required or customary in the jurisdiction where the Assets are located or which pertain thereto, including, without limitation, those licenses listed on Schedule 2.1.8 hereto.
                                             --------------

     "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, encumbrances, liens, expenses of investigation and defense of any claim, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

     "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, results of operations or properties or assets of the Racetrack Business or on the Assets in each case taken as a whole.

     "Non-Competition Agreement" shall have the meaning set forth in Section 11.8.5.

     "Office Lease" shall mean a lease between Buyer and Seller pursuant to which a Seller or its Affiliate shall lease office space from Buyer substantially on the terms set forth on Exhibit E hereto, covering the premises
                                        ---------
outlined on Exhibit E-1 hereto.
            -----------

     "Parking License" shall mean a license agreement to be executed on the Closing Date pursuant to which Seller (or its Affiliate) shall allow Buyer's patrons to park on the Remainder Parcels, substantially on the terms set forth on Exhibit G hereto.
   ---------

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization.

     "Preliminary Title Report" shall have the meaning set forth in Section
6.1.3.

     "Purchase Prices" shall mean the purchase price for the Real Property and the purchase price for the Casino Building as specified in Section 3.3.1.

     "Racetrack Business" shall mean the operation of the Hollywood Park Racetrack on a portion of the Real Property.

     "Racetrack Employees" shall mean employees employed by Seller exclusively in connection with the Racetrack Business.

     "Real Property" shall have the meaning set forth in Section 2.1.1.

     "Readerboard Leases" shall have the meaning set forth in Section 2.1.10.

     "Remainder Parcels" shall have the meaning set forth in Section 2.2.7.

     "Representatives" shall have the meaning set forth in Section 6.4.

     "Resubdivision" shall have the meaning set forth in Section 6.1.1

     "Review Period" shall have the meaning given that term in Section 8.1.7 hereof.

     "SEC Reports" shall have the meaning set forth in Section 4.9.

     "Survey" shall have the meaning set forth in Section 6.1.2.

     "Title Company" shall have the meaning set forth in Section 6.1.3.

     "Title Policy" shall have the meaning set forth in Section 8.1.2

     "Transactions" shall mean the transactions contemplated by the Transaction Documents.

     "Transaction Financial Statements and Balance Sheet" shall mean the unaudited income statement and balance sheet of the Racetrack Business, as of March 31, 1999, prepared by Seller and attached hereto as Exhibit F.
                                                          ---------

     "Transaction Documents" shall mean this Agreement, the Grant Deed, the Casino Building Grant Deed, the Bill of Sale, the Office Lease, the Casino Lease, the License Agreement, the Parking License, the Easement Agreement, the Non-Competition Agreement and such other documents as the parties shall mutually agree are necessary to complete the Transactions.

     "TVG Founders Agreement" shall mean that certain Founders Agreement, dated July 30, 1997, between ODS Technologies, L.P. and Seller, as amended by that certain Amendment Agreement No. 1 (Founders Agreement), dated December 31, 1998.

     "TVG Investment Agreement" shall have the meaning set forth in Section
2.2.8.

2.   TRANSFER OF ASSETS.
     -------------------

     2.1  Transfer of Assets.  Subject to the terms and conditions of this
          ------------------
Agreement, on the Closing Date, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller those certain assets of Seller described below including, without limitation, all of the assets of Seller necessary to conduct and operate the Racetrack Business substantially consistent with past operation, (the "Assets") as the same shall exist on the Closing Date (except the Excluded Assets, as defined in Section 2.2):

          2.1.1  Real Property.
                 -------------
               (a)  The Racetrack Property.  That certain real property in the
                    ----------------------
          City of Inglewood, County of Los Angeles, State of California, consisting of approximately 239.4 acres, as delineated on Exhibit A, including the
                                                      ---------
          Land, Improvements thereon and all rights, privileges and easements which are appurtenant to such real property (the "Real Property").

               (b)  The Casino Building.  The Casino Building, as that term is
                    -------------------
          defined in Section 1 hereof.

          2.1.2    Personal Property.
                   -----------------

               (a) All tangible personal property, including, but not limited to, machinery and equipment including computer equipment (but not licensed software installed therein except to the extent assigned as Intellectual Property Assets under Section 2.1.4 of this Agreement) and communications equipment, furniture, supplies, inventory and trade fixtures reflected on the Transaction Financial Statements and Balance Sheet or otherwise located on the Real Property on the Closing Date and used in the Racetrack Business (other than the office furniture, software, computer and other equipment set forth on Schedule 2.1.2(a)) and including the televisions located in the Casino Building.

               (b) Any leases relating to tangible personal property, including, but not limited to, machinery and equipment, furniture and tools, inventory, trade fixtures and supplies, located on the Real Property and used in the Racetrack Business, including those personal property leases and service agreements listed on Schedule 2.1.2(b).
                                                           -----------------

          2.1.3  Inventory.  All Inventory reflected on the Transaction
                 ---------
Financial Statements and Balance Sheet or otherwise located on the Real Property on the Closing Date.

          2.1.4  Intellectual Property Rights.  Except as identified on Schedule
                 ----------------------------
2.2.9, (i) the Internet domain name registration for "hollywoodpark.com", (ii) all Intellectual Property Rights owned by or licensed to Seller which are used or held for use principally in connection with the Racetrack Business and (iii) all of the items identified on Sections (a), (b), (c), (d), (e) and (f) of
Schedule 4.27 ((i), (ii) and (iii) collectively, the "Intellectual Property Assets"), all subject to (a) all of the terms and conditions of the licenses or other agreements by which Seller holds, uses, or exploits those Intellectual Property Assets, (b) any existing licenses granted by Seller and other obligations related to the Intellectual Property Assets as of the Closing Date, and (c) the royalty obligations, contracts, claims and other restrictions on the exercise of such Intellectual Property Assets, actual and potential, identified on Schedule 4.27.

          2.1.5  Intentionally Deleted.
                 ---------------------

          2.1.6  Books and Records.  All books and records (other than personnel
                 -----------------
records relating to or containing performance reviews and similar evaluations unless the transfer is consented to by such personnel) and all files, documents, papers, customer lists, architectural plans, drawings and specifications, advertising and promotional materials and management and accounting procedures and guidelines relating to the Racetrack Business, pertaining to the Assets, the Assumed Liabilities or otherwise to the Racetrack Business that are related to continuing the operation of the Racetrack Business as a going concern, subject to the Seller retaining copies of the same, if and as it so chooses.

          2.1.7  Assigned Contracts.  The rights of Seller under all Contracts
                 ------------------
relating to the Racetrack Business relating to periods after the Closing Date, including but not limited to (i) the Contracts listed on any of the schedules hereto (including all Material Contracts listed in Schedule 4.16 but not including: (a) the employment contracts listed on Buyer's notice to Seller pursuant to Section 11.2.1; and (b) the contracts listed on Schedule 2.2.9),
(ii) all collective bargaining agreements, (iii) all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services by Seller and all unfilled orders outstanding as of the Closing Date for the sale of goods or services by Seller, and (iv) those entered into in the ordinary course of business of the Racetrack Business through the Closing Date, except for any Contract that requires the consent to assignment of a party thereto and for which such consent has not been obtained pursuant to Section 6.5 prior to the Closing (the "Assigned Contracts").

          2.1.8  Permits and Licenses.  All transferable Licenses, including
                 --------------------
without limitation those listed on Schedule 2.1.8, except for those permits and licenses excluded pursuant to Section 2.2.9, including without limitation, those listed on Schedule 2.2.9.

          2.1.9  Vehicles.  All vehicles reflected on the Transaction Financial
                 --------
Statements and Balance Sheet and supporting schedules thereto.

          2.1.10 Readerboard Signs.  The readerboard signs located adjacent to
                 -----------------
the 405 and 105 freeways (the "Readerboard Signs").

The Assets shall include all assets described above that are acquired by Seller for use in connection with the Racetrack Business between the date hereof and the Closing Date (except to the extent such assets would constitute Excluded Assets), but shall exclude assets of the type described above that are disposed of, sold or consumed after the date hereof in the ordinary course of business on a basis consistent with past practice. If, for any reason, any Excluded Assets are physically transferred to Buyer, or Buyer otherwise gains access to any such Seller property as a result of the transactions contemplated herein, no assignment or license of such property to Buyer shall be implied and, as between Buyer and Seller, all ownership interests and other rights of any kind in such property shall remain with Seller. If Buyer does come to possess or gain access to any Seller information or property other than the Assets, Buyer shall (a) treat any such information as the confidential information of Seller, (b) promptly notify Seller that Buyer possesses or has access to such information or property, and (c) cooperate fully with Seller to return to Seller or destroy such property promptly, as Seller may direct at its option. Specifically, but without limitation, any information stored on the computers transferred to Buyer hereunder, but not otherwise expressly transferred by this Section 2.1 shall, as between Buyer and Seller, remain the sole and exclusive property of Seller.

     2.2  Assets Not Transferred.  Notwithstanding anything to the contrary
          ----------------------
contained herein, the following assets and properties of Seller are specifically excluded from the Assets and shall be retained by it (the "Excluded Assets"):

          2.2.1  Cash and Cash Equivalents.  All working capital, cash on hand
                 -------------------------
and cash equivalents of Seller (whether or not relating to the Racetrack Business), including, but not limited to, bank accounts and temporary cash investments;

          2.2.2  Accounts Receivable.  All accounts receivable and notes
                 -------------------
receivable of Seller whether or not relating to the Racetrack Business (the "Accounts Receivable");

          2.2.3  Refund Claims.  Rights to or claims for refunds of taxes and
                 -------------
other governmental charges to the extent attributable to any time or periods ending on or prior to the Closing Date and the benefit of net operating loss carry-forwards or other credits of Seller, whether or not attributable to the Racetrack Business;

          2.2.4  Third Party Claims.  Claims or rights against third parties,
                 ------------------
except those arising with respect to events or breaches occurring after the Closing Date under the Assigned Contracts; provided, however, that any rights of indemnification, contribution or reimbursement that may exist under the Assigned Contracts in respect of liabilities or obligations retained by the Seller hereunder shall be Excluded Assets;

          2.2.5  Insurance.  Subject to insurance policies covered under the
                 ---------
Assigned Contracts, all insurance policies and rights thereunder, including but not limited to rights to any cancellation value as of the Closing Date;

          2.2.6  Unrelated Information.  Proprietary business information,
                 ---------------------
records and policies that relate generally to Seller, or any Affiliate, and are not used principally in the Racetrack Business, including, but not limited to, management procedures and guidelines, proprietary financial reporting formats, accounting procedures, personnel records relating to or containing performance reviews or similar evaluations, instructions, organization manuals and strategic plans;

          2.2.7  Adjacent Real Property.  All real property and all rights
                 ----------------------
appurtenant thereto, and real property improvements, owned by Seller other than the Real Property (the "Remainder Parcels");

          2.2.8  Unrelated and Corporate Assets.  All other assets of Seller not
                 ------------------------------
specifically included in the Assets to be sold hereunder, including, but not limited to, all assets used or held for use in connection with Seller's various gaming operations or the operations or Seller's Turf Paradise racetrack, assets used or held for use other than principally in connection with the Racetrack Business (including without limitation (i) the J.D. Edwards accounting software and any other software or computer programs used by Seller on a company wide basis and not solely for the Racetrack Business as identified on Schedule 2.2.8; and (ii) all of Seller's right, title and interest in and to that certain Investment Agreement, dated July 30, 1997, between ODS Technologies and Seller, as amended (the "TVG Investment Agreement")), all assets of the Casino Business other than the Casino Building, Seller's corporate charter, taxpayer and other identification numbers, seals, minute books and stock transfer books and Seller's ownership of stock in its various subsidiaries;

          2.2.9  Certain Contracts and Licenses.  All non-transferable licenses
                 ------------------------------
and permits including, without limitation, those set forth on Schedule 2.2.8 and the rights of any Seller under any Contract regarding any (i) non-transferable licenses and permits, and

(ii) any Contract that requires the consent to assignment of a party thereto and for which such consent has not been obtained pursuant to Section 6.5 prior to the Closing; provided that any such Contract shall be assigned upon receipt of any necessary consents, and (iii) any Contract or license set forth on Schedule
2.2.9 hereof; and

          2.2.10  Casino Building Signage.  All signage located in or on the
                  -----------------------
Casino Building.

3.  CLOSING, PURCHASE PRICES, ASSUMPTION OF LIABILITIES.
    ----------------------------------------------------

    3.1  Closing.  The consummation of the purchase and sale of the Assets (the
         -------
"Closing") shall occur on August 31, 1999, unless extended by the mutual written consent of Buyer and Seller. The date upon which the Closing shall occur is sometimes referred to in this Agreement as the "Closing Date." Subject to the terms and conditions of this Agreement, Seller shall deliver possession of the Assets to Buyer on the Closing Date, free and clear of all Liens (except as permitted in Section 8.1.2). The parties agree that time is of the essence.

    3.2  Simultaneous Delivery; Conditions Concurrent.  All documents and other
         --------------------------------------------
items to be delivered at the Closing shall be deemed to have been delivered simultaneously, and no delivery shall be effective until all such items have been delivered.

    3.3   Purchase Prices.
          ---------------

          3.3.1  Purchase Prices.  Prior to the Closing, the parties shall
                 ---------------
agree upon the purchase price for the Real Property and the purchase price for the Casino Building which amounts shall total: (a) $140,000,000 in cash; plus
(b) the assumption of the Assumed Liabilities. In the absence of agreement prior to the Closing Date, the determination of the cash purchase price for the Casino Building shall be determined by appraisal to be performed by a "Big-Five" accounting firm mutually acceptable to the Buyer and Seller.

          3.3.2  Assumed Liabilities.  On the terms and subject to the
                 -------------------
conditions set forth in this Agreement, at the Closing, Buyer shall assume and become responsible for all of the following liabilities and obligations whether absolute, contingent, accrued or otherwise (collectively, the "Assumed Liabilities"):

                 (a)  Assigned Contracts.  Any and all liabilities, obligations
                      ------------------
         and commitments arising or occurring after the Closing Date under the Assigned Contracts;

                 (b)  Post-Closing Operations.  All liabilities and obligations
                      -----------------------
         arising out of events or transactions after the Closing in connection with the operation of the Racetrack Business by Buyer;

                 (c)  Specific Undertakings.  Any and all liabilities,
                      ---------------------
         obligations and commitments of Seller specifically undertaken by Buyer pursuant to any other provision of this Agreement; and

                 (d)  Condition of the Assets.  All liabilities arising as a
                      -----------------------
         consequence of the physical, structural or seismic condition of the Assets on and after the Closing Date, except to the extent that Seller is obligated to indemnify Buyer therefor or otherwise is liable with respect thereto under Section 9 of this Agreement.

    3.4  Non-Assumption of Certain Liabilities.  Buyer is not assuming, and
         -------------------------------------
shall not be deemed to have assumed any liabilities, obligations or commitments of Seller, whether contingent or non-contingent, liquidated or unliquidated, asserted or unasserted, other than the Assumed Liabilities set forth above (the "Excluded Liabilities"), all of which shall remain the liabilities, obligations and commitments of Seller. The Excluded Liabilities shall include, but shall not be limited to, the following:

          3.4.1  Tax Liabilities.  Liabilities for taxes relating to the
                 ---------------
operation of the Racetrack Business and the Casino Business and the ownership of the Real Property and other Assets through the Closing;

          3.4.2  Indemnification Obligations.  Seller's obligations to indemnify
                 ---------------------------
Buyer as provided in Section 9;

          3.4.3  Litigation.  Except as otherwise provided in Section 9, all
                 ----------
liabilities with respect to litigation, actions, proceedings or arbitrations pending on the Closing Date, and those which, if asserted after the Closing Date, exclusively relate to or which arise exclusively from events which occurred prior to the Closing including, without limitation, the actions described on Schedule 3.4.3;

          3.4.4  Workers' Compensation Claims.  All liabilities for workers'
                 ----------------------------
compensation claims brought by Seller's employees and which exclusively relate to or which arise exclusively from events which occurred prior to the Closing other than relating to any obligation to rehire any such employee after the Closing Date;

          3.4.5  Employee Claims.  All liabilities arising before the Closing
                 ---------------
Date from claims (other than workers' compensation claims) brought by employees or other present or former employees of the Seller who are not employees or which relate to any collective bargaining agreement(s) to which Seller is a party;

          3.4.6  Liabilities Relating to the Excluded Assets.  All liabilities
                 -------------------------------------------
or obligations arising prior to, on or after the Closing Date with respect to or in connection with the Excluded Assets;

          3.4.7  Brokers, etc.  Any liability whether currently in existence or
                 ------------
arising hereafter relating to fees, commissions or expenses owed to any broker, finder, investment banker, attorney or other intermediary or advisor employed by Seller or any of its Affiliates in connection with the transactions contemplated hereby or otherwise; it being expressly acknowledged that CIBC Oppenheimer has been engaged solely by Buyer;

          3.4.8  Debt.  All Debt;
                 ----

          3.4.9  Affiliates.  Any liability, whether currently in existence or
                 ----------
arising hereafter, owed by Seller to any of its Affiliates, other than compensation and benefits for employees of the Racetrack Business to the extent such persons are employed by Buyer or its Affiliates after the Closing; and

          3.4.10  Environmental.  Except as otherwise provided in Section 9, all
                  -------------
liabilities arising from the environmental condition of the Real Property or the Casino Building prior to Closing.

Notwithstanding the provisions of Sections 3.4.3 and 3.4.5 hereof, in the event a court orders equitable relief with respect to such Excluded Liabilities which equitable relief Seller could no longer comply with due to its sale of the Assets which would be affected by such equitable relief, Buyer shall be responsible for complying with such order and Seller shall reimburse Buyer for the actual out-of-pocket cost thereof; provided, however, that Buyer shall not voluntarily agree to any such equitable relief (if it intends to seek reimbursement from Seller) unless it shall first have advised Seller as to the proposed equitable relief and Seller shall have consented thereto.

          3.5  Deliveries at Closing.  At Closing, Seller and Buyer shall each
               ---------------------
deliver to the other such instruments and funds as are necessary to consummate the purchase and sale of the Assets and the assignment and assumption of the Assumed Liabilities, including the following:

               (a)  Seller shall deliver to Buyer:
                    -----------------------------

                    1. A duly executed and acknowledged grant deed ("Grant Deed"), sufficient to convey to Buyer fee title to the Real Property.

                    2. A duly executed and acknowledged grant deed ("Casino Building Grant Deed"), sufficient to convey to Buyer fee title to the Casino Building.

                    3. The Bill of Sale and Assignment and Assumption Agreement, duly executed by Seller.

                    4. The Easement Agreement, duly executed by Seller and acknowledged.

                    5.  The License Agreement, duly executed by Seller.

                    6.  The Casino Lease, duly executed by Seller.

                    7.  The Office Lease, duly executed by Seller.

                    8.  The Parking License, duly executed by Seller.

                    9. An affidavit directed to Buyer giving Seller's taxpayer identification number and confirming that Seller is not a

                        "foreign person," which affidavit shall be sufficient to relieve Buyer of any withholding obligation under
                        Section 1445 of the Internal Revenue Code (provided, however, that if Seller fails to deliver such affidavit, Buyer's remedy shall be to withhold from the Purchase Prices in accordance with law).

                    10. A California Real Estate Withholding Exemption
                        Certificate (Form 590-RE), which shall be sufficient to relieve Buyer of any withholding obligation under
                        (S)18805 and/or (S)26131 of the California Revenue and Taxation Code (provided however that if Seller fails to deliver such Certificate, Buyer's remedy shall be to withhold from the Purchase Prices in accordance with law).

                    11. Originals or copies of any warranties and guaranties
                        received by Seller and to be assigned to Buyer, to the extent in Sellers possession or readily available to Seller, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements, the Casino Building or any tenant improvements.

                    12. Originals or copies of all Assigned Contracts and all
                        transferable Licenses, if any, to be assigned to Buyer pursuant to this Agreement.

                    13. All existing as-built plans and specifications for the
                        Improvements and the Casino Building in the possession or under the control of Seller.

                    14. The Closing Statement, duly executed by Seller.

                    15. The certificates referred to in Section 8.1.4 and 8.1.6 hereof.

                    16. The Opinion of counsel to Seller referred to in Section
                        8.1.8.

                    17. The Non-Competition Agreement referred to in Section
                        11.8.5.

                    18. Such other instruments and documents as may be
                        reasonably required for Seller to perform its obligations hereunder or as may be reasonably required by the Title Company.

               (b)  Buyer shall deliver to Seller:
                    -----------------------------

                    1. The Purchase Prices, in cash or immediately available
                       funds.

                    2. The Bill of Sale and Assignment and Assumption Agreement,
                       duly executed by Buyer.

                    3. The Easement Agreement, duly executed by Buyer and acknowledged.

                    4.  The License Agreement, duly executed by Buyer.

                    5.  The Casino Lease, duly executed by Buyer.

                    6.  The Office Lease, duly executed by Buyer.

                    7.  The Parking License, duly executed by Buyer.

                    8.  The Closing Statement, duly executed by Buyer.

                    9. The certificates referred to in Section 8.2.3 and 8.2.4 hereof.

                    10. The Opinion of counsel to Buyer referred to in Section
                        8.2.5.

                    11. Such other instruments and documents as may be
                        reasonably required for Buyer to perform its obligations hereunder or as may be reasonably required by the Title Company.

     3.6  Tax Allocation.  Buyer and Seller shall mutually agree upon the
          --------------
allocation of the Purchase Prices to broad categories constituting components of the Assets, including an allocation for the Casino Building, the Real Property and the Personal Property for purposes of Internal Revenue Service Form 8594. In the absence of agreement prior to the Closing Date, the allocation of the Purchase Prices shall be determined by appraisal to be performed by a "Big-Five" accounting firm mutually acceptable to Buyer and Seller. The costs of the appraisal shall be borne equally by Buyer and Seller. Each party will report timely the purchase and sale of the Assets in accordance with the agreed upon allocation among such broad categories for all federal, state, local and other tax purposes. Buyer shall also furnish Seller with a form of reseller certificate that complies with the requirements of the California Taxation and Revenue Code and other applicable state taxation laws.

     3.7  Costs and Prorations.
          --------------------

          3.7.1  Costs.  Costs of the Closing shall be allocated as follows:
                 -----

                Seller shall pay:
                ----------------

                (a) the costs of preparing and recording the Grant Deed, the Casino Building Grant Deed, the Easement Agreement and all other documents (other than those relating to Buyer's financing, if any) to be recorded at the Closing,

                (b) all state and local documentary transfer, stamp, or similar taxes, if any, imposed in connection with the transfer of the Casino Building and the Real Property,

                (c) all trustee's and other fees in connection with any deeds of trust which shall be reconveyed at Closing,

                (d) the cost of preparing the Preliminary Title Report and the premiums for a CLTA Owner's Title Policy in the amount of the portion of the Purchase Prices allocated to the Casino Building and the Real Property,

                (e)  the cost of the Survey, and any supplemental survey,

                (f) one-half of the actual costs incurred by Buyer to obtain a liquor license for the Racetrack Business, not to exceed $25,000, and

                (g)  one-half of the HSR filing fee.

                Buyer shall pay:
                ---------------

                (a) all state and local sales or use taxes imposed in connection with the transfer of the Personal Property,

                (b) the cost of preparation and recordation of its mortgage, deed of trust, or other applicable financing instruments, if any,

                (c) the portion of the premium for the Title Policy not chargeable to Seller as provided above, including the incremental cost of the ALTA Title Policy and all endorsements thereto specified by Buyer, and

                (d)  one-half of the HSR filing fee.

All other costs, if any, shall be apportioned in the customary manner for real estate transactions in Los Angeles County.

          3.7.2  Prorations.  At Closing, the parties shall prorate as of the
                 ----------
Closing Date, the following with respect to the Racetrack Business and the
Assets:

                (a)  Taxes:  Real estate taxes, assessments, personal property
                     -----
          taxes and rent tax, if any, on all or any portion of the Casino Building and the Real Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs. In the event that the actual property taxes payable in respect of the Assets are not ascertainable as of the Closing Date, then the parties will prorate such taxes on the basis of the latest available tax bill and will make such post-Closing adjustment as may be necessary when the actual taxes are determined. All taxes and assessments relating to periods prior to and through the Closing shall be paid by Seller and Buyer shall be responsible for all taxes and assessments relating to periods after the Closing. Seller shall pay any supplemental tax bills or taxes or assessments levied by the taxing authorities or received subsequent to the Closing Date to the extent applicable to periods prior to the Closing Date. If any supplemental real estate taxes are levied for the taxable period up to and including the Closing Date, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.

                (b)  Prepaid Items, Deposits and Utilities:  All prepaid items
                     -------------------------------------
          and deposits applicable to the ownership of the Assets or operation of the Racetrack Business covering periods prior to and after the Closing Date, including without limitation, the items listed on Schedule 3.7.2(b) and all utilities including gas, water, sewer, electricity, telephone and other utilities supplied to the Casino Building and the Real Property. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payments are otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date such bills were issued or such payments were due until the Closing Date. All meters shall be read as of the Closing Date.

                (c)  Accounts Receivable.  Buyer agrees to use its best efforts
                     -------------------
          to collect all Accounts Receivable, including advertising, income, rents and other revenues derived from the operation of the Racetrack Business, for the benefit of Seller by using substantially the same efforts as the Racetrack Business has historically used in the collection of its accounts; provided however, that Buyer shall not be required to resort to litigation. Seller shall designate an account to which Buyer shall deposit monies it collects with respect to such receivables and Buyer agrees to promptly deposit to such account any monies it collects. Seller agrees to reimburse Buyer for the reasonable, documented out-of-pocket costs (which costs shall not include employee salaries or overhead) Buyer incurs in connection with assisting Seller in the collection of the Accounts Receivable. Any monies received by Buyer from the account debtors that owe Accounts Receivable shall be applied against the invoice to which the payment relates and shall be delivered to Seller or retained by Buyer accordingly. Buyer and Seller shall cooperate to identify the proper recipient of monies received without sufficient identifying information.

                (d)  Assigned Contracts.  Amounts payable under Assigned
                     ------------------
          Contracts shall be prorated on an accrual basis. Seller shall pay when due all amounts for which a bill has been received prior to the Closing Date. For bills received after the Closing Date, Seller agrees to pay its prorated share when due or to promptly reimburse Buyer if paid by Buyer.

          3.7.3  Closing Statement.  Buyer and Seller shall mutually agree upon
                 -----------------
a closing statement (the "Closing Statement") consistent with the foregoing and otherwise consistent with this Agreement. Seller shall prepare a preliminary Closing Statement and will deliver it to Buyer at least ten (10) days prior to the Closing. Buyer shall inform Seller of any questions or disputes within five
(5) days of its receipt of the Statement. If the parties are unable to agree upon the concepts embodied in the proposed Closing Statement, any disputes will be resolved by a "Big-Five" accounting firm mutually acceptable to the parties.

As soon as practicable after the Closing, Seller shall deliver a final Closing Statement to Buyer. Any disputes will be resolved as aforesaid.

4.  REPRESENTATIONS AND WARRANTIES OF SELLER.
    -----------------------------------------

    As an inducement for Buyer to enter into this Agreement, Seller represents and warrants to Buyer that except as set forth on any Disclosure Schedule, each of the following statements is true and correct as of the date hereof, and shall be true and correct as of the Closing Date (as such representations and warranties may be modified or amended pursuant to Section 12.12 hereof):

    4.1  Organization, Corporate Power, and Authority.  Seller is a corporation
         --------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, operate and lease the Assets, to conduct the Racetrack Business and the Casino Business, to execute and deliver the Transaction Documents to which it is a party and to perform its respective obligations thereunder.

    4.2  Authorization of Agreements.  The execution, delivery and performance
         ---------------------------
by Seller of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, have been duly authorized by all necessary corporate action by the Seller. This Agreement has been, and each other Transaction Document to which Seller is a party will be at the Closing, duly executed and delivered by Seller, and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

    4.3  Effect of Agreement.  The execution, delivery and performance by
         -------------------
Seller of the Transaction Documents, and the consummation by it of the Transactions, will not violate the Certificate of Incorporation or By-laws of Seller or any judgment, award or decree to which it is a party, or by which Seller or the Assets are bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under, any indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the Assets, except to the extent that (a) the effect thereof is not reasonably likely to have a Material Adverse Effect, (b) consents may be required under Seller's loan agreements, including, without limitation, that certain Amended and Restated Reducing Revolving Loan Agreement, dated as of October 14, 1998, by and among Seller on the one hand and Bank of America National Trust and Savings Association as Administrative Agent and the other Banks who are parties thereto on the other hand (the "Bank of America Loan Agreement"), or (c) consents may be required for assignment of certain of the Contracts.

    4.4  Governmental Approvals.  Except as set forth in Schedule 4.4 and
         ----------------------
except for filings pursuant to the HSR Act, no material approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Seller for the execution and delivery by Seller of the Transaction Documents or the consummation by it of the Transactions. To the knowledge of Seller, there are no facts relating to the identity or circumstances of Seller that would prevent or materially delay obtaining any of the required consents.

    4.5  Condition of Property and Assets.  Except as set forth in Schedule 4.5,
         --------------------------------
4.6 or 4.10, to Seller's knowledge, there are no material physical or mechanical defects in the Casino Building or Improvements on the Land, or in the other Assets, in each case except ordinary wear and tear and obsolescence.

    4.6  Compliance with Laws.  Except as set forth in Schedule 4.5, 4.6 or
         --------------------
4.10, to Seller's knowledge, the construction of the Improvements and the Casino Building and the use and operation of the Racetrack Business is (or in the case of construction was, at the time of such construction) in material compliance with applicable statutes, codes, ordinances, rules, regulations, requirements, orders, writs, directives, judgments and decrees (collectively, "Laws") of any court, commission, tribunal or any governmental agency or authority, (collectively, "Governmental Authority"), including without limitation, the regulations and requirements of the Racing Board, the California Department of Health, the Department of Commerce and Consumer Affairs, the California Department of Toxic Substances Control, the California Regional Water Control Board Los Angeles Region, the California State Water Resources Control Board and the United States Environmental Protection Agency, the City of Inglewood Building Department and any other county commission or agency, and, to Seller's knowledge, Seller has received no notice of material non-compliance with any Laws.

    4.7  Utilities.  To Seller's knowledge, all material water, sewer, gas,
         ---------
electric, telephone and all other utilities for the present use and operation of the Racetrack Business and the Casino Business are installed to the property lines thereof, are all connected and operating, are adequate to service such property as presently configured and to permit present usage of such property.

    4.8  Improvement Contracts.  Except as set forth in Seller's capital budget
         ---------------------
for the 1999 calendar year attached hereto as Schedule 4.8 (the "Capital Budget") at Closing, there will be no outstanding Material Contracts made by Seller for any improvements to the Real Property or the Casino Building, or for professional services rendered in furnishing plans for, the development of the Real Property or the Casino Building, which have not been fully paid for, and Seller shall have discharged all material mechanics' or materialmens, liens arising from any labor or materials furnished to the Real Property and the Casino Building prior to Closing. To Seller's knowledge, except as set forth in the Title Report, no outstanding special assessment or special taxes are due or pending, which, when imposed, would create a lien on the Real Property or the Casino Building.

    4.9  Reports; Financial Statements; Transaction Financial Statements and
         -------------------------------------------------------------------
Balance Sheet.  Seller has previously furnished or made available to Buyer true
------- -----
and complete copies of each effective registration statement, report, proxy statement or information statement prepared and filed with Commission by it since December 31, 1997, including (i) the Company's Annual Reports on Form 10-K for the years ended December 31, 1997 and December 31, 1998, (ii) the Company's Proxy Statements for its 1998 and 1999 annual meetings of stockholders, and
(iii) the Company's Registration Statement on Form S-4 dated March 26, 1999 and any amendments thereto filed prior to the date hereof (collectively, including any such reports and documents filed subsequent to the date hereof, the "SEC Reports"), as filed with the Commission. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Racetrack Business or the Assets. The audited consolidated financial statements and unaudited interim financial statements of Seller included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Seller as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein. The Transaction Financial Statements and Balance Sheet has been, and the monthly financial information to be delivered pursuant to Section 6.3 will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial position of Seller as of the date thereof and the results of its operations for the period covered by such financial statement and balance sheet, subject to normal year-end audit adjustments and any other adjustments described therein.

    4.10  Hazardous Substances.  Except as set forth on Schedule 4.5, 4.6, 4.10
          --------------------
or 4.17, (a) to Seller's knowledge, neither the Real Property nor the Casino Building (including, without limitation, the subsurface soil and the ground water thereunder) contain any material amount of any Hazardous Substance, or any active or abandoned underground storage tank, (b) Seller has no knowledge of any past generation, transportation, storage, treatment or disposal of any material amount of any Hazardous Substance on the Real Property or the Casino Building;
(c) Seller has no knowledge of any actual or threatened claims or demands by any third party or employee with regard to releases of, or exposures to, Hazardous Substances, (d) Seller has no knowledge of any off-site disposal of any material amount of any Hazardous Substance, and (e) to Seller's knowledge, Seller has delivered to Buyer copies of all environmental reports in its possession relating to the Real Property and the Casino Building.

    4.11  Leases.  Except as set forth on Schedule 4.11, there are no Leases or
          ------
other agreements relating to the possession or occupancy of any portion of the Real Property or the Casino Building.

    4.12  "Foreign Person" Status.  Seller is not a "foreign person" within the
          -----------------------
meaning of (S)1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

    4.13  Eminent Domain; Zoning; Street Changes; Other Litigation.  Except as
          --------------------------------------------------------
set forth in Schedule 4.13, to Seller's knowledge, there are no actions, litigation or proceedings pending, contemplated or threatened to take all or any portion of the Real Property or the Casino Building, or any interest therein, by eminent domain or to modify the zoning of, the Real Property or the Casino Building.

    4.14  Absence of Certain Changes or Events.  Except in the ordinary course
          ------------------------------------
of business, consistent with past practice, or as disclosed on the Transaction Financial Statements and Balance Sheet, or as contemplated hereunder, since December 31, 1998, Seller has not with respect to the Racetrack Business or the
Assets:

          4.14.1  Material Obligations.  Incurred any material obligation or
                  --------------------
liability (fixed or contingent), except normal trade or business obligations and liabilities incurred in the ordinary course of business and obligations and liabilities in connection with the Transactions;

          4.14.2  Discharge or Satisfaction of Liens.  Discharged or satisfied
                  ----------------------------------
any material lien, security interest or encumbrance or paid any material obligation or liability (fixed or contingent), other than pursuant to the terms of such obligation;

          4.14.3  Additional Liens.  Mortgaged, pledged or subjected to any
                  ----------------
material lien, security interest or other encumbrance any of the Assets;

          4.14.4  Acquisition or Disposition of Assets.  Transferred, leased or
                  ------------------------------------
otherwise disposed of any portion of the Assets;

          4.14.5  Compromise of Debts or Claims.  Canceled or compromised any
                  -----------------------------
debt or claim;

          4.14.6  Waiver of Material Rights.  Waived or released in writing any
                  -------------------------
rights of value to the Racetrack Business or the Assets;

          4.14.7  Rights in Licenses, Trademarks, Patents.  Transferred or
                  ---------------------------------------
granted any rights under any Intellectual Property Rights;

          4.14.8  Employee Compensation.  Made or granted any material wage or
                  ---------------------
salary increase to any Racetrack Employees, entered into any written employment contract with any officer of Seller working exclusively for the Racetrack Business or Racetrack Employee or made any material loan to, or entered into any material transaction of any other nature with, any officer of Seller working exclusively for the Racetrack Business or Racetrack Employee. Seller has made available to Buyer the salary and benefits information relative to the employees of Seller relating to the Racetrack Business;

          4.14.9  Material Contracts.  Entered into any Material Contract,
                  ------------------
except for (i) Contracts listed in Schedule 4.16, (ii) the Transaction Documents, and (iii) sales or purchases in the ordinary course of business;

          4.14.10 Casualty Loss.  Experienced any material damage, destruction
                  -------------
or loss (whether or not covered by insurance) to the Assets;

          4.14.11 Material Adverse Change.  Experienced any adverse change in
                  -----------------------
the financial condition, business, results of operations, properties or assets of the Racetrack Business or the Assets that would reasonably be likely to result in a Material Adverse Effect other than any such adverse change which results from economic conditions which generally affect the industry in which the Company operates or from economic conditions generally;

          4.14.12  Accounting.  Changed its accounting principles, methods or
                   ----------
practices or in the manner it keeps its books and records or changed its current practices with regards to sales, receivables, payables or accrued expenses; or

          4.14.13  Capital Expenditures.  Incurred any single capital
                   --------------------
expenditure or commitment materially inconsistent with the Capital Budget.

    4.15  Title to Assets, Absence of Liens and Encumbrances.  Seller has, or
          --------------------------------------------------
at the time of the Closing will have, good and valid title to all of the Assets (except for leased Assets), in each case free and clear of all mortgages, liens, charges, security interests or other encumbrances of any nature whatsoever, other than (a) liens for taxes not yet due, (b) liens in the ordinary course of business consistent with past practice, (c) matters disclosed by the Title Report, Survey and any supplements thereto or otherwise of record, and (d) matters which would be disclosed by a physical inspection of the Assets.

    4.16  Material Contracts.  Schedule 4.16 sets forth each executory Contract
          ------------------
(collectively, the "Material Contracts") (a) that obligates Seller to pay an amount of $100,000 or more and which cannot be terminated at any time without material penalty, (b) that has an unexpired term as of the date hereof of one
(1) year or more and which cannot be terminated prior to each expiration without material penalty; (c) by which any material portion of the Assets are bound; or
(d) is a written employment agreement or collective bargaining agreement.
Seller has made available to Buyer true and complete copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all oral Contracts, listed, or required to be listed, on Schedule 4.16. To Seller's knowledge, neither Seller nor the other parties thereto is in material breach of any such Material Contract, each Material Contract is valid and enforceable in accordance with its terms for the periods stated therein, and there is not under any such Material Contract any existing material default (including, but not limited to, any payment default) or event of material default or event that, with notice or lapse of time or both, would constitute such a material default. Seller has paid or accrued for, or will pay or accrue for prior to the Closing, all amounts due and owing prior to the Closing under the Assigned Contracts requiring the payment of a specific sum(s) of money on a specific date(s) or as the result of a specific occurrence(s). In addition, Seller has received all amounts due and owing it from the other parties to the Assigned Contracts requiring the payment of a specific sum(s) of money on a specific date(s) or as the result of a specific occurrence(s) (except to the extent such amounts are reflected as Accounts Receivable).

    4.17  Litigation.  To Seller's knowledge, except as disclosed in Schedule
          ----------
3.4.3, 4.5, 4.6, 4.10 or 4.17, there is no material legal, administrative, arbitration or other proceeding, claim, action, or governmental or regulatory investigation of any nature pending or, to the knowledge of Seller, threatened against or affecting the Assets.

    4.18  Assets.  To Seller's knowledge, the Assets constitute all of the
          ------
assets and properties used by, and materially necessary for the operation of, the Racetrack Business and the Casino Business as of the date of the Transaction Financial Statements and Balance Sheet, except as to Assets sold, disposed of or consumed in the ordinary course of business since such date and the Excluded Assets.

    4.19  Commissions.  Neither the Seller nor any of its directors, officers,
          -----------
employees or agents have employed or incurred any liability to, any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the Transactions.

    4.20  Labor Relations.  To Seller's knowledge, except as set forth in
          ---------------
Schedule 4.20, (a) there is no material unfair labor practice charge or complaint or union or employee grievance or arbitration against Seller pending, or, to Seller's knowledge, threatened in writing against Seller; (b) there is no labor strike, dispute, slowdown or stoppage threatened or, to Seller's knowledge, pending against Seller; (c) there is no representation claim or petition pending before the National Labor Relations Board; (d) there are no collective bargaining agreements applicable to the Racetrack Employees of Seller; and (e) there has been no material work stoppage during the past five
(5) years.

    4.21  Severance Obligations.  The consummation of the Transactions will not
          ---------------------
entitle any current or former Racetrack Employee to severance payment by Buyer, provided that Buyer complies with the provisions of Section 11.2.1 hereof.

    4.22  Employee Benefit Plans.  To Seller's knowledge, there are no liens
          ----------------------
the Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. To Seller's knowledge, except as set forth on Schedule 4.16, neither Seller nor any corporation, trade, business or other entity under common control with Seller, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, or under Section 4001 of ERISA (an "ERISA Affiliate") is or was obligated to contribute to any multi-employer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. From and after Closing, except pursuant to applicable collective bargaining agreements, pursuant to an agreement with, or membership in, the California Racetrack Federation Association or as provided in this Agreement, Buyer will have no obligation to contribute to, or any liability in respect of, any "Employee Benefit Plan" (as such term is defined below) sponsored or maintained by Seller or any ERISA Affiliate, or to which Seller or any ERISA Affiliate was obligated to contribute. Neither any applicable collective bargaining agreement nor any agreement with, or membership in, the California Racetrack Federation Association, would require Buyer to contribute after the Closing to any employee benefit plan as defined in Section 3(3) of ERISA to which only one employer contributes directly or indirectly (with the number of contributing employers being determined under Sections 414(b), (c), (m), (n) and (o) of the Code). The Seller and its ERISA Affiliates will not, in connection with the transactions contemplated by this Agreement, cease to provide any group health plan coverage to their employees in a manner which would cause Buyer to be deemed a successor employer of such Seller or its ERISA Affiliates within the meaning of Proposed Treasury Regulations Section 54.4980B-9 Q&A8(c). For purposes of this Agreement, the term "Employee Benefit Plan" means (i) any employee benefit plan within the meaning of Section 3(3) of ERISA, or (ii) any similar employment, severance or other arrangement or policy (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits, or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

    4.23  Guaranties.  Except as set forth on Schedule 4.23, there are no
          ----------
guaranties, letters of credit or performance bonds with respect to any obligations or liabilities of the Racetrack Business.

    4.24  Foreign Corrupt Practices Act.  To Seller's knowledge, Seller has not,
          -----------------------------
directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

    4.25  Affiliate Transactions.  Except as disclosed in the SEC Reports or as
          ----------------------
disclosed in Schedule 4.25, there are no Contracts, liabilities, transactions or relationships that would be required to be disclosed by the Seller by Item 404 of Regulation S-K.

    4.26  Year 2000.  Except as set forth in the SEC Reports, Seller, to its
          ---------
knowledge, has taken all actions necessary and appropriate to confirm that there shall be no material adverse change to the Racetrack Business's business or electronic systems or material interruptions in the Racetrack Business by reason of the advent of the year 2000; provided, however, no representation or warranty is being made with respect to Seller's systems suppliers.

    4.27  Intellectual Property Rights.  To Seller's knowledge:
          ----------------------------

          (a) Section (a) of Schedule 4.27 contains a complete and correct list of all: (i) U.S., state, and foreign trademark, service mark, and trade name registrations and applications owned by--or, for applications, filed on behalf of--Seller that are material to the Racetrack Business, or that contain the phrase HOLLYWOOD PARK or a substantially similar phrase, including an identification of the mark at issue, the registration or application number, the registration date (if applicable), and the class and description of the related goods or services; and (ii) all other trademarks, service marks, or trade names that are owned by Seller and material to the Racetrack Business.

          (b) Section (b) of Schedule 4.27 contains a complete and correct list of all: (i) U.S. and foreign copyright registrations and applications owned by-- or, for applications, filed on behalf of--Seller that are used or held for use principally in connection with the Racetrack Business, including an identification of the title and nature of the work at issue and its registration number (if applicable); and (ii) major categories of materials, other than computer programs, that are likely to be protected by copyright laws, owned by Seller and material to the Racetrack Business.

          (c) Section (c) of Schedule 4.27 contains a complete and correct list of all U.S. and foreign patent registrations and applications owned by--or, for applications, filed on behalf of--Seller that are material to the Racetrack Business, including an identification of the title and nature of the work and its registration or application number.

          (d) Section (d) of Schedule 4.27 contains a complete and correct list of all trade secrets and confidential or other proprietary information (including customer lists and customer databases) that are owned by Seller and material to the Racetrack Business.

          (e) Section (e) of Schedule 4.27 contains a complete and correct list of all computer programs owned by, or licensed to, Seller that are material to the Racetrack Business.

          (f)  Except as set forth on Schedules 2.2.9 and 2.2.10, Section (f) of
Schedule 4.27 contains a complete and correct list of all: (i) agreements granting Seller the right to use any Intellectual Property Rights material to the Racetrack Business; (ii) all agreements by which Seller has licensed third parties any of the Intellectual Property Rights assigned to Buyer hereunder; and
(iii) all other agreements or obligations of any sort limiting the use of or otherwise impacting any of the Intellectual Property Rights assigned to Buyer hereunder. Except as identified on Schedule 4.27, the agreements identified in Section (f) of Schedule 4.27 are valid and binding obligations of Seller, enforceable in accordance with their terms, and neither Seller nor any other Person party thereto is in default thereunder.

          (g)  Except as set forth in Section (g) or elsewhere in Schedule 4.27:
(i) no claim is pending or threatened to the effect that the present or past use of the Intellectual Property Assets by Seller infringes upon, or conflicts with, the rights of another Person; (ii) Seller's current use, sale, or licensing of the Intellectual Property Assets does not infringe upon or violate any rights of another Person; (iii) no Person is infringing upon Seller's rights in and to the Intellectual Property Assets; (iv) none of the Intellectual Property Assets are subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by Seller, or restricting the licensing thereof by Seller; and
(v) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any Intellectual Property Asset, except as may be provided in any licenses or other agreements by which Seller holds any third-party Intellectual Property Rights.

          (h) Except as set forth in Section (h) of Schedule 4.27, Seller is not currently obligated to make royalty or other payments to any owner of, licensor of, other claimant to, or any other Person regarding any Intellectual Property Assets.

          (i) Except as set forth on Schedules 2.2.9 and 2.2.10, the Intellectual Property Assets include all Intellectual Property Rights which are owned or used by Seller and material to the conduct of the Racetrack Business in the manner that the Racetrack Business has heretofore been conducted.

          (j) Except as identified otherwise on Schedule 4.27, (i) the registrations listed on Schedule 4.27 are valid and subsisting in full force and effect and have not expired or been canceled or abandoned; (ii) there is no pending or threatened, opposition, interference, cancellation, or other legal or governmental action or proceeding before any court or registration authority with respect to the registrations listed on Schedule 4.27; and (iii) Seller is the sole and exclusive owner of all the Intellectual Property Assets identified on Schedule 4.27 other than those third-party Intellectual Property Rights licensed to Seller and identified in Section (f) of Schedule 4.27.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ----------------------------------------

     As an inducement for Seller to enter into this Agreement, Buyer represents and warrants to Seller that each of the following statements is true and correct as of the date hereof, and shall be true and correct as of the Closing Date (as such representations and warranties may be modified or amended pursuant to
Section 12.12 hereof):

     5.1  Organization, Corporate Power and Authority.  Buyer is a corporation
          -------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Kentucky and is duly qualified to do business as a foreign corporation in the jurisdictions in which Buyer conducts its business, except where the failure so to qualify will not have a material adverse effect on Buyer's ability to perform its obligations under the Transaction Documents and, after the Closing, to use the Assets and operate the Racetrack Business. Buyer has all requisite corporate power and authority to acquire, own, lease and operate the Assets, to conduct the Racetrack Business and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

     5.2  Authorization of Agreement.  The execution, delivery and performance
          --------------------------
by Buyer of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, have been duly authorized by all necessary corporate action by Buyer. This Agreement has been, and each other Transaction Document to which Buyer is a party will be at the Closing, duly executed and delivered by Buyer and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     5.3  Effect of Agreement.  The execution, delivery and performance by Buyer
          -------------------
of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, will not violate the Certificate of Incorporation or By-laws of Buyer or any judgment, award or decree or any material indenture, material agreement or other material instrument to which Buyer is a party, or by which Buyer or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer, except to the extent the effect thereof will not be materially adverse to Buyer's ability to fulfill its obligations under the Transaction Documents to which it is a party and, after the Closing, to use the Assets and operate the Racetrack Business.

     5.4  Approvals.  Except as set forth in Schedule 5.4 and except for filings
          ---------
pursuant to the HSR Act, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Buyer for the execution and delivery by Buyer of the Transaction Documents to which it is a party or the consummation by it of the Transactions. Buyer has received all required consents from its lender(s) necessary for Buyer to execute this Agreement and consummate the Transactions. To the knowledge of Buyer, there are no facts relating to the identity or circumstances of Buyer that would prevent or materially delay obtaining any of the required consents.

     5.5  Commissions.  Except for CIBC Oppenheimer, whose fees shall be Buyer's
          -----------
sole responsibility, neither Buyer nor any of its directors, officers, employees or agents have employed, or incurred any liability to, any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the Transactions.

     5.6  Financing.  Buyer has sufficient funds available (through existing
          ---------
credit arrangements) to consummate the Transactions. To the extent Buyer's internal financing sources become unavailable, Buyer will promptly arrange for alternate financing for the Transactions, which financing will be in place in time to permit the Closing to occur on August 31, 1999.

     5.7  Buyer's Investigation.  Buyer is an experienced investor in real
          ---------------------
estate and a sophisticated operator of racing tracks and will make its own investigation and analysis of the Real Property and Assets as Buyer deems necessary with respect to the condition, suitability, compliance with law, and prospects for future development of the Real Property and Assets for Buyer's use and all other aspects of this Transaction. Buyer will rely upon its own (and its consultants') inspections, investigations and analyses of the Real Property and other Assets, and, with the exception of only those express representations and warranties of Seller (as modified by the results of Buyer's inspections and investigations) set forth herein, upon which Buyer shall be entitled to rely, Buyer will not rely in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Sellers or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters it being expressly acknowledged that Seller has not verified the accuracy or completeness of any such information or the qualification of the persons preparing such information. Buyer acknowledges that Seller has not made any representations or warranties regarding the condition or suitability of the Assets, except as expressly set forth in this Agreement.

6.   COVENANTS OF SELLER.
     --------------------

     6.1  Real Property Matters.
          ---------------------

          6.1.1  Resubdivision.  Seller shall promptly and diligently process
                 -------------
the approval of such lot line adjustments, parcel maps and/or tentative maps and related approvals and conditions as may be approved or required by the City of Inglewood, and the finalization and/or recordation thereof, pursuant to which the Casino Building and the Real Property, on the one hand, and the "Remainder Parcels" on the other hand, will be legally subdivided into separate legal parcels substantially as outlined on Exhibit A hereto (the "Resubdivision"). All costs associated with the preparation, processing and recordation of the Resubdivision shall be borne by Seller.

          6.1.2  Survey.  Buyer acknowledges that Seller has heretofore
                 ------
delivered to Buyer a copy of that certain ALTA ACSM Land Title Survey of the Casino Building, the Real Property and the Remainder Parcels, prepared by Psomas & Associates and dated February 14, 1997 (the "Survey"). Seller shall promptly cause the Survey to be supplemented at such time as the Preliminary Title Report is issued and when the Resubdivision is in final form to reflect the subdivision of subject real property. All costs of preparation of the Survey and supplements thereto shall be borne by Seller.

          6.1.3  Preliminary Title Report.
                 ------------------------

               (a) Within ten (10) days following mutual execution of this Agreement, Seller shall request First American Title Insurance Company (the "Title Company"), to prepare a preliminary title report with respect to the Casino Building, the Real Property and the Remainder Parcels setting forth the legal description of the Casino Building and Real Property together with the Remainder Parcels and containing such exceptions as the Title Company would specify in an American Land Title Association ("ALTA") form of owner's policy of title insurance and to deliver said preliminary title report to Buyer and Seller and, in addition, to deliver to Buyer and Seller legible copies of all documents of record or in its possession identified as exceptions in said preliminary title report (such preliminary title report and legible copies of documents are hereinafter collectively referred to as the "Preliminary Title Report").

               (b) Buyer may, not later than fifteen (15) days following the date of its receipt of the Preliminary Title Report (and also not later than fifteen (15) days following the date of Buyer's receipt of any supplemental Survey or Preliminary Title Report modifying the legal description of the Casino Building or Real Property or containing exceptions not contained on the original Preliminary Title Report and not caused by Buyer, together with legible copies of all documents identified as additional exceptions in Schedule B of the Preliminary Title Report), give written notice to Seller disapproving any items shown in the Survey or specified or identified in said Preliminary Title Report or supplemental Survey or Preliminary Title Report, and identifying the items disapproved. If Buyer does not timely give notice of disapproval as aforesaid, then Buyer shall be deemed to have approved all items on the Survey, Preliminary Title Report and any supplementals thereto, as the case may be.

               (c) If Buyer shall timely give notice of disapproval as aforesaid, Seller shall, within ten (10) days after the receipt of such notice, advise Buyer of (i) those matters which Seller agrees to use reasonable efforts to remove at Seller's cost and expense, and
          (ii) those matters which Seller is unable or unwilling to remove. If Seller is unable or unwilling to remove any such exception, Seller shall not be in default hereunder as a result hereof, and Buyer's sole remedy shall be to terminate this Agreement by written notice delivered to Seller within ten (10) business days after Seller has notified Buyer in writing of Seller's inability or unwillingness to remove such exception.

     6.2  Conduct of Racetrack Business.  During the period from the date hereof
          -----------------------------
to the Closing Date, unless Buyer consents otherwise in writing (which consent shall not be unreasonably withheld), Seller shall:

          6.2.1  Ordinary Course.  Conduct the Racetrack Business only in the
                 ---------------
ordinary course consistent with past practice, except as contemplated by this Agreement;

          6.2.2  Preservation of Goodwill.  Use reasonable efforts to preserve
                 ------------------------
the goodwill of those of its suppliers, customers and distributors having business relations with the Racetrack Business;

          6.2.3  Maintain Insurance.  Maintain any insurance coverage existing
                 ------------------
as of the date hereof against loss or damage to the Assets;

          6.2.4  Sale of Assets.  Not transfer or encumber any of the Assets
                 --------------
except for any transfer or encumbrance in the ordinary course of business;

          6.2.5  Maintenance of Assets.  Maintain the Assets, in the aggregate,
                 ---------------------
in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, and except for Assets disposed of, sold or consumed in the ordinary course of business;

          6.2.6  Assigned Contracts.  Not materially amend any Assigned Contract
                 ------------------
or be in default under any Material Contract (other than to the extent that the execution of this Agreement and the consummation of the Transactions may or may be alleged to constitute a default under any Material Contract);

          6.2.7  Employment Contracts.  Except for "stay bonuses" or special
                 --------------------
severance agreements to be paid by Seller, not materially increase the compensation or other remuneration of any of Seller's current officers working exclusively in the Racetrack Business or key Racetrack Employees; and

          6.2.8  Collective Bargaining Agreements.  Not enter into new or amend
                 --------------------------------
any existing collective bargaining agreements unless the terms of such agreement or amendment as an entirety are not materially less favorable to the Racetrack Business than the previous applicable agreement.

     6.3  Access.  Seller will (a) during ordinary business hours and upon
          ------
reasonable notice from Buyer, permit Buyer and its authorized representatives to have access to all Assets in order to make such inspections, tests, and investigations as Buyer shall deem appropriate, (b) furnish, as soon as reasonably practicable, to Buyer or its authorized representatives such other information in Seller's possession with respect to the Assets as Buyer may from time to time reasonably request (including monthly financial information relating to the Racetrack Business as soon as practicable after the end of each calendar month), and (c) otherwise reasonably cooperate in the examination or audit of the Racetrack Business by Buyer. Without prior notice to Seller, Buyer shall not be entitled or permitted to perform or cause to be performed any invasive actions or any drilling. Buyer shall not initiate any inquiry or request (including any inquiry or request relating to any zoning variance, zoning change or conditional use permit) directed at any governmental official with respect to the Real Property; provided, however, that nothing in this clause shall be deemed to prevent Buyer from inspecting or reviewing any or all records of any federal, state, or local governmental authority. Buyer shall immediately repair any and all damage resulting from the acts or omissions of Buyer or Buyer's agents, employees, contractors, representatives or subcontractors relating to the whole or any part of the Real Property. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims and liens arising out of the respective activities of Buyer and its authorized representatives in and about the Real Property prior to the Closing or earlier termination of this Agreement.

     6.4  No Solicitation.  Except as provided in this Section 6.4, Seller shall
          ---------------
not, and Seller shall cause its Affiliates and the respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents (collectively, "Representatives") of Seller and its Affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in negotiations or discussions relating to, or provide any information to any person concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Subject Business Transaction Proposal (as defined below), or any inquiry with respect thereto, or agree to approve or recommend any Subject Business Transaction Proposal. For purposes of this Agreement, "Subject Business Transaction Proposal" shall mean any proposal (other than any proposal by Buyer or its Affiliates) regarding any sale, lease, exchange, transfer or other disposition of all or a substantial portion of the Racetrack Business or the Assets.

     6.5  Consents.  As promptly as practicable after the date hereof, Seller
          --------
shall make all required filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties, required for Seller to consummate the Transactions. Seller shall furnish promptly to Buyer all information that is in Seller's possession and not otherwise available to Buyer that Buyer may reasonably request in connection with any such filing to be made by Buyer. Seller and Buyer shall use reasonable efforts to obtain such consents to the assignment of the Contracts as may be required. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that at the Closing, Seller will not assign to Buyer any Contract that by its terms requires, prior to such assignment, the consent of any other contracting party thereto unless such consent has been obtained prior to the Closing Date. With respect to each such Contract not assigned on the Closing Date, after the Closing Date, Seller shall continue to deal with the other contracting party(ies) to such Contract as the prime contracting party, and Buyer and Seller shall use reasonable efforts to obtain the consent of all required parties to the assignment of such Contract. Such Contract shall be promptly assigned by Seller to Buyer after receipt of such consent after the Closing Date, and thereafter shall be deemed to be an Assigned Contract for all purposes hereunder. If (i) such consent, waiver or confirmation is not obtained with respect to any such Contract and (ii) notwithstanding the provisions of Section 8.1.10, Buyer shall elect to consummate the Closing, Seller and Buyer shall cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any

Asset or any claim, right or benefit arising thereunder not transferred to Buyer pursuant to this Section 6.5.

     6.6  Collective Bargaining Agreements.  Seller has four collective
          --------------------------------
bargaining agreements which either have expired or will expire prior to the Closing Date and are or will be subject to negotiations with the following respective unions (the "Unions") for a new agreement: (a) Hotel Employees & Restaurant Employees, Local 11 (expired September 30, 1998), (b) International Brotherhood of Electrical Workers, Local 45 (expired April 23, 1999), (c) Graphic Communications International Union, Local 404 (expired April 30, 1999) and (d) Teamsters, Local 495 (expires June 30, 1999). If the negotiation of a new collective bargaining agreement with any of the above Unions results in any retroactive pay increase, benefit contribution increase, or any other retroactive adjustments for the period prior to the Closing Date or if any lump sum bonus or other similar payment is agreed to in lieu of such retroactive increase, then Seller will be responsible for paying the cost of any such retroactive increase or adjustment for the period prior to the Closing Date and for any such lump sum bonus or other similar payment agreed to in lieu of such retroactive increase applicable to the period prior to the Closing. Seller shall keep Buyer informed promptly of the status of negotiations with respect to new collective bargaining agreements with the Unions and, at Buyer's option, a representative of Buyer may participate in such negotiations.

7.  COVENANTS OF BUYER.
    -------------------

     7.1  Permits and Consents.  As promptly as practicable after the date
          --------------------
hereof, Buyer will make all filings with governmental bodies and other regulatory authorities necessary in connection with the Transactions, and use all reasonable efforts to obtain all permits, licenses, approvals, authorizations and consents of all third parties, required for Buyer to consummate the Transactions. Buyer shall promptly furnish to Seller all information that is in Buyer's possession and not otherwise available to Seller which Seller may reasonably request in connection with any such filing to be made by Seller.

     7.2  Access to Books and Records.  Except as otherwise provided herein,
          ---------------------------
Buyer shall maintain for at least seven (7) years all original books, records, files, documents, papers and agreements pertaining to the Assets, the Assumed Liabilities or to the Racetrack Business before the Closing. After the Closing, Buyer shall provide Seller and its representatives, during ordinary business hours and upon reasonable notice from Seller, with reasonable access to such original documents. If, at any time, Buyer proposes to dispose of any of such original documents, Buyer shall first provide Seller with 60 days written notice of such proposal and shall offer to deliver the original documents it wishes to dispose of to Seller at the expense of Seller. At the end of such 60 day period, Buyer may, without liability to Seller, dispose of any such original documents which Seller has not informed Buyer in writing that it desires to recover.

     7.3  Cooperation in Third-Party Litigation.  After the Closing, Buyer shall
          -------------------------------------
provide such cooperation as Seller or its counsel may reasonably request in connection with (a) any proceedings for which Buyer may be entitled to indemnification from Seller under Section 9.2 hereof; and (b) the Excluded Liabilities. Such cooperation shall include, but not be limited to: (i) making available at the reasonable request of Seller or its counsel and permitting Seller and its counsel, to make and retain copies of, any and all documents in the possession of or otherwise available to Buyer and allowing Seller to make inspections of the Real Property and the Casino Building; (ii) making available upon the reasonable request of Seller or its counsel, employees and other persons within the control of or available to Buyer to consult with and assist Seller and its counsel and to prepare for and testify in connection with any proceedings, including depositions, trials and arbitration proceedings; and (iii) making available at the reasonable request of Seller or its counsel such other resources as may be within the control of or available to Buyer. Seller shall reimburse Buyer for Buyer's reasonable, documented out-of-pocket expenses incurred (including such items as travel costs, and reasonable attorneys' fees but not including any employee salaries or overhead) in connection with fulfilling its obligations under this Section 7.3.

     7.4  Cooperation Regarding Resubdivision and Future Development.
          ----------------------------------------------------------

                (a) Buyer shall provide such cooperation as Seller or its counsel may reasonably request in connection with the processing and recordation of the Resubdivision. Seller shall provide Buyer with copies of any maps, applications, reports, data and filings provided by Seller to the City of Inglewood in connection therewith and shall reimburse Buyer for its out of pocket costs, reasonably incurred.

                (b) Seller hereby covenants and agrees to and for the benefit of Buyer that Seller shall use commercially reasonable efforts to cause any blasting or major earth moving (not to include surface grading or landscaping), conducted on the Remainder Parcels in connection with any improvements or development thereon, to be conducted at such times and in such a manner so as to mitigate the impact on the business operations of the Buyer on the Land. In the event of any future development on the Land, Buyer hereby covenants and agrees to and for the benefit of Seller, that Buyer shall use commercially reasonable efforts to cause any blasting or major earth moving (not to include surface grading or landscaping) conducted by Buyer on the Land in connection therewith, to be conducted at such times and in such a manner so as to mitigate the impact or the business operations of Seller on the Remainder Parcels.

                (c) Buyer shall provide cooperation to Seller in connection with Seller's development of the Remainder Parcels provided that the action, if any, requested of Buyer by Seller shall be at no cost or expense to Buyer and provided further that nothing herein contained shall require Buyer to take any action (nor shall Buyer be precluded from taking any such action) if and to the extent Buyer reasonably believes that the proposed development could have a material adverse effect on the use, value or utility of the Assets.

                (d) Seller shall provide cooperation to Buyer in connection with any future development by Buyer on the Land provided that the action, if any, requested of Seller by Buyer shall be at no cost or expense to Seller and provided further that nothing herein contained shall require Seller to take any action (nor shall Seller be precluded from taking any such action) if and to the extent that the proposed development could have a material adverse effect on the use, value or utility of the Remainder Parcels.

8.   CONDITIONS PRECEDENT.
     ---------------------

     8.1  Conditions Precedent to Obligations of Buyer.  The obligations of
          --------------------------------------------
Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

          8.1.1  Resubdivision.  The Resubdivision shall have been effectuated
                 -------------
as required by law through recordation or otherwise, which Resubdivision and all conditions, if any, affecting the Assets shall be in form and substance reasonably acceptable to Buyer.

          8.1.2  Title to Real Property.  Buyer shall have obtained the
                 ----------------------
unconditional commitment of the Title Company to issue its ALTA form of owner's policy of title insurance (the "Title Policy") in favor of Buyer insuring Buyer as the fee owner of the Real Property and the Casino Building in the amount of the portion of the Purchase Prices allocated to each of the Real Property and the Casino Building, subject to no exceptions except: (a) the exceptions approved by Buyer pursuant to Section 6.1.3; (b) property taxes for the current fiscal year not yet payable; (c) the Casino Lease, the Casino Sublease and the Office Lease; and (d) such other exceptions as may have been approved in writing by Buyer or imposed upon the Real Property or the Casino Building by Buyer, with endorsements, reinsurance and direct access agreements as reasonably required by Buyer.

          8.1.3  HSR Act.  All waiting periods under the HSR Act shall have
                 -------
expired or terminated.

          8.1.4  Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of Seller contained in this Agreement or in any certificate delivered to Buyer pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein) and Seller shall have delivered to Buyer a certificate to that effect. If Seller has amended any representation or warranty as contemplated by Section 12.12, such representation or warranty, as so amended, shall not constitute a Material Adverse Effect (which for purposes of this Section only shall mean $250,000 individually or in the aggregate).

          8.1.5  Financial Statements.  Buyer's receipt of December 31, 1998
                 --------------------
audited financial statements of Seller which reflect that the Racetrack Business generated 1998 earnings before interest, taxes, depreciation and amortization of at least $13,000,000. The monthly financial statements provided to Seller with respect to the Racetrack Business as provided in Section 6.3 hereof shall not reflect in the aggregate a material negative variance from calendar year 1998.

          8.1.6  Compliance with Covenants. Seller shall in all material
                 -------------------------
respects have performed and complied with all material terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at the Closing Date, and Seller shall have delivered to Buyer a certificate to that effect.

          8.1.7  Buyer's Inspections.  Buyer shall have approved the results of
                 -------------------
its inspections and investigations in connection with Buyer's purchase of the Assets and the Transactions contemplated under this Agreement not later than June 10, 1999 (the "Review Period"). Buyer shall, prior to 11:59 P.M. (Pacific Daylight Savings Time) on the last day of the Review Period, notify Seller of any objections Buyer has to the physical, seismic, structural, environmental or other condition of the Assets, other than the state of title, which shall be subject to the review periods set forth in Section 6.1.3 hereof. If Buyer does not give written notice to Seller of its objections on or prior to the end of the Review Period, Buyer shall be deemed to have had no objections thereto. If Buyer shall object as provided herein, Buyer shall have the option, which must be exercised at any time but no later than five (5) business days after the last day of the Review Period, (i) to waive its objections and proceed with the purchase of the Assets as contemplated hereby notwithstanding such objections, and Seller shall convey the Assets to Buyer, subject thereto, or (ii) to terminate this Agreement. If Buyer shall fail to give Seller notice of Buyer's elections pursuant to (i) or (ii) of this clause (a) within such 5-day period, Buyer shall be deemed to have elected option (ii) hereof.

          8.1.8  Opinion of Counsel for Seller.  Buyer shall have received the
                 -----------------------------
favorable opinion of counsel to Seller, dated the Closing Date to the effect set forth in Schedule 8.1.8.

          8.1.9  Legal Actions or Proceedings.  No legal action or proceeding
                 ----------------------------
shall have been instituted or overtly threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions.

          8.1.10 Consents Obtained.  Each party hereto shall have obtained all
                 -----------------
material consents and approvals required to be obtained from (a) any governmental authority (including if applicable under the California Gambling Control Act and the California Horseracing Board), or (b) other parties to those contracts set forth on Schedule 8.1.10, except where the failure to obtain such consents or approvals is a result of a breach by Buyer.

          8.1.11 Other Transaction Documents.  Seller shall have executed and
                 ---------------------------
delivered to Buyer a short-form trademark assignment of U.S. Registration 1,850,076 for HOLLYWOOD PARK and original counterparts of each Transaction Document (other than this Agreement) to which it is a party.

          8.1.12 Casino License.  Buyer shall be licensed to own and be the
                 --------------
lessor of the Casino.

          8.1.13 Casino Operator.  Buyer shall have approved (or deemed approved
                 ---------------
if no written notice of objection is given) California Casino Management, Inc. as the Casino Operator no later than May 20, 1999, which approval shall not be unreasonably withheld.

          8.1.14 Liquor License.  Buyer shall have obtained an "on-premises
                 --------------
liquor license" sufficient to enable Buyer to sell alcoholic beverages consistent with the past practice of the Racetrack Business.

          8.1.15  Non-Competition Agreement.  Seller shall have delivered to
                  -------------------------
Buyer an original of the Non-Competition Agreement, executed by R.D. Hubbard.

          8.1.16  Buyer's Financing.  Not later than June 10, 1999, Buyer shall
                  -----------------
have obtained the consents or approvals, if any, of its lender in respect of any financing for the Transactions.

          8.1.17  Easement Agreement Approval.  The easements contemplated by
                  ---------------------------
the Easement Agreement shall be in place and Buyer shall have approved all conditions, if any, imposed on the Land by governmental authorities with respect to the construction of the access drive.

          8.1.18  Information Technology.  Not later than May 20, 1999, Buyer
                  ----------------------
shall have completed its investigation of the information technology systems and licenses related to Intellectual Property necessary for Buyer's operation of the Racetrack Business after the Closing Date.

     8.2  Conditions Precedent to Obligations of Seller.  The obligations of
          ---------------------------------------------
Seller under this Agreement are subject, at the option of Seller, to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

          8.2.1  Resubdivision.  The Resubdivision shall have been effectuated
                 -------------
as required by law through recordation or otherwise, which Resubdivision and all conditions, if any, affecting the Remainder Parcels in form and substance reasonably acceptable to Seller.

          8.2.2  HSR Act.  All waiting periods under the HSR Act shall have
                -------
expired or terminated.

          8.2.3  Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of Buyer contained in this Agreement (as amended or supplemented through the Closing Date pursuant to Section 12.12 hereof) or in any certificate delivered to Seller pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and Buyer shall have delivered to Seller a certificate to that effect.

          8.2.4  Compliance with Covenants.  Buyer shall in all material
                 -------------------------
respects have performed and complied with all material terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at the Closing Date, and Buyer shall have delivered to Seller a certificate to that effect.

          8.2.5  Opinion of Counsel for Buyer.  Seller shall have received the
                 ----------------------------
favorable opinion of counsel to Buyer, dated the Closing Date, as to the due authorization, execution and binding effect of the Agreement and each of the other Transaction Documents.

          8.2.6  Legal Actions or Proceedings.  No legal action or proceeding
                 ----------------------------
shall have been instituted or overtly threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions.

          8.2.7   Consents Obtained.  Each party hereto shall have obtained all
                  -----------------
material consents and approvals required to be obtained from any governmental authority or other parties to those contracts set forth in Section 8.1.10, except where the failure to obtain such consents or approvals is a result of a breach by Seller.

          8.2.8   Purchase Prices.  Buyer shall have delivered the Purchase
                  ---------------
Prices in accordance with Section 3.3.

          8.2.9   Other Transaction Documents.  Buyer shall have executed and
                  ---------------------------
delivered to Seller original counterparts of each Transaction Document to which it is a party.

          8.2.10  Bank of America Lien.  Not later than June 10, 1999, Seller
                  --------------------
shall have obtained any consents required under the Bank of America Loan Agreement, including, without limitation, the agreement of Bank of America to the release of any liens on the Assets on or before the Closing Date.

          8.2.11  Casino Sublease.  Seller and the Casino Operator shall have
                  ---------------
entered into the Casino Sublease.

          8.2.12  Casino Operator.  Buyer shall have approved California Casino
                  ---------------
Management Inc. as the Casino Operator not later than May 20, 1999.

          8.2.13  Easement Agreement Approval.  Seller shall have approved all
                  ---------------------------
conditions imposed by governmental authorities with respect to the construction of the access drive described in Section 11.9.

          8.2.14  Non-Disturbance, Subordination and Attornment Agreement.
                  -------------------------------------------------------
Buyer and its lender, if any, shall have executed a Non-Disturbance, Subordination and Attornment Agreement with respect to the Casino Lease in form and substance reasonably satisfactory to Seller; provided however that Seller shall waive this condition if, on the Closing Date, the Casino Lease is senior in priority to the lien of any mortgage, deed of trust or other security device obtained by Buyer in connection with the Transaction.

9.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS.
     ----------------------------------------------

     9.1  Survival of Representations.  The representations and warranties set
          ---------------------------
forth in Sections 4.1, 4.2 and 4.3 shall survive indefinitely. All other representations or warranties contained herein shall survive until the date which is eighteen (18) months after the Closing Date and shall then expire.
Upon the expiration of a representation or warranty pursuant to this Section 9.1, unless written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to the Indemnifying Party prior to the expiration of such representation or warranty, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for breach of contract, tort or under any other legal theory.

9.2  Agreements to Indemnify.
     -----------------------

     9.2.1  General Indemnity.
            -----------------

            (a)  Seller's General Indemnity.  Subject to the terms and
                 --------------------------
     conditions of this Section 9, Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all Losses incurred by Buyer and Buyer's employees, directors, officers, shareholders and agents resulting from (i) a breach of any representation, warranty or covenant of Seller made in this Agreement, or (ii) any liabilities or obligations of Seller other than the Assumed Liabilities, or (iii) the conduct of the Racetrack Business on or prior to the Closing (except for the Assumed Liabilities). Notwithstanding anything to the contrary contained herein, Seller shall not be in breach of any representation or warranty made in this Agreement, if prior to the Closing, Buyer had knowledge that such representation or warranty was incorrect or untrue.

            (b)  Buyer's General Indemnity.  Subject to the terms and conditions
                 -------------------------
     of this Section 9, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all Losses incurred by Seller and Seller's employees, directors, officers, shareholders and agents resulting from (i) a breach of any representation, warranty or covenant of Buyer made in this Agreement, (ii) the failure of Buyer to pay, perform and discharge when due the Assumed Liabilities, or (iii) the conduct of the Racetrack Business after the Closing. Notwithstanding anything to the contrary contained herein, Buyer shall not be in breach of any representation or warranty made in this Agreement, if prior to the Closing, Seller had knowledge that such representation or warranty was incorrect or untrue.

            (c)  General Indemnification Threshold.  No claim for
                 ---------------------------------
     indemnification will be made by either party under Section 9.2.1(a)(i) or
     (b)(i) unless the aggregate of all Losses incurred by such party otherwise indemnified against under clauses (i) of Sections 9.2.1(a) or 9.2.1(b), as the case may be, exceeds $1,000,000, at which time a claim may be asserted for the entire amount of Losses incurred.

            (d)  Environmental Claims.  The provisions of this Section 9.2.1
                 --------------------
     shall be inapplicable to Environmental Claims or to Losses related to or associated with Environmental Laws or Hazardous Substances, which shall be governed exclusively by Section 9.2.2.

            (e)  Physical Condition.  Except as set forth in Sections
                 ------------------
     9.2.1(a)(i) and 9.2.2, no indemnification or other claim may be made by Buyer against Seller relating to the physical condition of the Real Property or the Casino Building, including without limitation, the structural or seismic condition thereof.

     9.2.2  Environmental Indemnity.
            -----------------------

            (a)  Seller's Indemnification of Buyer for Environmental Liabilities
                 ---------------------------------------------------------------
     Arising out of Pre-Closing Conditions and Events.
     -------------------------------------------------

            Subject to the terms and conditions of this Section 9, Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against any and all Losses incurred by Buyer as a result of Environmental Claims to the extent arising from:

                 (1) The presence of any Hazardous Substance upon or beneath the Real Property or the Casino Building including in the soil or groundwater on, or prior to, the Closing, including to the extent such Hazardous Substance passively remains or migrates after Closing (except to the extent indemnified by Buyer in Section 9.2.2(b)(1));

                 (2) Any act, event or omission that occurred at the Real Property or the Casino Building on, or prior to, the Closing;

                 (3) Any actual or alleged violation of any Environmental Law that occurred on, or prior to, the Closing; or

                 (4) Any offsite disposal of a Hazardous Substance generated on or at the Real Property or the Casino Building on, or prior to, the Closing.

            PROVIDED, HOWEVER, that Seller's indemnification of Buyer under items (1) and (2) above shall expire and be of no force or effect as to a specific Loss if such Loss is the result of actions taken by the Buyer or any successor in interest or subsequent owner of the Real Property in furtherance of a discontinuance of horse racing operations or a material construction project or material change in the nature of the use of the Real Property or the Casino Building or the addition of a material new or different use of the Real Property or the Casino Building.

            (b)  Buyer's Indemnification of Seller for Environmental Liabilities
                 ---------------------------------------------------------------
     Arising out of Post-Closing Conditions and Events.
     -------------------------------------------------

            Subject to the terms and conditions of this Section 9, Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all Losses incurred by Seller as a result of Environmental Claims to the extent arising from:

                 (1) Any Hazardous Substance that is released or becomes present (including without limitation new or additional releases of the same Hazardous Substance already present upon or beneath the Casino Building or the Real Property on, or prior to, the Closing) upon or beneath the Casino Building or the Real Property including in the soil or groundwater after Closing (except to the extent indemnified by Seller in Section 9.2.2(a)(1)), and any movement after Closing of any Hazardous Substance present on, or prior to, Closing that results from Buyer or Buyer's agents' conduct or the exacerbation of any environmental condition that results from Buyer or Buyer's agents' conduct;

                 (2) Any act, event or omission that occurs at the Real Property or the Casino Building after Closing;

                 (3) Any actual or alleged violation of any Environmental Law that occurs after Closing or any actual, alleged or proposed requirement or necessity that building or construction materials or equipment lawfully present at the Real Property or the Casino Building as of Closing (including without limitation asbestos-containing building materials and lead-based paint) be removed, abated or mitigated; or

                 (4) Any offsite disposal of a Hazardous Substance generated on or at the Real Property or the Casino Building after Closing.

            (c) Notwithstanding the foregoing or any other provision of this Agreement, the indemnification obligations in this Section 9.2.2 shall not extend to any Losses that result from any voluntary act, omission, transaction or agreement on or on behalf of the party seeking indemnification hereunder.

            (d)  Indemnification Threshold
                 -------------------------

            No indemnification will be made by either party under Section 9.2.2(a) or (b) unless the aggregate of all Losses incurred by such party otherwise indemnified against under Section 9.2.2(a) or (b) exceeds $250,000 at which time a claim may be asserted for the entire amount of the Losses incurred. Notwithstanding the foregoing, the provisions of
       Section 9.3 shall apply irrespective of whether the aggregate of all Losses incurred by a party has exceeded $250,000.

            (e) Indemnification For Costs To Comply With The Requirements of The Regional Water Quality Control Board.

                 (1) In December 1998, the Regional Water Quality Control Board, Los Angeles Region ("Regional Board"), issued tentative Waste Discharge Requirements ("WDRS") and Time Schedule Orders ("TSOS") to Seller which identified certain potential obligations of the Seller with respect to storm water runoff, water quality, and the discharge of waste water resulting from the operation of horse stables on the Real Property (hereafter, all of these obligations or requirements, to the extent they become applicable, final, valid and enforceable requirements upon Buyer, are referred to as the "Regional Board Requirements").

                 (2) Seller has engaged attorneys and consultants to assist it in evaluating the Regional Board Requirements and to assist it in negotiations with the Regional Board over the applicability of the Regional Board Requirements to the Real Property and Seller's operations thereon.

                 (3) From and after Closing, Seller shall indemnify, defend and hold harmless Buyer from any and all Losses as a result of the Regional Board Requirements. This indemnification of the Buyer by the Seller includes without limitation any and all costs associated with: (i) modification of barns or stables; (ii) installation of basins or reservoirs to contain process and stormwater; (iii) pipe construction and facility modifications necessary to transport waste water and stormwater to the sewer, so long as such modifications are necessary to meet the Regional Board Requirements; and (iv) necessary operation and maintenance, for a period not to exceed ten
            (10) years. This indemnification of the Buyer by the Seller also includes without limitation any costs to challenge or appeal any decision of the Regional Board regarding the applicability of the Regional Board Requirements to the Real Property or Buyer's operations thereon, including without limitation reasonable attorneys' fees and consultants' fees associated with the evaluation of, and negotiations with the Regional Board.

                 (4) Notwithstanding any other provision of this Agreement, including without limitation Section 9.2.2(a), Seller's obligations under the indemnity provisions set forth in this Section 9.2.2(e) shall in no event exceed $5,000,000. It is the intention of the parties that Five Million Dollars ($5,000,000) shall be the maximum amount of Seller's liability with respect to the Regional Board Requirements. Accordingly, Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all Losses incurred by Seller as a result of Environmental Claims related to the Regional Board Requirements including without limitation those matters set forth in Section 9.2.2(e)(3) in excess of Five Million Dollars ($5,000,000).

      9.2.3  Conflict.  If a matter arises which is subject to the
             --------
indemnification provisions of both 9.2.1 and 9.2.2, the provisions of 9.2.2 shall apply exclusively.

     9.2.4  Subrogation.  If the Indemnifying Party makes any payment under this
            -----------
Section 9 in respect of any Losses, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or third party with respect to such Losses; provided, however, that the Indemnifying Party shall not have any rights of subrogation with respect to the other party hereto or any of its Affiliates or any of its or its Affiliates' officers, directors, agents or employees.

          9.2.5  Other Indemnification Provisions.
                 --------------------------------

                 (a) Without limiting the generality of any provision of this Agreement, Seller shall indemnify, defend and hold Buyer harmless from and against all Losses incurred by Buyer and Buyer's employees, directors, officers, shareholders and agents resulting from: (a) any taxes imposed with respect to the operation of the Racetrack Business for periods prior to and through the Closing Date, (b) Seller's obligation to contribute to or sponsorship of or participation in any Employee Benefit Plan or (c) any withdrawal liability under Section 4201 of ERISA with respect to any Employee Benefit Plan which has arisen or may arise in connection with the consummation of the Transactions, or otherwise caused by a withdrawal by Seller or any of its ERISA Affiliates from an Employee Benefit Plan. The indemnification provided in this paragraph 9.2.5(a) shall (x) not be subject to the provisions of Section 9.2.1(c) and (y) survive the expiration provision of this Agreement and any applicable statute of limitations.

                 (b) Without limiting the generality of any provision of this Agreement, Buyer shall indemnify, defend and hold Seller harmless from and against all Losses incurred by Seller and Seller's employees, directors, officers, shareholders and agents resulting from: (a) any taxes imposed with respect to the operation of the Racetrack Business for periods after the Closing Date, (b) Buyer's obligation to contribute to or sponsorship of or participation in any Employee Benefit Plan after the Closing Date or (c) any withdrawal liability arising after the Closing Date under Section 4201 of ERISA with respect to a withdrawal by Buyer or any of its ERISA Affiliates from any Employee Benefit Plan. The indemnification provided in this paragraph 9.2.5(b) shall (x) not be subject to the provisions of
          Section 9.2.1(c) and (y) survive the expiration provision of this Agreement and any applicable statute of limitations.

                 (c) Notwithstanding anything to the contrary contained in this Agreement, Seller shall reimburse Buyer for the out of pocket costs and expenses incurred by Buyer after the Closing Date to complete the alterations of the Assets required by the Confidential Settlement Agreement, dated November 10, 1998, with respect to the settlement of litigation between Seller and Laura Marie Scotlan.

     9.3  Conditions of Indemnification.  The respective obligations and
          -----------------------------
liabilities of the Indemnifying Party to the Indemnified Party under Section 9.2 shall be subject to the following terms and conditions:

          9.3.1  Notice.  Within thirty (30) days after receipt of notice of
                 ------
commencement of any action or the assertion of any claim by a third party or governmental agency (but in any event at least ten days preceding the date on which an answer or other pleading must be served in order to prevent a judgment by default in favor of the party asserting the claim), or notice of any other matter for which indemnification may be sought, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of any claim, process or other legal pleading and, in the event the notice relates to any other matter, a reasonably detailed description of the nature of such other matter, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing that are reasonably satisfactory to the Indemnified Party. Notwithstanding the Indemnifying Party's undertaking of such defense, the Indemnified Party shall have the right to engage its own counsel, at its own expense, and participate in the defense of the claim; provided, however, that the Indemnifying Party shall retain the right in its sole and absolute discretion to make all decisions with respect to the defense, settlement or compromise of such claim, except as otherwise provided herein, provided that the Indemnifying Party remains liable for any payments due under any such settlement or compromise. The failure of the Indemnified Party to give notice of any claim or other matter within the time period specified herein shall not adversely affect the Indemnified Party's right to indemnification hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim or otherwise results in prejudice's the Indemnifying Party.

          9.3.2  Assumption of Defense.  If the Indemnifying Party, by the
                 ---------------------
fifteenth day after receipt of notice of any claim or matter (or, pursuant to the parenthetical in Section 9.3.1, by the fifth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party (but only to the extent of the indemnification obligation); provided, however, that the Indemnified Party shall not settle or compromise such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld. If after electing not to defend against such claim or proceeding, the Indemnifying Party seeks to question the manner in which the Indemnified Party defended such claim or proceeding or the amount of or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend such claim or proceeding in a reasonably prudent manner.

          Notwithstanding the preceding paragraph, the Indemnifying Party shall have the right to assume the defense of any claim or matter at any time prior to settlement, compromise or final determination thereof if the Indemnifying Party provides assurances, reasonably satisfactory to the Indemnified Party, that the Indemnifying Party will be financially able to satisfy such claim in full (to the extent of the indemnification obligation) if such claim or proceeding is decided adversely. The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claim or proceeding.

          If the Indemnifying Party assumes the defense of any claim or matter in accordance with this Section 9.3, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or matter, without the prior written consent of such Indemnified party; provided, however, that:

                 (i) the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment, except to the extent such settlement or judgement exceeds the indemnification obligation or as otherwise provided under 9.2.2(d) concurrently with the effectiveness thereof, or shall obtain and deliver to such Indemnified Party prior to the execution of a settlement a general release executed by the claimant, which general release shall release such Indemnified party from any liability in such matter;

                 (ii) the Indemnifying Party shall not be authorized to encumber any of the assets of any Indemnified Party or to agree to any restriction that would apply to any Indemnified Party or to its conduct of business; and

                 (iii) a condition to any such settlement shall be a complete release of such Indemnified Party with respect to such claim.

          If, in the reasonable opinion of counsel for the Indemnified Party, there is a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnified party may direct the defense with respect to those issues as to which a conflict exists or potentially exists at the Indemnifying Party's sole cost and expense.

          In the event both the Seller and the Buyer are potentially liable under the terms and conditions of this Agreement, including Section 9.2.2, with respect to an Environmental Claim or other matter for which indemnification may be sought, both Seller and Buyer shall participate in the defense thereof only with separate counsel of their own choice and at their own expense, subject to the rights of each party to seek indemnification under Section 9.2 for such expenses including reasonable fees and costs of attorneys and experts. The liability of Seller and Buyer with respect to such a claim or other matter shall be apportioned in accordance with Section 9.2.2 or to the extent that such provisions do not allocate responsibility entirely to one of the parties, in accordance with the parties' respective contributions to the facts and circumstances giving rise to the Environmental Claim or other matter. To the extent there is no dispute between Seller and Buyer as to the appropriate allocation of responsibility for a portion of an Environmental Claim or other matter, Seller and Buyer, if feasible, shall each assume full responsibility for their respective portion of the Environmental Claim or other matter, provided that such assumption of responsibility does not prejudice such party's rights as to the disputed portion of the Environmental Claim or other matter. In the event the Indemnifying Party exercises its right to undertake the defense against such Environmental Claim or other matter as provided above, the Indemnified Party shall at its own expense reasonably cooperate with the Indemnifying Party in such defense and timely make available to the Indemnifying Party all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as requested by the Indemnifying Party.

          9.3.3  Claim Adverse to Indemnifying Party.  Notwithstanding anything
                 -----------------------------------
to the contrary in this Section 9.3, if there is a reasonable probability that a claim may materially adversely affect the Indemnifying Party other than as a result of money damages or other money payments, the Indemnifying Party shall have the right, at its own cost and expense, to compromise or settle such claim, but the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

          9.3.4  Cooperation.  In connection with any such indemnification, the
                 -----------
Indemnified Party will cooperate in all reasonable requests of the Indemnifying Party.

     9.4  Remedies Exclusive.  Except as provided herein, the remedies provided
          ------------------
in this Section 9 shall be the exclusive remedy for monetary damages and for any Environmental Claim (whether at law or in equity) between the parties. With respect to any rights or obligations of Buyer or Seller concerning any Environmental Claims or Losses related to or associated with Environmental Laws or Hazardous Substances that are not subject to resolution pursuant to Section 9.2.2, it is the intent of Buyer and Seller that their respective rights and obligation be resolved in accordance with law. None of Seller's officers, employees, agents, stockholders, consultants, investment bankers, legal advisers or representatives shall have any liability or obligation to Buyer in connection with the Transactions contemplated by this Agreement or in respect of any statement, representation, warranty or assurance of any kind made by Seller, its representatives or any other person. None of Buyer's officers, employees, agents, stockholders, consultants, investment bankers, legal advisors or representatives shall have any liability or obligation to Seller in connection with the Transactions contemplated by this Agreement or in respect of any statement, representation, warranty, or assurance of any kind made by Buyer, its representatives or any other Person.

     9.5  Damages.  Notwithstanding anything to the contrary elsewhere in this
          -------
Agreement or any other Transaction Document, no party (or its Affiliates) shall, in any event, be liable to the other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

10.  TERMINATION.
     -----------

     This Agreement may be terminated at any time on or prior to the Closing
Date:

     10.1  Injunction.  By either party if any court of competent
           ----------
jurisdiction in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

     10.2  Mutual Agreement.  By mutual written agreement of the parties.
           ----------------

     10.3  Review Period.  By Buyer (i) if Buyer shall exercise its right of
           -------------
termination as set forth in Section 6.1.3(c) or 8.1.7 hereof, (ii) if Buyer shall not approve California Casino Management as the Casino Operator in accordance with Section 8.1.13 hereof, (iii) if Buyer shall not have obtained the consent or approval of its lender in accordance with Section 8.1.16 hereof, or (iv) if Buyer shall not have completed its investigation of information systems technologies and licenses relating to Intellectual Property in accordance with Section 8.1.18. By Seller (A) if Seller shall not have obtained any consents required under the Bank of America Loan Agreement in accordance with
Section 8.2.10, (B) if Seller and the Casino Operator fail to enter into the Casino Sublease in accordance with Section 8.2.11, or (C) if Buyer shall fail to approve California Casino Management as the Casino Operator in accordance with
Section 8.1.13 hereof.

     10.4  Termination Date.  By either party if the Closing shall not have
           ----------------
occurred as provided in Section 3.1 hereof (provided that the right to terminate this Agreement pursuant to this Section 10.4 shall not be available to any party who has materially breached any representation, warranty or covenant of this Agreement; and provided further that if as of September 15, 1999, (i) there is an injunction or other order of any of the types described in Section 10.1 that has not become final and non-appealable, such termination shall be three (3) days after such injunction or other order is dissolved, but in no event later than September 30, 1999); or (ii) the Closing has not occurred as provided in
Section 3.1 hereof due solely to the failure to satisfy or waive the contingencies provided in Section 8.1.1 or 8.2.1, then the date for Closing under Section 3.1 shall be automatically extended to September 30, 1999 to enable the satisfaction or waiver of such contingencies.

     10.5  Material Breach.  By either Buyer or Seller, if there has been a
           ---------------
material breach on the part of the other party in its representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure the breaching party shall have twenty (20) business days after receipt of notice from the other party of its intention to terminate this Agreement pursuant to this Section 10.5 in which to cure such breach. Termination for material breach shall not impair any party's rights to pursue any available remedies at law or in equity.

     10.6  Uncured Asset Loss.  By Buyer if an Asset Loss (as defined in Section
           ------------------
12.16) occurs with respect to an asset material to the operation of the Racetrack Business and such Asset Loss is not cured by Seller prior to the Closing Date, it being acknowledged that Seller shall not have any obligation to do so.

     10.7  Effects of Termination.  If this Agreement is terminated pursuant to
           ----------------------
this Section 10, all obligations of the parties hereunder (except for those pursuant to Section 10 and Sections 6.3, 11.1, 12.2, 12.8, 12.9, 12.10 and 12.11) shall terminate without liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or relating to a material breach prior to termination.

11.  OTHER COVENANTS.
     ----------------

     11.1  Announcements.  Each party agrees not to make, nor cause to be made,
           -------------
any news releases or other public announcements pertaining to the Transactions without first consulting the other party and attempting to formulate a mutually satisfactory arrangement for such disclosure, and in any case will make an announcement thereafter without the consent of the other only to the extent it believes in good faith that disclosure is required by applicable law or by obligations pursuant to any rules of or listing agreement with any national securities exchange or the Nasdaq National Market System. The commencement of litigation relating to this Agreement or any proceedings in connection therewith shall not be deemed a violation of this Section 11.1.

     11.2  Employment Matters.
           ------------------

           11.2.1  Offers of Employment.  Buyer agrees that it will offer
                   --------------------
employment to all of the Racetrack Employees effective on the Closing Date (other than such non-union Employees Buyer has identified by written notice to Seller on or before the expiration of the Review Period) ("Hired Employees"), it being understood that Buyer shall thereafter be free to terminate such employees as it wishes to based on its own evaluation of such employees' performance, Buyer's business needs and such other factors as Buyer in its sole discretion deems relevant. Each Hired Employee shall be eligible to receive benefits under Employee Benefits Plans sponsored or maintained by Buyer or its Affiliates, or to which Buyer or its Affiliates contribute (and for the costs of which Seller shall not be responsible), which, in the aggregate, are at least as favorable to such Hired Employee as the benefits for which such Employee would have been eligible had such Hired Employee been employed by Buyer immediately before the Closing Date under the Employee Benefit Plans maintained or sponsored by Buyer or its Affiliates, or to which Buyer or its Affiliates contributed for its employees. To the extent any Hired Employee has accrued but unpaid wages (including vacation entitlements) as of the Closing Date, Buyer shall pay to Hired Employee such amounts as Employee would have been entitled for such amounts and at such times as Hired Employee would have been paid had Hired Employee remained an Employee of Seller. On the Closing Date, Seller shall pay to Buyer the collective amount of such accrued but unpaid wages (including vacation entitlements). Each Hired Employee's period of service and compensation history with Seller or its Affiliates shall be counted in determining eligibility for, and to the extent applicable, the amount and/or vesting of, vacation benefits or any benefits or practice as to which period of service is a factor, including benefits under each Employee Benefit Plan maintained or sponsored by Buyer or its Affiliates, or to which Buyer or its Affiliates contribute. Each Hired Employee shall be covered as of his date of hire under any Employee Benefit Plan maintained or sponsored by Buyer or its Affiliates, or to which Buyer or its Affiliates contribute, providing health care benefits (whether or not through insurance) without regard to any waiting period or any condition or exclusion based on any pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors, and shall receive full credit for any co-payments or deductible payments made before the Closing Date.

     Seller shall cause the interests of Employees in the Hollywood Park, Inc. 401(k) Investment Plan (the "HP Plan") to become fully vested at the Closing Date and distributable immediately thereafter unless it reasonably concludes that causing vesting and distributability prejudices the tax qualification of the HP Plan or creates severe administrative hardship for Buyer in either of which case, upon the request of Seller made within two (2) years after the Closing Date, Buyer shall cause a defined contribution plan qualified under code
Section 401(a) and maintained or sponsored by Buyer or its Affiliates (the "Buyer Plan") to accept from the HP Plan a plan-to-plan transfer under Code
Section 414(l) of the assets allocated to accounts of Employees and liabilities attributable thereto; provided that for purposes of the foregoing, Seller at its own expense shall, if requested by Buyer, in order to demonstrate prejudice to the tax qualification to the HP Plan, apply to the Internal Revenue Service where appropriate for rulings that causing vesting and distributability do not prejudice the tax qualification of the HP Plan and shall vigorously prosecute such application, and if such application is filed and vigorously prosecuted the determination of whether to cause full vesting and immediate distributability or a plan-to-plan transfer shall be deferred until the conclusion of the IRS ruling process, or, if earlier, two (2) years from the Closing Date; provided further that Buyer or its counsel shall at its own expense have the right and opportunity to review ruling application papers and consult with Seller during the application process. In the event an Employee receives an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code) from the HP Plan, Buyer shall cause the Buyer Plan to accept a direct rollover of such eligible rollover distribution (including, but not limited to, any portion of such eligible rollover distribution comprised of the outstanding balance of a loan from the HP Plan to such Employee).

          11.2.2  Retention of Liabilities.  Seller shall be responsible for all
                  ------------------------
liabilities, if any, resulting from Seller's termination of any Racetrack Employee, including, but not limited to, (i) hospitalization or medical claims;
(ii) any claim asserting the right to participate in any medical insurance program on a "self-pay" basis under COBRA or any comparable state or local law; and (iii) any claims or litigation resulting from such terminations and/or the sale of the Assets, regardless of when such claims may be asserted; provided, however, that Seller shall not be responsible for any such liabilities to the extent such liabilities are caused or are exacerbated by Buyer's breach of any of its covenants in Section 11.2.1 hereof.

          11.3  Cooperation.  Each party hereto agrees, both before and after
                -----------
the Closing, to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions (which shall not include any obligation to make payments).

          11.4  Excluded Assets.  If, after the Closing Date, Excluded Assets,
                ---------------
including, but not limited to, proprietary information of Seller, shall remain on the Real Property, then Buyer shall take reasonable efforts to deliver such Excluded Assets to Seller at the expense of Seller and, so long as such information shall remain on the Real Property, Buyer shall exercise the same reasonable degree of care with respect thereto as it does with respect to its own property.

          11.5  Tax Cooperation.  After the Closing, the parties shall, and
                ---------------
shall cause their respective Affiliates to, cooperate with each other in the preparation of all tax returns and shall provide, or cause to be provided, to such other party any records and other information reasonably requested by such party in connection therewith as well as access to, and the cooperation of, the auditors of such other party and its Affiliates. After the Closing, the parties shall, and shall cause their respective Affiliates to, cooperate with the other party in connection with any tax investigation, tax audit or other tax proceeding relating to the Racetrack Business or the Assets. Any information obtained pursuant to this Section relating to taxes shall be kept confidential by the other party.

          11.6  Best Efforts.  Each party will use its best efforts (excluding
                ------------
the institution of litigation) to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement to the end that the Transactions shall be effected substantially in accordance with the terms of this Agreement as soon as reasonably practicable. In addition, each party will use reasonable efforts to ensure that its representations and warranties remain true and correct in all respects as of the Closing Date.

          11.7  Non-Parimutuel Gaming.
                ---------------------

                11.7.1  Buyer's Covenant.  If at any time within sixty (60)
                        ----------------
months after the Closing Date, Buyer shall conduct or contract with a third party to conduct or become legally able to conduct other forms of gaming not presently legal under the laws of the State of California, including, without limitation, video lottery terminal or slot machine gaming ("Non-Parimutuel Gaming"), on the Real Property, Seller (or at Seller's option, its designee) shall be entitled to receive as additional purchase price hereunder an amount equal to fifty percent (50%) of the "net revenue" (the "Additional Purchase Price Payments") generated by such Non-Parimutuel Gaming. The parties acknowledge that Non-Parimutuel Gaming does not include any wagering on horseracing, including by means of the internet or telephone. The term "net revenue" shall mean all receipts generated by Non-Parimutuel Gaming less the expenses relating to such Non-Parimutuel Gaming, including indirect expenses relating to capital employed with respect to such Non-Parimutuel Gaming, including a pro rata allocation for the fair market rental value of the Real Property used for the Non-Parimutuel Gaming and any horsemens' share, but without any charge for corporate overhead or other similar allocations of indirect expenses not directly related to the Non-Parimutuel Gaming, determined in accordance with generally accepted accounting principles, consistently applied. The Additional Purchase Price Payments constitute additional consideration under this Agreement without which Seller would not agree to the Transactions contemplated hereunder. In the event the parties are at any time unable to agree on the categories of expenses to be included in the calculation of "net revenue" as defined herein, such matter shall be resolved in accordance with the provisions of Section 11.7.6 hereof.

                11.7.2  Terms.  The terms of Buyer's obligation to make the
                        -----
Additional Purchase Price Payments shall be as follows:

                        (a) The Additional Purchase Price Payments shall be paid to Seller (or at Seller's option, its designee) monthly, on or before the fifteenth (15th) day following the end of each calendar month in which Non-Parimutuel Gaming is conducted. If at the end of any calendar year, an adjustment is appropriate pursuant to Section 11.7.4, Buyer or Seller shall make the appropriate payment to the other party within ten (10) days of completion of the final audit under Section 11.7.4. Each calendar year shall be considered an independent accounting period for the purpose of computing the amount of the Additional Purchase Price Payments.

                        (b) The Additional Purchase Price Payments shall be paid to Seller (or, at Seller's option, its designee) for a period of twenty (20) years if the Buyer is permitted to operate Non-Parimutuel Gaming on the Real Property, and on or before the expiration of the twenty-year term, Buyer exercises the Purchase Option, as provided in subparagraph (c) below. If such option is not exercised as therein provided, the Additional Purchase Price Payments shall continue in perpetuity. Notwithstanding the foregoing, the Additional Purchase Price Payments shall be paid to Seller (or, at Seller's option, its designee) for a period of only ten (10) years if the Buyer shall be legally permitted to operate Non-Parimutuel Gaming on the Real Property and card club casinos shall become legally permitted to conduct Non-Parimutuel Gaming in the State of California.

                        (c) Buyer shall have a one-time option (the "Purchase Option") to purchase all, but not less than all, of Seller's interest in the revenue of the Non-Parimutuel Gaming ("Seller's Interest") subject to the following terms: (i) Buyer may exercise this Purchase Option only by giving written notice to Seller ("Exercise Notice") not more than twelve (12) months and not less than three (3) months prior to the expiration of the twentieth (20th) year of the operation of Non-Parimutuel Gaming;
                (ii) the purchase price for the Purchase Option ("Option Price") shall equal two (2) times the EBITDA of Non-Parimutuel Gaming (i.e. four (4) times Seller's share of the EBITDA of Non-Parimutuel Gaming) for the twentieth (20th) year, determined on a consistent basis with prior years and exclusive of extraordinary charges incurred or paid during the twentieth
                (20th) year; (iii) the Option Price shall be paid in cash within thirty (30) days of its determination, subject to regulatory and other necessary approvals. In the event of a dispute as to the EBITDA for the twentieth (20th) year, such determination shall be made in accordance with the same procedures specified in
                Section 11.7.4.

                11.7.3  Records.  For the purposes of ascertaining compliance by
                        -------
Buyer of its obligations under this Section 11.7, Buyer shall prepare and keep or cause to be prepared and kept on the Real Property for a period of not less than seven (7) years after each fiscal year, adequate records which shall show all receipts as well as all expenses paid or required to be paid in connection with the operation of the Non-Parimutuel Gaming, whether operated by Buyer or a third party and shall make such records available for inspection by Seller as herein provided. Monthly reports of receipts and expenses shall be provided to Seller concurrently with each payment of Additional Purchase Price.

                11.7.4  Audited Financial Statements.  In connection with each
                        ----------------------------
annual audit of its financial statements, Buyer shall prepare and shall have its independent public accountant who shall at all times be a "Big-Five" accounting firm, review a schedule of the "net revenues" derived from Non-Parimutuel Gaming during the preceding calendar year and shall cause such schedule to be delivered to Seller as soon as practicable and in any event within ninety (90) days of the end of the calendar year. Seller shall have sixty (60) days after receipt of each such schedule in which to raise questions with respect to the calculation of net revenues for the period in question. If Buyer and Seller are not able to resolve any questions raised by Seller within thirty (30) days of its determination of whether adjustments to the calculation prepared by Buyer's auditors is required, an audit shall be made by a "Big-Five" accounting firm mutually acceptable to Buyer and Seller. The determination of such firm (whose fees shall be paid equally by Buyer and Seller) shall be conclusively binding on Buyer and Seller.

          11.7.5  Lobbying Expenses.  Seller and other interested parties have
                  -----------------
made commitments to lobby for the passage of laws which would permit Non-Parimutuel Gaming on the Real Property. Buyer and Seller shall share equally in the first $1,000,000 of such out of pocket expenses incurred between the Closing Date and December 31, 2000. Seller acknowledges that, as of the date hereof, Buyer has not made any commitment to contribute to the cost of marketing or seeking approval of any voter initiative related to Non-Parimutuel Gaming.

          11.7.6  Net Revenue and Expense Items.  In the event of a dispute
                  -----------------------------
between Seller and Buyer as to whether any items of expense are properly deductible from the gross receipts generated by Non-Parimutuel Gaming for purposes of determining "net revenues", Buyer's auditors and Seller's auditors shall have 15 days after submission of a dispute to seek to mutually agree upon whether one or more items is properly an item of expense for purpose of the net revenue computation. If they are unable to agree, they shall mutually select another "Big-Five" accounting firm which shall make the determination and whose decision, in the absence of manifest error, shall be conclusive and binding on the parties, each of whom shall be entitled to present evidence in support of its position. The cost of the parties accounting firms shall be borne by the respective parties and the costs of any third accounting firm selected shall be borne equally by Buyer and Seller.

          11.8  Non-Compete.
                -----------

                11.8.1  Recitals.
                        --------

                        (a) In substance, the transactions contemplated by this Agreement effect, among other things, the sale by the Seller of the Racetrack Business and Buyer's indirect purchase of the goodwill of Seller in the Racetrack Business;

                        (b) Buyer and its Affiliates intend to engage in the Racetrack Business in the Los Angeles, Orange, Ventura, or San Diego California Counties (the "Territory");

                        (c) If Seller were to compete with Buyer's or any of its Affiliate's operation of the Racetrack Business in the Territory, Buyer would be deprived of the full benefit of any reputation or goodwill associated with the Racetrack Business, as the Racetrack Business may exist on and after the Closing Date; and

                        (d) The covenants provided in this Section 11.8 are material, significant and essential to effecting the transactions contemplated by the Agreement, and good and valuable consideration under the Agreement has been transferred from Buyer to Seller in exchange for such covenants.

                11.8.2  Covenant Not to Compete.  From the Closing Date until
                        -----------------------
the fifth (5th) anniversary of the Closing Date, neither Seller nor its Affiliates, will directly or indirectly, except on behalf of Buyer and its respective Affiliates: (i) own, operate or manage (directly or indirectly with others) a thoroughbred horse racetrack in the Territory; (ii) conduct off-track wagering in the Territory or (iii) solicit any Hired Employee so long as such employee remains employed by Buyer or within six months thereafter.

                11.8.3  Savings Clause.  It is the desire and intent of the
                        --------------
parties to this Agreement that this Section 11.8 be enforced to the fullest extent permissible under the law and public policies of each jurisdiction in which enforcement is sought. If this Section 11.8 is determined to be illegal or unenforceable in any jurisdiction - because it extends for too long a time, because its geographic scope is too great, because the business it covers is too broad or for any other reason or reasons - there shall be deemed to be made those changes, and only those changes, necessary so that it is valid and enforceable in such jurisdiction or jurisdictions.

                11.8.4  Injunctive Relief.  Buyer and Seller agree that the
                        -----------------
remedies of Buyer and its respective Affiliates at law would be an inadequate remedy in the event of breach or threatened breach of this Agreement and thus, in any such event, Buyer and its Affiliates may, either with or without pursuing any potential damage remedies (including, without limitation, remedies available pursuant to Section 9 and Sections 12.10 and 12.11), immediately obtain and enforce an injunction from a court of competent jurisdiction prohibiting Seller from violating this Agreement. Notwithstanding Section 12.10, the prevailing party in any action regarding this Section 11.8 will, in addition to any other remedies the prevailing party may obtain, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred in enforcing or defending its rights under this Section 11.8.

                11.8.5  Non-Competition Agreement of R.D. Hubbard.  On the
                        -----------------------------------------
Closing Date, Seller shall deliver to Buyer the agreement of R.D. Hubbard to refrain from participating in the day to day operations of a thoroughbred horse racetrack in the territory for a period of two (2) years after the Closing nor to solicit any Hired Employees during such two year period so long as they are employed by Buyer or within six months thereafter.

          11.9  Access Easements.  Promptly after the execution of this
                ----------------
Agreement, Seller shall cause its engineers to identify the exact location of easements, to provide vehicular ingress, egress and access to and from the Real Property. The easements shall be in the locations and dimensions shown on Exhibit "A", subject to modification as necessary to account for existing easements, other matters of record, physical conditions and to comply with Applicable Laws. On the Closing Date, Buyer and Seller shall execute an easement agreement ("Easement Agreement") which shall provide that (i) Seller shall grant Buyer (and successive owners of the Real Property) an easement for vehicular ingress, egress and access; (ii) Seller (or its Affiliate) shall construct an access drive over the easement area at its sole cost and expense; (iii) Buyer and successor owners of the Real Property shall maintain and repair the access drive at their sole cost and expense, and (iv) the costs associated with any continuation of the access drives onto or across the Land shall be borne by Buyer. The Easement Agreement shall be a "covenant running with the land" and shall be recorded in the Official Records of Los Angeles County on the Closing Date.

          11.10  Audit of Financial Statements of Racetrack Business.  Seller
                 ---------------------------------------------------
shall direct its auditors to perform an audit of the financial statements of the Racetrack Business as of the date designated by Buyer and otherwise pursuant to the reasonable instructions of Buyer. Seller shall not have any other obligations with respect to the preparation of such financial statements. Buyer shall be responsible for all fees and expenses of the independent auditors in connection with such audit.

          11.11  TVG Operations.  Neither Buyer (with respect to the TVG
                 --------------
Investment Agreement) nor Seller (with respect to the TVG Founders Agreement) shall take any action to cause TVG to modify or amend the rights or obligations of the other party under said agreements.

          11.12  Common Area Charges Under Casino Lease. The parties shall use
                 --------------------------------------
reasonable efforts to agree on the percentage allocation between Landlord and Tenant of Common Area charges prior to the Closing Date, and if so agreed, to modify the Casino Lease accordingly. Absent agreement, the provisions of Section
3.02 of the Casino Lease shall remain unmodified.

          11.13  Ticket Prices.  Seller shall not decrease ticket prices for the
                 -------------
Del Mar simulcast meet below 1998 prices for the comparable meet in 1998.

12.  MISCELLANEOUS.
     --------------

     12.1  Bulk Transfer Laws.  Buyer hereby waives compliance by Seller with
           ------------------
any applicable bulk transfer laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transaction contemplated by this Agreement.

     12.2  Expenses.  Whether or not the Transactions are consummated, neither
           --------
of the parties hereto shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of the Transaction Documents, or the closing of the Transactions, including, but not limited to, the fees and expenses of legal counsel, accountants, investment bankers, consultants and other experts.

     12.3  Waivers.  Either party may, by written notice to the other party, (a)
           -------
extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any certificates delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other under this Agreement. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, or delay or omission in exercise of rights or other indulgence.

     12.4  Amendments, Supplements.  This Agreement may be amended or
           -----------------------
supplemented at any time by the mutual written consent of the parties.

     12.5  Entire Agreement.  This Agreement, the documents incorporated by
           ----------------
reference and the Transaction Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party that is not embodied in this Agreement or the Transaction Documents and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

     12.6  Binding Effect, Benefits.  This Agreement shall inure to the benefit
           ------------------------
of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as set forth in Article 9, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.7  Assignability.  Neither this Agreement nor any of the parties' rights
           -------------
hereunder shall be assignable by either party (other than to an Affiliate), without the prior written consent of the other party, which consent shall be within such party's sole discretion.

     12.8  Notices.  All notices under this Agreement shall be in writing and
           -------
shall be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, or overnight courier to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. All notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices shall be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

                      (a)       If to Buyer:

                                Churchill Downs Incorporated
                                700 Central Avenue
                                Louisville, KY  40208
                                Attn:  Robert L. Decker
                                Tel: (502) 636-4588
                                Fax: (502) 636-4456

                                With duplicate notice to:

                                Gibson, Dunn & Crutcher
                                333 South Grand Avenue
                                Los Angeles, CA  90071
                                Attn:  Jonathan K. Layne
                                Tel: (213) 229-7000
                                Fax: (213) 229-7520

                      (b)       If to Seller:

                                Hollywood Park, Inc.
                                1050 S. Prairie Ave.
                                Inglewood, CA  90301
                                Attn:  G. Michael Finnigan
                                Tel: (310)419-1500
                                Fax: (310) 672-0567

                                With duplicate notice to:

                                Irell & Manella LLP
                                1800 Avenue of the Stars, Suite 900
                                Los Angeles, CA  90067-4276
                                Attn:  Sandra G. Kanengiser
                                Tel: (310) 277-1010
                                Fax: (310) 203-7199

      12.9  Governing Law; Jurisdiction.  This Agreement has been negotiated and
            ---------------------------
entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of laws provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard.

     12.10  Attorneys' Fees.  As to any litigation or arbitration (including any
            ---------------
proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, each party shall bear its own attorneys' fees and expenses.

     12.11  Equitable Remedies.  Seller and Buyer acknowledge that the remedy at
            ------------------
law for any breach, or threatened breach, of their respective covenants to consummate the Transactions will be inadequate and, accordingly, each covenants and agrees that, with respect to any such breach or threatened breach, the other will, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, be entitled to such injunctive relief as may be available from any appropriate court referred to in Section 12.9, but to no other equitable relief, except as set forth in Sections 11.8.4 and 12.15 hereof. Notwithstanding the foregoing sentence, any monetary damages which are all or a portion of any equitable relief granted hereunder shall be subject to the limitations set forth in Section 9.

     12.12  Representations and Warranties.  At any time and from time to time
            ------------------------------
prior to the Closing, Buyer or Seller may amend or supplement any of the schedules delivered by them in connection with this Agreement to reflect any matters arising between the date of this Agreement and the Closing Date not inconsistent with the parties' obligations hereunder and any applicable representation or warranty shall be deemed modified ab initio by such amendment or supplement. Notwithstanding any materiality qualification in any representation or warranty in this Agreement, certain items have been included in the schedules attached hereto which are not considered by Seller to be, and the inclusion of any item in a schedule is not an admission by Seller that such item is, material to the operation of the Racetrack Business, or condition of the Assets, taken as a whole.

     12.13  Rules of Construction.
            ---------------------

            12.13.1  Headings.  The section headings in this Agreement are
                     --------
inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section.

            12.13.2  Tense and Case.  Throughout this Agreement, as the context
                     --------------
may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

            12.13.3  Severability.  The validity, legality or enforceability of
                     ------------
the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

            12.13.4  Knowledge.
                     ---------

                     (a) Whenever a representation or warranty is stated to be based on the knowledge of Seller, or words to that effect, such phrase refers to whether any of R.D. Hubbard, G. Michael Finnigan, Donald Robbins, Euall Wyatt, Cammie Morin, Steve Arnold or Clen Bounds has actual present knowledge (without having made any investigation and without any duty to investigate or inquire) of the matters involved.

                     (b) Whenever a representation or warranty is stated to be based on the knowledge of Buyer, or words to that effect, such phrase refers to whether any of Thomas H. Meeker, Robert L. Decker, Rebecca C. Reed, Dan Parkerson or Jim Gates has actual present knowledge (without having made any investigation and without any duty to investigate or inquire) of the matters involved.

            12.13.5  Agreement Negotiated.  The parties hereto are sophisticated
                     --------------------
and have been represented by lawyers throughout the Transactions who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

            12.14  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12.15  Specific Performance.  The parties understand and agree that
                   --------------------
the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by either party , the other party shall have, in addition to a claim for damages for such breach or default, and in addition and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of this Agreement.

            12.16  Risk of Loss.  The risk of any loss, damage, impairment,
                   ------------
confiscation or condemnation of the Assets, or any part thereof (an "Asset Loss"), shall be upon the Seller at all times prior to the Closing.

            12.17  Cooperation in Exchange.  Buyer acknowledges that Seller may
                   -----------------------
transfer the Real property and/or the Casino Building to Buyer as part of a tax-deferred exchange by

Seller pursuant to Section 1031 of the Internal Revenue Code of 1986 ("Code"), and that Seller has the right to restructure all or a part of the within transaction as provided in Internal Revenue Code (S) 1031 as a concurrent or delayed (non-simultaneous) tax deferred exchange for the benefit of Seller. Buyer agrees to cooperate, and if requested by Seller, to accommodate Seller in any such exchange, provided that (i) such cooperation and/or accommodation shall be at no further cost or liability to Buyer and Seller hereby indemnifies Buyer in connection therewith; and (ii) the restructuring of the within transaction shall not prevent nor delay the Closing beyond the Closing Date. Seller, in electing to structure the sale as an exchange, shall have the right to substitute another entity or person, who will be Seller's accommodator in Seller's place and stead. Buyer and Seller acknowledge and agree that such substitution will not relieve the herein named Seller of any liability or obligation hereunder, and Buyer shall have the right to look solely to said herein named Seller with respect to the obligations of Seller under this Agreement.

     12.18  No Merger.  The parties intend that the provisions of this Agreement
            ---------
shall survive the delivery of the deeds and not merge therewith, and, without limitation, Sections 9.2 and 11.7 shall survive the Closing.

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                              "BUYER"

                              CHURCHILL DOWNS INCORPORATED,
                              a Kentucky corporation


                              By: /s/ Thomas H. Meeker
                                  --------------------------
                              Its: President/CEO
                                  --------------------------

                              "SELLER"

                              HOLLYWOOD PARK, INC.,
                              a Delaware corporation


                              By:
                                  --------------------------
                              Its:
                                  --------------------------

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                              "BUYER"

                              CHURCHILL DOWNS INCORPORATED,
                              a Kentucky corporation


                              By:
                                  --------------------------
                              Its:
                                  --------------------------

                              "SELLER"

                              HOLLYWOOD PARK, INC.,
                              a Delaware corporation


                              By: /s/ R. D. Hubbard
                                  --------------------------
                              Its: Chairman
                                  --------------------------

                            [MAP PLAN APPEARS HERE]








                                   EXHIBIT A

                                   EXHIBIT A

           A PORTION OF THE FOLLOWING PROPERTY AS DELINEATED ON THE
                                 ATTACHED MAP

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCELS 1:

PARCELS "A", "B", "C", AND THAT PARCEL OF LAND SHOWN AS "REMAINDER PARCEL 'A', IN THE CITY OF INGLEWOOD, AS SHOWN ON PARCEL MAP 23141, FILED IN BOOK 264 PAGES 32 TO 38 INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING AND RESERVING UNTO, TIDEWATER ASSOCIATED OIL COMPANY, ITS SUCCESSORS AND ASSIGNS, IN DEED RECORDED FEBRUARY 25, 1947 IN BOOK 24243 PAGE 423, OFFICIAL RECORDS, ALL MINERALS, INCLUDING BUT NOT LIMITED TO HYDRO CARBONACEOUS SUBSTANCES, TOGETHER WITH THE RIGHT TO MINE, EXTRACT, RECOVER AND REMOVE THE SAME; PROVIDED, HOWEVER, AND GRANTOR SO COVENANTS, THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, EXCEPT BY PERMISSION OF GRANTEE, ITS SUCCESSORS OR ASSIGNS, WILL NEVER ENTER UPON THE SURFACE OF SAID LANDS FOR THE PURPOSE OF MINING, EXTRACTING, REMOVING, OR RECOVERING SAID MINERALS, IT BEING EXPRESSLY COVENANTED AND AGREED, HOWEVER, THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL HAVE THE RIGHT TO MINE, EXTRACT, RECOVER AND REMOVE SAID MINERALS BY MEANS OF DIRECTIONAL OR SUBSURFACE DRILLING OR ANY OTHER RECOVERY METHOD, WHETHER SIMILAR OR DISSIMILAR, SO LONG AS THE SURFACE OF SAID LANDS IS NOT OCCUPIED OR USED, OR ITS SUPPORT MATERIALLY IMPAIRED, ALSO FROM THAT PORTION OF SAID LAND LYING EASTERLY OF THE FOLLOWING DESCRIBED LINE; BEGINNING AT A POINT IN THE NORTHERLY LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 34, DISTANT THEREON SOUTH 89(DEGREES) 59' 12" EAST 1322.40 FEET FROM THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER OF SAID SECTION, SAID POINT OF BEGINNING BEING THE NORTHWEST CORNER OF THE EAST HALF OF SAID SOUTHEAST QUARTER OF SAID SECTION; THENCE ALONG THE WESTERLY LINE OF SAID EAST HALF OF SAID SOUTHEAST QUARTER OF SAID SECTION, SOUTH 0(DEGREES) 2' 22" EAST 2590.40 FEET TO THE NORTHERLY LINE OF CENTURY BOULEVARD, 100 FEET WIDE.

ALSO RESERVING UNTO MANCHESTER AVENUE COMPANY, A CALIFORNIA CORPORATION, BY DEED RECORDED AUGUST 31, 1956 IN BOOK 52179 PAGE 412, OFFICIAL RECORDS, AN UNDIVIDED 28/200 OF ONE PERCENT OF ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES OR THE PROCEEDS THEREFROM IN AND UNDER OR THAT MAY BE PRODUCED OR SAVED FROM THAT PORTION OF SAID LAND LYING NORTHERLY OF A LINE PARALLEL WITH AND 1320 FEET MEASURED SOUTHERLY AT RIGHT ANGLES FROM THE NORTHERLY LINE OF SAID SECTION 34.

ALSO EXCEPT ALL SUBSURFACE OIL, GAS, CASINGHEAD GAS AND OTHER HYDROCARBON AND OTHER GASEOUS SUBSTANCES LOCATED ON SAID PROPERTY, AS GRANTED TO HOLLYWOOD PARK OPERATING COMPANY, A DELAWARE CORPORATION, IN A DEED RECORDED MAY 18, 1982 AS INSTRUMENT NO. 82-511580.

ALSO RESERVING UNTO MASON LETTEAU, F. T. HINTON AND JOHN R. MAC FADEN CONSTITUTING THE BOARD OF TRUSTEES OF THE ENDOWMENT CARE FUND OF INGLEWOOD PARK CEMETERY ASSOCIATION, IN DEED RECORDED MARCH 18, 1964 IN BOOK D2398 PAGE 795, OFFICIAL RECORDS, ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES LYING IN OR BELOW A DEPTH OF 500 FEET AND WITHOUT RIGHT OF SURFACE ENTRY ON THAT PORTION OF SAID LAND LYING NORTHERLY OF A LINE PARALLEL WITH AND 1320 FEET SOUTHERLY MEASURED AT RIGHT ANGLES FROM THE NORTHERLY LINE OF SAID SECTION 34.

PARCEL 2:

THAT PORTION OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 2 SOUTH, RANGE 14 WEST, SAN BERNARDINO MERIDIAN, IN THE RANCHO SAUSAL REDONDO, IN THE CITY OF INGLEWOOD, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID NORTHEAST QUARTER; THENCE ALONG THE SOUTHERLY LINE OF SAID NORTHEAST QUARTER, SOUTH 89 degrees 59' 12" EAST 1,322.40 FEET; THENCE NORTH 0 degrees 2' 10" WEST, 1,230.03 FEET TO A POINT IN THE SOUTHERLY LINE OF THE NORTHERLY 1,410.00 FEET (MEASURED AT RIGHT ANGLES), OF SAID SECTION, DISTANT EAST THEREON 1,322.16 FEET FROM THE WESTERLY LINE OF SAID NORTHEAST QUARTER; THENCE ALONG SAID LAST MENTIONED SOUTHERLY LINE WEST 1,322.16 FEET TO SAID WESTERLY LINE OF SAID NORTHEAST QUARTER; THENCE SOUTHERLY ALONG SAID WESTERLY LINE 1,229.73 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

PARCEL "B" AS SHOWN ON PARCEL MAP 7053, IN THE CITY OF INGLEWOOD, AS PER MAP RECORDED IN BOOK 73 PAGES 34 TO 37 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM A PORTION THEREOF, AN UNDIVIDED 28/200THS OF 1 PERCENT OF ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, OR THE PROCEEDS THEREFROM IN AND UNDER OR THAT MAY BE PRODUCED OR SAVED FROM SAID LAND, RESERVED BY MANCHESTER AVENUE COMPANY, IN DEED RECORDED AUGUST 31, 1956 INSTRUMENT NO. 2084 IN BOOK 52179 PAGE 412, OFFICIAL RECORDS.

ALSO EXCEPT FROM SAID PORTION THEREOF THE INTEREST OF INGLEWOOD GOLF COURSE, A PARTNERSHIP, IN ALL OIL, AND GAS ROYALTIES AND PAYMENTS DERIVED FROM THE EXISTING OIL AND GAS LEASES ON SAID LAND, OR ANY PART THEREOF, WHICH ARE PRESENTLY OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS EXCEPTED AND RESERVED BY INGLEWOOD GOLF COURSE, A PARTNERSHIP, IN DEED RECORDED NOVEMBER 21, 1962 AS INSTRUMENT NO. 1996 IN BOOK D1829 PAGE 887, OFFICIAL RECORDS.

ALSO EXCEPT FROM A PORTION OF SAID LAND, ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES LYING IN OR UNDER SAID LAND BELOW A DEPTH OF 500 FEET, BUT WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY MASON LETTEAU, F. T. HINTON AND JOHN R. MAC FADEN, BEING THE SUCCESSOR IN THE OFFICE OF CHRIS G. DEMETRIOU AND THEIR SUCCESSORS IN OFFICE AS BOARD OF TRUSTEES OF THE ENDOWMENT CARE FUND OF INGLEWOOD PARK CEMETERY ASSOCIATION, IN DEED RECORDED MARCH 18, 1964 AS INSTRUMENT NO. 1220 IN BOOK D2398 PAGE 795, OFFICIAL RECORDS.

ALSO EXCEPT FROM ALL SAID LAND OIL, MINERAL, GAS, HYDROCARBONS AND OTHER SIMILAR RIGHTS LYING BELOW THE DEPTH OF 500 FEET FROM THE SURFACE OF SAID LAND, WITHOUT ANY RIGHT OF ENTRY TO THE SURFACE OR TO THAT PORTION OF THE SUBSURFACE LESS
THAN 500 FEET IN DEPTH, AS QUITCLAIMED TO HOLLYWOOD PARK HOTEL CORPORATION, BY A QUITCLAIM DEED RECORDED AUGUST 12, 1977 AS INSTRUMENT NO. 77-888762.

                                   EXHIBIT B

                                 BILL OF SALE



     This BILL OF SALE ("Bill of Sale") is made this ____ day of April, 1999 by and among Hollywood Park, Inc., a Delaware corporation ("Seller"), and Churchill Downs Incorporated, a Kentucky corporation ("Buyer").


                                   RECITALS

     A. Buyer and Seller have entered into that certain Asset Purchase Agreement, dated as of April __, 1999 (the "Agreement"), which provides, on the terms and conditions set forth therein, for the sale by Seller and purchase by Buyer of certain assets of Seller as set forth in the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     B. The assets being sold by Seller and purchased by Buyer include, but are not limited to, Seller's tangible and intangible personal property (the "Assets") as set forth in the Agreement.

     C. Buyer desires to obtain all right, title and interest in and to any and all of the Assets.

     D. This Bill of Sale is being executed and delivered in order to effect the sale of the Assets to Buyer, as provided in the Agreement.


     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees as follows:

     1. Assignment. Seller hereby sells, grants, conveys, bargains, transfers, assigns and delivers to Buyer, and to Buyer's successors and assigns, all of Seller's right, title and interest throughout the world, in and to the Assets, to have and to hold the same forever.

     2. Assumption. Buyer, in consideration of the assignment, hereby assumes and undertakes to discharge all of the Assumed Liabilities except as otherwise set forth in the Agreement.

     3. Further Assurances. Seller agrees that it will, at Buyer's request at any time and from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and assurances as may be considered by Buyer, its successors and assigns, to be necessary or proper to better effect the sale, conveyance, transfer, assignment, assurance, confirmation and delivery of ownership of the Assets to Buyer, or to aid and assist in collecting and reducing to the possession of Buyer, any and all Assets.

     4. Construction. This Bill of Sale, being further documentation of a portion of the conveyances, transfers and assignments provided for in and by the Agreement, neither supersedes, amends, or modifies any of the terms or provisions of the Agreement nor does it expand upon or limit the rights, obligations or warranties of the parties under the Agreement. In the event of a conflict or ambiguity between the provisions of this Bill of Sale and the Agreement, the provisions of the Agreement will be controlling.

     5. Governing Law. The rights and obligations of the parties under this Bill of Sale will be construed under and governed by the internal laws of the State of California (regardless of its or any other jurisdiction's conflict-of-law provisions).

     6. Counterparts. This Bill of Sale may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.


HOLLYWOOD PARK, INC.,                   CHURCHILL DOWNS INCORPORATED,
a Delaware corporation                  a Kentucky corporation



By:  __________________________         By:  ______________________________
     __________________________              ______________________________
Its: __________________________         Its: ______________________________

                                   Exhibit C



                                     LEASE

                                by and between

                         Churchill Downs Incorporated,

                            a Kentucky corporation,

                                 as "Landlord"

                                      and

                             Hollywood Park, Inc.,

                            a Delaware corporation,

                                  as "Tenant"

                       Dated:   _________________, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

Article 1. LEASE OF PREMISES..........................................        1

        1.01  Premises................................................        1

Article 2. TERM; POSSESSION; ACCEPTANCE...............................        2

        2.01  Initial Term............................................        2

        2.02  Extension...............................................        2

        2.03  The "Term"..............................................        2

Article 3. RENT.......................................................        3

        3.01  Base Rent...............................................        3

        3.02  Common Area Charges.....................................        4

        3.03  Additional Rent; Rent Defined...........................        5

        3.04  Interest on Late Payments...............................        6

Article 4. USE AND OPERATION OF PREMISES..............................        6

        4.01  Specific Use of Premises................................        6

        4.02  Compliance with Laws....................................        7

        4.03  Independent Business....................................        7

Article 5. MAINTENANCE, REPAIRS AND ALTERATIONS.......................        7

        5.01  By Tenant...............................................        7

        5.02  By Landlord.............................................        8

        5.03  Manner of Repairs.......................................        8

        5.04  Tenant's Right to Make Repairs..........................        8

        5.05  Alterations; Improvements; Additions....................        9

        5.06  Mechanic's Liens........................................        9

Article 6.  DAMAGE AND DESTRUCTION....................................       10

        6.01  Definitions.............................................       10

                                                                           Page
                                                                           ----
        6.02  Insured Casualty........................................       10

        6.03  Uninsured Casualty......................................       10

        6.04  Termination of Lease....................................       11

        6.05  Abatement of Rent.......................................       11

        6.06  Casualty Near End of Term...............................       12

        6.07  Waiver..................................................       12

Article 7. INSURANCE, EXONERATION AND INDEMNITY.......................       12

        7.01  Liability Insurance.....................................       12

        7.02  Property Insurance......................................       13

        7.03  Tenant's Property Insurance.............................       14

        7.04  Landlord's Insurance....................................       14

        7.05  Insurance Policies......................................       14

        7.06  Waiver of Subrogation...................................       14

        7.07  Exoneration and Indemnity...............................       15

Article 8. ASSIGNMENT, SUBLETTING, HYPOTHECATION......................       16

        8.01  Landlord's Consent Required.............................       16

        8.02  Future Consents/Tenant's Liability......................       17

        8.03  Tenant Affiliates.......................................       17

        8.04  Security Deposit........................................        6

        8.05  Assignment Restrictions.................................       17

Article 9. EMINENT DOMAIN.............................................       17

        9.01  Effect on Lease.........................................       17

        9.02  Award...................................................       18

        9.03  Rebuilding..............................................       18

                                                                           Page
                                                                           ----
Article 10. TENANT'S BREACH; LANDLORD'S REMEDIES......................       18

        10.01  Tenant's Breach........................................       18

        10.02  Landlord's Remedies....................................       20

        10.03  Right to Cure Tenant's Default.........................       21

        10.04  Landlord's Remedies Not Exclusive......................       21

        10.05  Receipt of Rents.......................................       22

Article 11. LANDLORD'S DEFAULT; TENANT'S REMEDIES.....................       22

        11.01  Landlord's Default.....................................       22

        11.02  Tenant's Remedies......................................       22

        11.03  Tenant's Remedies Not Exclusive........................       22

        11.04  Payment of Rents.......................................       23

Article 12. HAZARDOUS SUBSTANCES......................................       23

        12.01  Tenant's Obligations...................................       23

        12.02  Notice of Release or Investigation.....................       23

        12.03  Definition of "Hazardous Substance"....................       23

Article 13. SUBORDINATION, NON-DISTURBANCE and attornment.............       24

Article 14. TAXES AND OTHER CHARGES...................................       24

        14.01  Payment of Taxes.......................................       24

        14.02  Tenant's Obligations...................................       24

        14.03  Right to Contest.......................................       25

Article 15. UTILITY AND OTHER SERVICES................................       25

        15.01  Utility Charges........................................       25

        15.02  Security; Landlord Nonresponsibility; Indemnity........       25

Article 16. GENERAL PROVISIONS........................................       26

        16.01  Estoppel Certificates..................................       26

                                                                           Page
                                                                           ----
        16.02  Landlord's Right of Entry..............................       26

        16.03  Waiver.................................................       27

        16.04  Surrender of Premises; Holding Over....................       27

        16.05  Notices................................................       27

        16.06  Partial Invalidity; Construction.......................       28

        16.07  Captions...............................................       28

        16.08  Memorandum of Lease....................................       29

        16.09  Readerboard Signs......................................       29

        16.10  Signage................................................       29

        16.11  Brokers' Commissions...................................       29

        16.12  Attorneys' Fees........................................       29

        16.13  Counterparts...........................................       30

        16.14  Sole Agreement.........................................       30

        16.15  Successors and Assigns.................................       30

        16.16  Time is of the Essence.................................       30

        16.17  Survival of Covenants..................................       30

        16.18  Landlord's Consent or Approval.........................       31

        16.19  Entire Agreement.......................................       31

        16.20  Joint and Several Obligations..........................       31

        16.21  No Offer...............................................       31

        16.22  Corporate Resolution...................................       31

                                     LEASE

     This LEASE is made and entered into this ___ day of ____________, 1999, by and between Churchill Downs Incorporated, a Kentucky corporation, hereinafter called "Landlord", and Hollywood Park, Inc., a Delaware corporation, hereinafter called "Tenant".

FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows.


                                  ARTICLE 1.
                               LEASE OF PREMISES
                               -----------------

     1.01  Premises
           --------

      (a)   Premises.  Landlord hereby leases to Tenant and Tenant hereby leases
            --------
from Landlord those certain improvements located on a portion of the real property more particularly described on Exhibit A attached hereto (the
                                        ---------
"Property") comprised of the casino building (the "Premises") and commonly known as 3883 West Century Boulevard, Inglewood, California 90303, which Premises are more particularly described in Exhibit B attached hereto, subject to all of the
                               ---------
terms, covenants and conditions set forth herein. Tenant acknowledges that Landlord has made no representation or warranty, express or implied, regarding the condition of the Premises except as specifically stated in this Lease.

     (b)   Common Areas.  In addition to the Premises, Tenant shall be entitled
           ------------
to use the "Common Areas" of the Property comprised of parking areas, driveways, sidewalks, walkways, loading and unloading areas, trash areas, fences and gates as described and delineated in Exhibit C attached hereto. Tenant acknowledges
                               ---------
that Landlord has made no representation or warranty, express or implied, regarding the condition of the Common Areas. Landlord shall maintain the Common Areas in neat, clean, safe, good order and condition. With respect to the Common Areas, Landlord shall have the right, from time to time, provided, that Landlord
                                                         --------
at all times provides sufficient parking facilities for the operation of Tenant's business, access to the Premises, and access between the Racetrack and the Premises all similar in convenience to that provided to patrons of the Hollywood Park Casino prior to the Closing Date to (i) make changes to the Common Areas or to close temporarily any of the Common Areas for maintenance purposes; (ii) add additional buildings and improvements to the Common Areas;
(iii) use the Common Areas while engaged in making additional improvements, repairs or alterations; and (iv) promulgate reasonable rules and regulations with respect to the use thereof. In no event will Landlord charge patrons who have already paid admission to the Racetrack for readmission to the Racetrack after visiting the Casino.

     (c)   Parimutuel Space.  Notwithstanding anything contained herein to the
           ----------------
contrary, Landlord hereby reserves unto itself use and access rights sufficient to allow Landlord to operate the parimutuel activities on that portion of the Premises described and delineated on Exhibit D hereto. Landlord shall, at its
                                     ---------
sole cost and expense, provide simulcasts of all events which are otherwise simulcast from the Racetrack to locations within the Premises consistent with the past practices of Landlord's predecessor in interest immediately prior to the date hereof. Landlord, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of all equipment necessary to the operation of the Parimutuel Space.

                                  ARTICLE 2.
                         TERM; POSSESSION; ACCEPTANCE
                         ----------------------------

     2.01  Initial Term
           ------------

     The term ("Initial Term") of this Lease shall commence on [the Closing Date] (the "Commencement Date") and shall continue for a period of one hundred and twenty (120) full calendar months thereafter unless sooner terminated pursuant to any provision hereof. The Initial Term shall end at 11:59 p.m. on
__________________.

     2.02   Extension
            ---------

     Tenant will have the option (the "Extension Option") to extend the Initial Term for one (1) period of ten (10) years (the "Extension Period") upon the same terms, covenants and conditions as herein contained, except that (i) the Base Rent for any such Extension Period will be increased as provided in Section 3.01; and (ii) there shall be no further extension options at the end of such ten-year period. Tenant may exercise such option by giving written notice to Landlord ("Exercise Notice") at least nine (9) months before the expiration of the Initial Term. Upon Tenant's giving such Exercise Notice, the Initial Term of this Lease will be automatically extended for the applicable Extension Period without the execution of an extension or renewal lease.

     (a) The Extension Option may be exercised only by written notice delivered by Tenant to Landlord as provided in this Section 16.05 and only if, as of the date of delivery of the notice, Tenant is not in Default under this Lease.

     (b) The rights contained in this Section 2.02 may be exercised by the originally named Tenant or by any assignee of Tenant's interest in this Lease if the assignment has been approved or deemed approved by Landlord in accordance with Section 8.01.

     (c) If Tenant properly exercises the Extension Option and Tenant is not in Default under this Lease on the expiration date of the Initial Term, the Term shall be extended for the Extension Period.

     2.03  The "Term"
           ----------

     The phrase "the Term" (and such similar phrases as "the term of this Lease," "the term hereof" and phrases of similar import, whether or not capitalized) will include the Initial Term, plus any Extension Period as to which Tenant exercises its right to extend this Lease pursuant to Section 2.02.

                                  ARTICLE 3.
                                     RENT
                                     ----

     3.01  Base Rent
           ---------

     (a) During the Initial Term of the Lease, Tenant shall pay to Landlord rent in the amount of two hundred fifty-thousand dollars ($250,000) per month (the "Base Rent"). Payment of the Base Rent shall be made at Landlord's offices at the Racetrack or at any other place that Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check or via electronically transmitted funds.

     (b) The Base Rent shall be increased upon the commencement of the Extension Period in accordance with the provisions of Section 3.01(c) herein.

     (c)   Extension Period Rent

           (1) As used herein, the following terms shall have the following meanings:

                 (A) "Index" shall mean the Consumer Price Index for All Urban Consumers U.S. City Average, All Items (base years 1982-1984=100), published by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics shall be used, or if the Bureau of Labor Statistics shall not publish the same, then such conversion factor, formula or table selected by Landlord as may be published by any other nationally recognized publisher of similar statistical information shall be used. In the event the Index shall cease to be published, then there shall be substituted for the Index such other index of similar nature as is then generally recognized and accepted for like determinations of purchasing power, as Landlord shall select.

                 (B) "Base Index" shall mean the Index in effect for the calendar month which is three (3) months prior to the calendar month in which the Commencement Date occurs. By way of example, if the Commencement Date occurs in February, the Base Index would be the Index for the month of November immediately preceding the Commencement Date.

                 (C) "Adjustment Date" shall mean the date on which the Extension Period commences.

                 (D) "Adjustment Index" shall mean the Index in effect for the calendar month which is three (3) months prior to the calendar month in which the Adjustment Date occurs. If the Index shall cease to be published , and there is no Index in effect for such month, the Adjustment Index shall be the most currently available quotation of the Index published prior to the relevant Adjustment Date.

           (2) The Base Rent shall be adjusted as of the Adjustment Date to be the Base Rent multiplied by a fraction, the numerator of which shall be equal to the Adjustment Index for such Adjustment Date and the denominator of which shall be equal to the Base Index, but in no event less than one (1). Landlord shall, within twenty (20) days after the publication of the Adjustment Index, give notice to Tenant of the Adjustment Index and the resulting adjustment, if any, in the Base Rent as determined by Landlord, and Landlord's computation thereof shall be conclusive and binding (except for mathematical error), but shall not preclude any further adjustment which may be required in the event of a published amendment of the Adjustment Index. If Landlord's notice is not given prior to the Adjustment Date, until receipt of Landlord's notice, Tenant shall pay, as interim Base Rent, the Base Rent in effect immediately prior to the Adjustment Date. Commencing with the next ensuing calendar month following Landlord's notice and until Landlord's notice of the Adjustment Index and adjustment of Base Rent, if any, with respect to the next succeeding Adjustment Rent required to be paid for such period as indicated in Landlord's notice, Tenant shall pay to Landlord the amount of the deficiency within twenty (20) days of Tenant's receipt of Landlord's notice. Landlord's delay in giving notice of an adjustment in Base Rent shall not constitute a waiver of Landlord's right to receive such adjusted Base Rent for all periods from and after the applicable Adjustment Date.

     (d) The Base Rent shall be paid in advance on the first day of each month during the Term, without any deduction or offset, prior notice or demand. Tenant's obligation to pay Base Rent shall commence on the Commencement Date. If the Commencement Date shall be a day other than the first day of the calendar month, or, if the Term shall end on any day other than the last day of the calendar month, then the Base Rent for the first and/or last partial calendar month of the Term, as the case may be, shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/30th of the Base Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

     (e) On the date Tenant executes this Lease, Tenant shall pay to Landlord the sum of $250,000 for the period from the Commencement Date until the first rent payment date, which amount represents the Base Rent for the first full calendar month of the Term.

     (f) Tenant shall pay to Landlord the Base Rent, Common Area Charges, Additional Rent and other payments due hereunder without abatement, deduction or set-off except as otherwise expressly provided herein.

     3.02 Common Area Charges. Tenant shall pay to Landlord during the Term hereof certain Common Area Charges (as defined below) in accordance herewith. Common Area Charges shall be allocated to Tenant and Landlord in proportion to their respective use of each of the facilities comprising the Common Areas.

     (a) "Common Area Charges" shall be an amount equal to Tenant's share of the costs, if any, incurred by Landlord in the exercise of its reasonable discretion, for the operation, repair and maintenance of the Common Areas as described in Section 1.01(c) herein, provided however, Landlord shall be solely responsible for all costs, expenses and taxes related to the construction of any additional buildings or similar capital improvements to the Common Areas or any maintenance thereto subsequent to the execution date of this Lease.

     (b) In the event of a dispute between Landlord and Tenant as to the determination of Tenant's share of Common Area Charges, Landlord's auditors and Tenant's auditors shall have 15 days after submission of a dispute to seek to mutually agree upon such determination. If they are unable to agree, they shall mutually select another "Big

5" accounting firm which shall make the determination and whose decision, in the absence of manifest error, shall be conclusive and binding on the parties, each of whom shall be entitled to present evidence in support of its position. The cost of the parties accounting firms shall be borne by the respective parties and the costs of any third accounting firm selected shall be borne equally by landlord and Tenant.

     (c) Common Area Charges shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Common Area Charges and the same shall be payable in twelve (12) equal installments during each calendar month of the Term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing the actual expenses comprising elements of Common Area Charges incurred during the preceding year. In the event Tenant has paid estimates of Common Area Charges as aforesaid and such payments exceed the actual charges indicated on Landlord's statement, Tenant shall be entitled to credit the amount of such overpayment against future payments of Base Rent. If Tenant's payments were less than Tenant's share of actual charges as indicated on such statement, Tenant shall pay to Landlord the amount of the deficiency within twenty (20) days after delivery by Landlord to Tenant of such statement.

     (d) Tenant, at its expense, may make, or cause to be made, an audit of all books and records of Landlord, including its respective bank accounts which in any way pertain to the accuracy of the Common Area Charges. Landlord shall give Tenant and its designated representatives access to such books and records at all reasonable times for purposes of making any such audit and preparing any such statement, report or financial statements. Such audit shall be made and such statements and reports shall be prepared by a person or persons selected by Tenant. The costs thereof shall be paid by Tenant; provided, however, that if such audit results in an adjustment of five percent (5%) or more or discloses any willful inaccuracy of Landlord, the cost of such audit shall be borne by Landlord.

     (e) Notwithstanding the foregoing, if Landlord makes the election set forth in the Parking License to use parking facilities on the property subject thereto, all Common Area Charges shall abate for so long as the Parking License, executed concurrently with this Lease, remains in effect.

     3.03  Additional Rent; Rent Defined
           -----------------------------

     (a) In addition to the Base Rent, Tenant shall also pay as additional rent ("Additional Rent"), without deduction or offset, all Common Area Charges, other charges relating to Tenant's use of the Premises, including, without imitation, charges for utilities, taxes, and all other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant under the provisions of this Lease whether or not the same shall be designated as Additional Rent. In the event of nonpayment of any Additional Rent when due, Landlord shall have all of the rights and remedies provided hereunder or by law for the nonpayment of rent.

     (b) As used in this Lease, the term "Rent" shall include Base Rent for the Premises, Common Area Charges and Additional Rent.

     3.04  Interest on Late Payments.
           --------------------------

     Any Rent or other amounts due from Tenant to Landlord hereunder which are not paid within five (5) days of when due shall bear interest at a rate (the "Agreed Rate") equal to two percent (2%) per annum in excess of the "reference rate" as announced by Bank of America, NT&SA, Los Angeles main office, as such rate may change from time to time, from the date due until the date paid, regardless of whether a notice of default or any other notice is given by Landlord; provided, however, if such rate is greater than the maximum rate of interest then permitted to be charged by law, the Agreed Rate shall be such maximum rate permitted by law. In the event that Bank of America, NT&SA, shall cease to exist or shall cease to announce a "reference rate" (or equivalent prime rate) or shall cease to have a Los Angeles office, there shall be substituted such alternative bank, alternative rate or alternative office as Landlord shall select. Acceptance of interest by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies.

     3.05  Security Deposit
           ----------------

     Tenant shall deposit an amount equal to one month's Base Rent with Landlord as a security deposit for the performance by Tenant of the provisions of this Lease, which shall not be construed as an advance payment of Rent hereunder. If Tenant is in Default hereunder, Landlord shall be entitled to use the security deposit, or any portion of it, to cure the Default or to compensate Landlord for damages sustained by Landlord resulting from Tenant's Default. Tenant shall immediately upon demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this Section
3.05 so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within fourteen (14) days after the expiration of the Term of this Lease or after Tenant has vacated the Premises, whichever is later. Landlord (i) may commingle the security deposit with Landlord's general funds, and (ii) shall not pay Tenant interest on the security deposit. THIS PROVISION SHALL NOT APPLY TO THE ORIGINALLY NAMED TENANT UNDER THIS LEASE OR TO ANY ASSIGNEE WITH A NET WORTH EQUAL TO OR IN EXCESS OF THE MINIMUM NET WORTH.


                                  ARTICLE 4.
                         USE AND OPERATION OF PREMISES
                         -----------------------------

     4.01  Specific Use of Premises
           ------------------------

     Tenant shall use and occupy the Premises as a card club and/or for other forms of legalized gaming, and for private parties, meetings and other ancillary uses and for no other purpose without the prior written consent of Landlord. Notwithstanding the foregoing, in the event any permitted use of the Premises becomes illegal, Tenant may use the Premises for any lawful purpose so long as such use (i) does not materially increase the burdens on the Building Systems (as that term is Section 5.01) or the Common Areas (including without limitation, parking); (ii) does not increase the real estate tax or insurance costs, unless Tenant agrees to pay any such increases; and (iii) does not compete with the types of business conducted by Landlord on the Property. Tenant understands that Landlord's primary business is the operation of a racetrack on the Property, not the leasing of commercial space, and that Landlord is entering into this transaction primarily to ensure the existence, at this location, of a first-class card club. Tenant agrees that it will not change the name of the card club without the prior consent of Landlord. Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or permit any noxious use of or nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate or jeopardize the coverage of insurance thereon.

     4.02  Compliance with Laws
           --------------------

     Landlord and Tenant shall cause all maintenance, repair and alterations to the Premises to be performed in a good and workmanlike manner and in compliance with all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements or orders now in force or hereafter enacted, promulgated, or issued and any covenants and restrictions of record (including, without limitation, government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants) (collectively, "Applicable Laws"). The obligation and expense of making any repairs, replacements, alterations or improvements to the Premises necessary to comply with all Applicable Laws shall be allocated between Landlord and Tenant pursuant to Article 5 herein.

     4.03  Independent Business
           --------------------

     By this Lease, neither party acquires any right, title or interest in or to any property of the other party except such rights as are specifically stated in this Lease. The relationship between Landlord and Tenant is solely that of landlord and tenant, and is not and shall not be deemed to be a partnership or joint venture.

                                  ARTICLE 5.
                     MAINTENANCE, REPAIRS AND ALTERATIONS
                     ------------------------------------

     5.01  By Tenant
           ---------

     Tenant will, at its sole cost and expense, perform such maintenance and repairs as are necessary to keep and maintain the non-structural portions of the Premises and all Building Systems (as hereinafter defined) in good and sanitary order, condition and repair, but excluding ordinary wear and tear; provided, however, that damage caused by casualty or by subsidence or other earth movement or by Landlord's failure to perform its obligations under this Lease shall be
governed by Articles 6 and 11, respectively.   For purposes of this Lease, the
term "Building Systems shall mean all systems and equipment serving the building and other improvements comprising the Premises, including, without limitation, mechanical, plumbing, electrical, fire/life safety, elevator, escalator, and heating, ventilation and air conditioning ("HVAC") systems.

     5.02  By Landlord
           -----------

     Landlord will, at its sole cost and expense, perform such maintenance, repairs and replacements as are required to maintain in good order, condition and repair all structural components of the Premises, including but not limited to, roof (including skylights and trap doors), foundation, footings, load-bearing and exterior walls columns and all other structural elements of the Premises. Further, if at any time during the Term hereof, any of the Building Systems, or any components thereof require replacement or repair, the cost of which would be treated as a capital expenditure under generally accepted accounting principles, (i) Landlord shall promptly perform and pay for such replacement or repair, and (ii) Tenant shall reimburse Landlord annually an amount equal to the cost of any such repair or replacement, fully amortized over its useful life in accordance with generally accepted accounting principles together with interest at the reference rate (as that term is defined in Section 3.04) on the date of the commencement of the replacement or repair, to the extent so amortized during the Term hereof. Landlord will not be in default of its obligations under this Section 5.02 if Landlord performs the repairs, replacements and maintenance within twenty (20) days after written notice by Tenant to Landlord of the need for such repairs, replacements and maintenance. If, due to the nature of the particular repair, replacement or maintenance obligation, more than twenty (20) days are reasonably required to complete it, Landlord will not be in default under this Section 5.02 if Landlord begins work within such twenty (20) day period and diligently prosecutes the work to completion. Except as otherwise provided in this Lease, Tenant waives its rights, including its right to make repairs at Landlord's expense, under California Civil Code (S)(S) 1941 - 1942 or any similar law, statute or ordinance now or hereafter in effect.

     5.03  Manner of Repairs
           -----------------

     All maintenance, repairs and replacements required to be made by either party hereunder will be made in compliance with Applicable Laws and in a good and workmanlike manner, using materials at least substantially comparable to the materials used in the original construction (or most recent renovation, if applicable) of the Premises. Each party shall commence its maintenance, repairs and replacements promptly after notification by the other of the need therefor, and carry out and complete the same with all due diligence and in such a manner as to cause the least possible inconvenience to the other in the conduct of its business at the Property. If repairs by one party can be made outside of the other party's business hours without substantial additional cost, reasonable efforts will be made to do so.

     5.04  Right to Make Repairs
           ---------------------

     Notwithstanding anything to the contrary herein, if one party provides notice to the other party of an event, condition or circumstance that requires repair, replacement or maintenance by the other party under Section 5.02, and if such party fails to complete such repair, maintenance or replacement within the period specified in Section 5.02, then the requesting party may (but shall not be obligated to) perform such repair, replacement or maintenance on the other party's behalf and at such party's cost and expense. If any repair, replacement or maintenance for which one party is responsible hereunder is of an emergency nature which, if not attended to promptly, might result in injury to persons or damage to property, or interfere with the conduct of the other party's business at the Property, then the other party, without prior notice, may perform such repairs, replacements or maintenance on the responsible party's behalf and at such party's cost and expense. Any sums owing from one party to the other under this Section 5.04 shall be due immediately at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid until reimbursed.

     5.05  Alterations; Improvements; Additions
           ------------------------------------

     Tenant shall be permitted to make any and all alterations, improvements, additions or installations ("Improvements") in or about the Premises without Landlord's consent so long as the estimated cost of any such Improvement does not exceed $100,000 and does not affect the structural parts of the Premises. Tenant shall not make or permit the making of any Improvements that affect the structural parts of the Premises or that have an estimated cost in excess of $100,000 without Landlord's prior written consent, which consent shall not be
unreasonably withheld or delayed.   No Improvements shall be undertaken until
Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary. Worker's compensation insurance covering all persons employed in connection therewith and with respect to whom death or bodily injury claims could be asserted against Landlord shall be maintained by Tenant at all times when any work is in progress in connection with any changes or alterations. All Improvements which may be made on the Premises by Tenant or any subtenant shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration or prior termination of the Lease at the election of Landlord. In the event that Landlord elects to have such Improvements removed, Tenant shall upon notice from Landlord remove any and all Improvements constructed by Tenant as directed by Landlord and shall restore the Premises to the condition it was in prior to the construction of such Improvements.

     5.06  Mechanic's Liens
           ----------------

     Tenant shall promptly pay in cash or its equivalent and discharge all claims for work or labor done or goods or materials furnished by third parties, at the request of Tenant or any Subtenant and shall keep the Premises free and clear of all mechanic's and materialman's liens in connection therewith. If any mechanic's or materialman's lien is filed for work done on behalf of Tenant or any Subtenant at, or materials supplied to, the Premises by a third party, Tenant shall remove such lien by payment or bond (regardless of whether Tenant contests the claim made by the person asserting such lien and regardless of whether such claim is valid or has any basis in fact or law) not later than thirty (30) days after written demand for such removal is made by Landlord. If Tenant shall fail to discharge any such lien within such 30-day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, take such action or pay such amount as Landlord, in its sole discretion, shall deem appropriate to remove such lien, and Tenant shall pay to Landlord as Additional Rent all amounts (including attorneys' fees) paid or incurred by Landlord in connection therewith within five (5) days after demand by Landlord, together with interest at the Agreed Rate from the date of payment by Landlord. Notwithstanding the foregoing, Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately upon demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code (S) 3143 or any similar or successor statute and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action). Landlord shall have the right to post and keep posted at any and all times on the Premises any notices for the protection of Landlord and the Premises from any such claim. Tenant shall, before the commencement of any work, or the delivery of any materials, which might result in any such lien, give to Landlord written notice of its (or any subtenant's) intention to perform such work or obtain such materials in sufficient time to enable the posting of such notices.

                                  ARTICLE 6.
                            DAMAGE AND DESTRUCTION
                            ----------------------

     6.01  Definitions
           -----------

     For purposes of this Lease, the following terms will have the meanings indicated:

     (a) "Insured Casualty" means damage or destruction to improvements on the Premises required to be covered by the insurance described in Section 7.02, including any deductible amounts or coverage limits.

     (b) "Uninsured Casualty" means damage or destruction to improvements on the Premises which is not an Insured Casualty.

     (c) "Threshold Amount" means an amount equal to (i) ten percent (10%) of the replacement cost of the Premises at the time of a casualty, without deduction for depreciation, plus (ii) available insurance proceeds, if any, payable with respect to an earthquake or other Uninsured Casualty.

     6.02  Insured Casualty
           ----------------

     If an Insured Casualty occurs, Landlord, at its cost and expense, will promptly repair, restore and rebuild the improvements on the Premises in a good and workmanlike manner and with all due diligence, to substantially the same condition as existed immediately before the Insured Casualty; provided, however, that if so requested by Tenant and approved by Landlord, acting reasonably, Landlord will incorporate such changes and modifications in the improvements as Tenant reasonably determines will make the improvements more useful for the conduct of Tenant's business, so long as the value of the improvements as so changed or modified will be generally comparable to the value of the improvements immediately before the Insured Casualty. Any deductibles or coverage limits shall be shared equally between Landlord and Tenant.

     6.03  Uninsured Casualty
           ------------------

     If an Uninsured Casualty occurs and the cost to repair and restore the same does not exceed the Threshold Amount, Landlord will promptly perform such repairs and restoration and the costs thereof shall be shared equally between Landlord and Tenant. If, however, the cost to repair and restore an Uninsured Casualty exceeds the Threshold Amount, Landlord may either: (i) perform such repairs and restoration at its expense, in which case this Lease will remain in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within sixty (60) days after Landlord becomes aware of the occurrence of the Uninsured Casualty. Such termination will be effective sixty (60) days following Tenant's receipt of such notice; provided, however, that such termination will not occur and this Lease will remain in full force and effect, and Landlord will promptly repair and restore the Premises at Tenant's sole cost and expense, if prior to the effective date of such termination Tenant gives written notice to Landlord that Tenant will pay the cost of such repairs and restoration. Landlord may require reasonable evidence of Tenant's financial ability to pay such costs and expenses. All repairs and restoration required to be performed by Landlord pursuant to this Section 6.03 will be performed in the same manner as provided in Section 6.02.

     6.04  Termination of Lease
           --------------------

     Within thirty (30) days after the occurrence of any damage to or destruction of the Premises (whether insured or uninsured) which Landlord is obligated or elects to repair and restore pursuant to this Article 6, Landlord will give written notice to Tenant setting forth Landlord's contractor's reasonable determination as to the time necessary to complete such repairs and restoration ("Landlord's Repair Time Estimate"). Notwithstanding anything to the contrary herein, if Landlord's Repair Time Estimate indicates that it will take more than two hundred and seventy (270) days after the occurrence of such damage or destruction to complete such restoration or repair, Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after Tenant's
receipt of Landlord's Repair Time Estimate.   If Tenant is not entitled or
elects not to terminate this Lease pursuant to the preceding sentence, Landlord will commence the repair and restoration promptly and will diligently prosecute such work to completion. If during the course of such work Landlord determines that such repair and restoration may not be completed within two hundred seventy
(270) days after the occurrence of the damage or destruction, then Landlord will promptly provide Tenant with a revised written schedule for completion of the repairs and restoration. Tenant may, within ten (10) days after notice of such revised schedule, inform Landlord in writing that it (a) accepts such revised schedule (in which case this Lease will remain in full force and effect according to its terms) or (b) elects to terminate this Lease (in which case this Lease will terminate as of the date indicated below). If Tenant fails to respond within ten (10) days after receipt of written notice of such revised schedule, Tenant will be deemed to have accepted such revised schedule. If the repair and restoration of the Premises is not actually completed within two hundred seventy (270) days after the occurrence of the damage or destruction, or within fourteen (14) days after the applicable revised scheduled completion date (if any), agreed to by Tenant in writing, then Tenant may terminate this Lease by written notice to Landlord at any time thereafter and prior to the actual
completion of such repair and restoration.   If Tenant exercises its right to
terminate pursuant to this Section 6.04, then this Lease will terminate as of the date set forth in Tenant's written notice to Landlord. If Tenant does not exercise its right to terminate this Lease pursuant to this Section 6.04, then this Lease will continue in full force and effect according to its terms.

     6.05  Abatement of Rent
           -----------------

     If the Premises are rendered untenantable by reason of any Insured or Uninsured Casualty, or if it is impractical for Tenant to continue to operate its business within the tenantable portion of the Premises, either due to lack of access or utilities or for any other cause arising as a result of the Insured or Uninsured Casualty, the Rent and all other charges payable by Tenant under this Lease will abate for the period from the date of the damage or destruction until the earlier to occur of (a) ten (10) business days following delivery of the Premises to Tenant after completion of Landlord's repair and restoration work or (b) the date that Tenant reopens for business in the Premises. If only a portion of the Premises is rendered untenantable by reason of such Insured or Uninsured Casualty and it is practical for Tenant to continue to operate within the Premises following such casualty, the Rent and other charges payable by Tenant will abate proportionately based upon the extent and duration of such period of untenantability.

     6.06  Casualty Near End of Term
           -------------------------

     Anything in this Article 6 to the contrary notwithstanding, if the Premises are destroyed or substantially damaged by an Insured or Uninsured Casualty during the last twenty four (24) months of the Term, and the Premises cannot be completely restored within a period of ninety (90) days from the date of such damage, this Lease may be terminated upon written notice by either party to the other given within thirty (30) days after the occurrence of such damage. However, if at the time of said damage Tenant has a right to extend the Term pursuant to Section 2.02 hereof, Landlord may not terminate this Lease until it has given Tenant notice of Landlord's intent to terminate this Lease and Tenant fails to exercise said right of extension within thirty (30) days after receipt of said notice. If Tenant fails to exercise said right of extension within thirty (30) days after receipt of such notice from Landlord, this Lease will terminate effective forty five (45) days after Tenant's receipt of said notice from Landlord.

     6.07  Waiver
           ------

     Except as otherwise expressly provided in this Article 6, destruction or damage to the Premises will not terminate this Lease, notwithstanding any laws of California. If this Lease is terminated pursuant to this Article 6, Tenant will be relieved from all liabilities hereunder except the liability to pay Rent up to the date of such casualty and any accrued charges, costs and expenses required to be paid by Tenant hereunder up to said date. Such termination will not impair or affect the right of either party hereto to any remedy for breach by the other of any obligation under this Lease occurring prior to such termination.

                                  ARTICLE 7.
                     INSURANCE, EXONERATION AND INDEMNITY
                     ------------------------------------

     7.01  Liability Insurance
           -------------------

     Tenant shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury or personal advertising injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less the average limitation then being maintained by reputable owners or operators of similar space based on Tenant's use (and the parties agree that current levels for Casino operation is not less than Ten Million Dollars and No Cents ($10,000,000.00) per occurrence). Such insurance shall be with an "Additional Insured-Managers or Landlords of Property" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke, or fumes from a hostile fire. Such policy shall not contain any intra-insured exclusions as between insured persons or entities, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. During the construction, alteration, or repair of any improvements on the Premises, the party contracting for said construction shall provide and maintain workers' compensation and employers' liability insurance covering all persons employed in connection with such construction, alteration, or repair and with respect to whom death or personal injury claims could be asserted against Landlord, Tenant, or the Premises.

     7.02  Property Insurance
           ------------------

           (a)   Building and Improvements.  Landlord shall obtain and keep in
                 -------------------------
force during the Term a policy or policies of insurance insuring against damage to, or destruction of any improvements comprising the Premises, together with all fixtures, machinery and equipment therein and thereon. The amount of such insurance shall be equal to the full replacement cost of the improvements comprising the Premises, as such cost shall change from time to time, or such greater amount as may be required pursuant to Applicable Laws. Such policy or policies shall insure against all risks of direct physical loss or damage (including, if mutually approved of by Landlord and Tenant or required by Landlord's mortgagee, the perils of flood and/or earthquake if and to the extent obtainable on commercially reasonable terms, including, without limitation, coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any Applicable Law as the result of a covered cause of loss. Such policy or policies shall also contain an agreed valuation provision (in lieu of any coinsurance clause), and waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed fifty thousand dollars ($50,000) per occurrence.

      (b)   Rental Value.  Landlord shall, in addition, obtain and keep in force
            ------------
during the Term for the costs of a policy or policies in the name of Landlord, with loss payable to Landlord, insuring the loss of the Rent for one (1) year. Such insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one (1) full year's loss of rental revenues from the date of any such loss. Such insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant, for the next one (1) year. Tenant shall be liable for any deductible amount in the event of such loss. Tenant may obtain its own policy of business interruption insurance.

     (c)   Tenant's Reimbursement Obligations.  Tenant will reimburse Landlord
           ----------------------------------
for all insurance costs incurred under this Section 7.02 ("Reimbursable Insurance Costs"). Immediately on receipt of each insurance bill covering a Reimbursable Insurance Cost, Landlord will furnish a copy to Tenant. Tenant will pay the amount of the Reimbursable Insurance Cost for which it is responsible hereunder to Landlord within twenty (20) days of its receipt of the insurance bill.

     7.03  Tenant's Property Insurance
           ---------------------------

     Tenant, at its sole cost, shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property in, on, under, or about the Premises similar in coverage to that carried under Paragraph 7.2 hereof. Such insurance shall be full replacement cost coverage with a deductible of not to exceed Fifty Thousand Dollars and No Cents ($50,000.00) per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property.

     7.04  Landlord's Insurance
           --------------------

     Landlord, at its expense, may obtain and keep in force during the Term of this Lease a blanket policy of public liability insurance covering the Premises.

     7.05  Insurance Policies
           ------------------

     Insurance required hereunder shall be kept in companies duly licensed to transact business in the State of California and if such company is rated, maintaining during the policy term a "General Policyholders Rating" of at least A, VIII (or such lesser rating as may be reasonably acceptable to the non-insuring party), as set forth in the most current issue of "Best's Insurance Guide." Neither party shall do or permit to be done anything which shall invalidate the insurance policies referred to in this Article 7. With respect to insurance required of the parties hereunder, the party undertaking to obtain such insurance (the "Insuring Party") shall cause to be delivered to the other party (the "Non-Insuring Party") certified copies of policies of insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice from the Insuring Party to the Non-Insuring party. The Insuring Party shall, at least fifteen (15) days prior to the expiration of such policies, furnish the Non-Insuring Party with evidence of renewals or "insurance binders" evidencing renewal thereof, or else the Non-Insuring may order such insurance and charge the cost thereof to the Insuring Party, which amount shall be payable upon demand. If an Insuring Party shall fail to procure and maintain the insurance required to be carried by it under this Article 7, the Non-Insuring Party may, but shall not be required to, procure and maintain such insurance, but at the Insuring Party's expense.

     The insurance provided for herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant or Landlord if (i) Landlord and, if requested by Landlord, any mortgagee of Landlord shall be named as additional insureds or loss payees thereunder as required in this Article 7, (ii) the coverage afforded Landlord and Tenant shall not be reduced or diminished by reason of the use of such "blanket" policy or policies and (iii) all of the other requirements set forth in this Article 7 are satisfied.

     7.06  Waiver of Subrogation
           ---------------------

     To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waives any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damage to the Premises or any part thereof, and (d) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and/or claims are covered (then only to the extent of such coverage) by insurance actually carried, or required by this Lease to be carried, by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in any insurer. Each party shall cause each insurance policy obtained by it to permit such waiver of subrogation or to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. If any insurance policy cannot be obtained permitting or providing for a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurers issuing policies not permitting or providing for a waiver of subrogation, the party undertaking to obtain such insurance shall notify the other party in writing of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with an insurer that is reasonably satisfactory to the other party and that will carry the insurance permitting or providing for a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved during the policy period of such insurance, but such obligation shall revive (subject to the provisions of this Section 7.06) upon the expiration of such policy period.

     7.07  Exoneration and Indemnity
           -------------------------

     (a) Tenant shall indemnify Landlord and its Affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other costs of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly arising out of or related to): (i) Tenant's use and occupancy of the Premises, use of the Common Areas and Tenant's activities in and about the Premises or the Common Areas including, without limitation, use or occupancy by Tenant's employees, suppliers, shippers, customers and invitees; (ii) any failure by Tenant to perform any material obligation to be performed by Tenant under the terms of this Lease; or (iii) any wrongful act, wrongful omission, negligence or willful misconduct of Tenant or any of its agents, employees, representatives, officers, directors or independent contractors. If any action or proceeding is brought against Landlord or any of its Affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Tenant, upon Landlord's request, shall defend the same by counsel reasonably satisfactory to Landlord, at Tenant's expense.

     (b) Landlord shall indemnify Tenant and its affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other cost of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly or arising out of or related to): (i) any failure by Landlord to perform any material obligation to be performed by Landlord under the terms of this Lease; (ii) any wrongful act, wrongful omission, negligence or misconduct of Landlord or any Affiliate of Landlord or any of its or their agents, employees, representatives, officers, directors or independent contractors; and (iii) Landlord's activities in and about the Premises. If any action or proceeding is brought against Tenant or any of its affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Landlord upon Tenant's request, shall defend the same by counsel satisfactory to Tenant at Landlord's expense.

                                  ARTICLE 8.
                     ASSIGNMENT, SUBLETTING, HYPOTHECATION
                     -------------------------------------

     8.01  Landlord's Consent Required
           ---------------------------

     Except as otherwise provided herein, Tenant will not assign this Lease or, except as provided below, sublease all or part of the Premises to any third party without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding any such consent, no assignment or sublease shall be effective until the assignee or sublessee shall have obtained all required permits and licenses to use the Premises for its permitted uses. In the event of a proposed assignment or sublease requiring Landlord's consent, Tenant will give written notice thereof ("Tenant's Notice") to Landlord indicating the general nature of the proposed transaction, and the proposed assignee's or subtenant's identity and financial condition and the contemplated use of the Premises or the portion to be subleased, as the case may be. If an assignee or licensee is required to be licensed by the California Gambling Commission (the "Commission"), Tenant agrees to provide Landlord with the same information, at the same time, as the proposed assignee or sublessee provides to the Commission in connection with such licensing. Landlord will notify Tenant in writing within thirty (30) days after the date of Tenant's Notice as to whether Landlord grants or withholds its consent to the proposed assignment or subletting and, if such consent is withheld, describing in reasonable detail the basis therefor. Landlord has heretofore approved California Casino Management, Inc., a California corporation ("CCM"), as the Casino Operator. If, at any time, Tenant proposes to sublease the Premises to a casino operator other than CCM, the requirements of this Section 8.01 shall apply. In respect of such an sublease, (i) Tenant shall notify Landlord of such proposal (the "Sublease Notice") at least sixty (60) days prior to the date such sublease term is to commence, which notice shall include the identity of the proposed sublessee (the "Proposed Sublessee"), the equity owners and any other principals managing the affairs of the Proposed Sublessee together with financial statements for the Proposed Sublessee, if available (collectively, the "Sublessee Information"), and (ii) Tenant or the Proposed Sublessee shall provide Landlord with copies of any applications, forms, data and information provided to the California Gaming Commission in connection with the licensing of the Proposed Sublessee and not already provided as part of the Sublessee Information (collectively, the "Gaming Submittals"). Landlord, in the exercise of its reasonable judgment, may also request additional information concerning the Proposed Sublessee. If Landlord shall have received the Sublease Notice, the Sublessee Information and the Gaming Submittals and thereafter rejects a Proposed Sublessee which have been duly licensed as an operator of a casino by the California Gaming Commission, Tenant shall be entitled to an abatement of rent for the period commencing on the latter to occur of (A) the date sixty (60) days after the date that Landlord shall have received all of the Sublease Notice, the Sublessee Information and the Gaming Submittals, and (B) the date that the California Gaming Commission issues a license to the Proposed Sublessee, and ending on the date that the Landlord and Tenant agree on the identity of a mutually acceptable and licensed sublessee. Notwithstanding anything to the contrary contained herein, Tenant may freely sublease the meeting rooms, restaurants, retail areas or similar portions of the Premises from time to time, without the consent of Landlord.

     8.02  Future Consents/Tenant's Liability
           ----------------------------------

     Landlord's consent to one assignment or sublease will not be deemed to constitute its consent to any future assignments or subleases, whether by Tenant or any assignee or subtenant. No assignment of this Lease or sublease will relieve Tenant of its obligations hereunder with respect to the balance of the Term; provided, however, that if the assignee has a net worth in excess of Two Hundred Million Dollars ($200,000,000) ("Minimum Net Worth") at the time of the assignment, and assumes the obligations of Tenant hereunder accruing from and after the assignment, Tenant shall be released of all obligations and liabilities hereunder accruing subsequent to the assignment. Any assignment or subletting hereunder will be pursuant to an instrument reasonably satisfactory to Landlord, and the assignee or subtenant will agree for the benefit of Landlord to be bound by, assume and perform all the terms, covenants and conditions thereafter to be performed by or applicable to Tenant hereunder. Any purported assignment or subletting not in compliance with this Article 8 will be null and void and will constitute a breach of this Lease.

     8.03  Tenant Affiliates
           -----------------

     Notwithstanding anything to the contrary herein, Landlord's consent will not be required for any assignment or subletting to a Tenant Affiliate. "Tenant Affiliate" will mean any of the following: (i) any person directly or indirectly controlling or controlled by or under common control with Tenant; (ii) any person which succeeds to the interest of Tenant under this Lease by reason of the merger, consolidation or dissolution of Tenant; and (iii) any person acquiring all or substantially all of the operating assets of Tenant or any of its divisions. "Person" will mean one or more human beings or legal entities or other artificial persons, including, without limitation, partnerships, corporations, firms, associations, groups, limited liability companies or partnerships, trusts, estates and any combination of human beings and legal entities.

     8.04  Assignment Restrictions
           -----------------------

     Any attempt to assign or otherwise transfer this Lease without Landlord's consent as required herein or to sublet space in the Premises shall be void and shall, at the option of Landlord, terminate this Lease.

                                  ARTICLE 9.
                                EMINENT DOMAIN
                                --------------

     9.01  Effect on Lease
           ---------------

     If the Premises or any portion thereof are taken or damaged, including severance damage, under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, or voluntarily conveyed or transferred in lieu of an exercise of eminent domain or while condemnation proceedings are pending (all of which are herein called

"condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premises is taken by condemnation that the remainder is unsuitable for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken title or possession, whichever first occurs), to terminate this Lease as of the later of the date the condemning authority takes such title or possession (whichever first occurs) or the date Tenant vacates the Premises; provided, however, that if Landlord disagrees with Tenant's determination that the portion of the Premises remaining after condemnation is unsuitable for Tenant's occupancy, such controversy shall be settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. In the event that less than all of the Premises shall be taken by condemnation and Tenant does not elect to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and applicable Additional Rent shall be reduced in the same ratio that the floor area of the portion of the Premises taken by such condemnation bears to the floor area of the Premises immediately before such condemnation.

     9.02  Award
           -----

     In the event of any Taking, whether whole or partial, Landlord and Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

     9.03  Rebuilding
           ----------

     In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the severance damages applicable to the building of which the Premises are a part actually received by Landlord and Tenant in connection with such condemnation, and subject to the provisions of any Landlord's mortgage concerning the application of condemnation proceeds, cause such restoration and repair to the remaining portion of the Premises to be done as may be necessary to restore them to an architectural and usable whole reasonably suitable for the conduct of the business of Tenant.

                                  ARTICLE 10.
                     TENANT'S BREACH; LANDLORD'S REMEDIES
                     ------------------------------------

     10.01  Tenant's Breach
            ---------------

     The occurrence of any one of the following events shall constitute an "Event of Default" and a breach of this Lease by Tenant:

     (a) The failure by Tenant to make any payment of Base Rent, Additional Rent or other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that no such notice shall be required if, during the preceding twelve (12) calendar months, Landlord shall have provided three (3) such notices.

     (b) The failure by Tenant to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Tenant, other than as specified in subsections (a) and (d) of this Section 10.01, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (provided however, that if the default involves a hazardous condition or substance, Tenant shall have such shorter cure period as Landlord shall specify in writing in its written notice to Tenant of the default if such shorter period is reasonable under then existing circumstances, such as imminent danger of spread of contaminants or other danger to persons or health); provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

     (c) The abandonment of the Premises (or a substantial portion thereof) by Tenant.

     (d) The appointment by any court of a receiver, interim trustee or trustee to take possession of any asset or assets of Tenant, said receivership or trusteeship remaining undischarged for a period of sixty (60) days.

     (e)   A general assignment by Tenant for the benefit of creditors.

     (f) The filing of a voluntary petition by Tenant in bankruptcy or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors.

     (g) The filing against Tenant of an involuntary petition or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors by the creditors of Tenant, said petition remaining undischarged for a period of sixty (60) days.

     (h) The levy, attachment, execution or judicial seizure of Tenant's interest in this Lease or all or any part of the properties and assets of Tenant, such attachment, execution or other seizure remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

     (i) The admission in writing by Tenant of its inability to pay its respective debts or perform its obligations as they become due.

     (j) The calling of a meeting of the creditors representing a significant portion of the unsecured liabilities of Tenant for the purpose of effecting a moratorium, extension, composition or any of the foregoing.

     (k) The occurrence of any of the events specified in subsections (e) through (l), inclusive, with respect to any general partner of Tenant (if Tenant is a partnership) or any guarantor of Tenant's obligations under this Lease.

     (l) The occurrence of any event which expressly constitutes an incurable breach of this Lease.

     The notices specified in subsections (a) and (b) of this Section 10.01 shall be in lieu of, and not in addition to, any notices required under California Code of Civil Procedure Section 1161 or any successor statute.

     10.02  Landlord's Remedies
            -------------------

     In the event of an Event of Default under Section 10.01 then Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

     (a) Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination to Tenant. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease or Tenant's right to possession of the Premises. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that the damages Landlord shall be entitled to recover under this Lease shall include without limitation:

           (i) The worth, at the time of award, of the unpaid Rent that has been earned at the time of the termination of this Lease;

           (ii) The worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

           (iii) The worth, at the time of award, of the amount by which the unpaid Rent for the balance of the stated term hereof (determined without regard to the termination of this Lease for Tenant's breach) after the time of award exceeds the amount of the loss of Rent that Tenant proves could be reasonably avoided; and

           (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach, including, but not limited to, the costs and expenses (including attorneys' fees, court costs, advertising costs and brokers' commissions) of recovering possession of the Premises, removing persons or property therefrom, placing the Premises in good order, condition and repair, preparing and altering the Premises for reletting and all other costs and expenses of reletting.

     "The worth, at the time of award," as used in subparagraphs (i) and (ii) above shall be computed by allowing interest at the Agreed Rate. "The worth at the time of award," as referred to in subparagraph (iii) above shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The terms "Rent" and "Rents" as used in this Section 10.02 shall include the Rent, and all Additional Rent and all other fees and charges required to be paid by Tenant pursuant to the provisions of this Lease.

     (b) Even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate by express written notice Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease., including but not limited to the right to recover all Rents as they become due hereunder.

     (c)   In addition, Landlord shall have the right to:

           (1) Continue the Lease and Tenant's right to possession in effect (under California Civil Code Section 1951.4) after Tenant's breach and abandonment and recover the Rent as it becomes due, whether or not Tenant shall have abandoned the Premises.

           (2) Re-enter the Premises and remove all persons or property from the Premises. Property may be stored or disposed of as provided under applicable law. Acts of re-entry or maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under the Lease, shall not constitute a termination of the Tenant's right to possession unless Landlord has given a written notice of such election to Tenant.

           (3) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

     (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.


     10.03  Right to Cure Tenant's Default
            ------------------------------

     If, after the expiration of any cure or notice period, Tenant has failed to do any act required to be done by Tenant hereunder, Landlord may (but without being obligated to do so) cure such failure at Tenant's cost. If Landlord at any time, by reason of Tenant's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum, together with interest thereon, shall be Additional Rent hereunder.

     10.04  Landlord's Remedies Not Exclusive
            ---------------------------------

     The several rights and remedies herein granted to Landlord shall be cumulative and in addition to any others to which Landlord is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Landlord may have and shall not be deemed a waiver of any of Landlord's rights or remedies or to be a release of Tenant from any of Tenant's obligations, unless such waiver or release is expressed in writing and signed by Landlord.

     10.05  Receipt of Rents
            ----------------
     Landlord's acceptance of full or partial payment of Rent following any Event of Default shall not constitute a waiver of such Event of Default.

                                  ARTICLE 11.
                     LANDLORD'S DEFAULT; TENANT'S REMEDIES
                     -------------------------------------

     11.01   Landlord's Default
             ------------------

     The failure by Landlord to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Landlord where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord shall constitute a default of this Lease by Landlord; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be in default if Landlord shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

     11.02  Tenant's Remedies
            -----------------

     (a) In the event of Landlord's default under Section 11.01 after the expiration of any applicable cure period, in addition to any other rights or remedies it may have at law, in equity or otherwise, Tenant, acting reasonably, shall have the right but not the obligation to cure Landlord's default, at Landlord's expense. If Tenant at any time, by reason of Landlord's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. In no event will such deduction be the basis of forfeiture of this Lease nor constitute a default in the payment of Rent unless Tenant fails to pay the amount of such deduction within ten (10) days after Tenant's receipt of notice of a final adjudication that such amount is owing to Landlord.

     (b) Tenant may recover from Landlord any and all damages or expenses suffered or incurred by Tenant as a result of such Landlord's Default; and

     (c) Tenant may obtain and enforce an order of specific performance against Landlord, or may enforce any other remedy available to Tenant at law or in equity.

     11.03  Tenant's Remedies Not Exclusive
            -------------------------------

     The several rights and remedies herein granted to Tenant shall be cumulative and in addition to any others to which Tenant is or may be entitled by law or in equity (provided, however, that Tenant waives any offset rights it may have), and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Tenant may have and shall not be deemed a waiver of any of Tenant's rights or remedies or to be a release of Landlord from any of Landlord's obligations, unless such waiver or release is expressed in writing and signed by Tenant.

     11.04  Payment of Rents
            ----------------
     Tenant's full or partial payment of Rent following any default of Landlord under this Lease shall not constitute a waiver of such default.

                                  ARTICLE 12.
                             HAZARDOUS SUBSTANCES
                             --------------------

     12.01  Tenant's Obligations.
            --------------------

     Tenant will not generate, bring onto, use, store or dispose of any Hazardous Substance (as hereinafter defined) on or about the Premises except for such substances that are reasonably required in the ordinary course of Tenant's business conducted on the Premises or otherwise approved in writing by Landlord. Tenant will use, store and dispose of all such Hazardous Substances in compliance with all applicable statutes, ordinances and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment ("Environmental Laws"). Tenant will, at its sole cost and expense, clean-up and remediate any Hazardous Substance released on or about the Premises by Tenant and will indemnify, defend and hold harmless Landlord from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties and attorneys fees, relating to Hazardous Substances, if any, brought onto the Premises by Tenant or Tenant's agents or employees.

     12.02  Notice of Release or Investigation.
            ----------------------------------

     If during the Term of this Lease either party becomes aware of (i) any actual or threatened release of any Hazardous Substance on, under, or about the Premises, or (ii) any inquiry, investigation, proceeding or claim by any government agency or other person regarding the presence or alleged presence of any Hazardous Substance on, under or about the Premises, that party will give the other party written notice of the release, inquiry, investigation, proceeding or claim within five (5) days after learning about it and will simultaneously furnish to the other party copies of any correspondence, claims, notices of violations, reports or other writings received or sent by the party providing notice that pertain to the release or investigation.

     12.03  Definition of "Hazardous Substance".
            -----------------------------------

     For purposes of this Lease, the term "Hazardous Substance" means: (i)any "hazardous substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675); (ii) "hazardous waste," as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k); (iii) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (iv) petroleum, crude oil or any fraction thereof; (v) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls ("PCBs") and substances or compounds containing PCBs.

                                  ARTICLE 13.
                 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                 ---------------------------------------------

     Concurrently with the mutual execution of this Lease, Landlord, Tenant and each Landlord's mortgagee shall execute and deliver a Non-Disturbance, Subordination and Attornment Agreement in substantially the form attached as Exhibit D to this Lease ("Non-Disturbance Agreement"). If a non-disturbance
---------
agreement reasonably satisfactory to Tenant is not executed by each existing Landlord's mortgagee and by Landlord by said date, Tenant may at any time thereafter and prior to its actual receipt of such an executed non-disturbance
agreement terminate this Lease upon written notice to Landlord.   At the
election of any subsequent mortgagee of Landlord, the rights of Tenant hereunder will be subject and subordinate to such mortgagee's Encumbrance (as hereinafter defined); provided, however, that such subordination of Tenant's rights will only be effective if prior to or concurrently therewith, Tenant receives a commercially reasonable Non-Disturbance Agreement executed by Landlord and such mortgagee, which Non-Disturbance Agreement Tenant also agrees to execute. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at the foreclosure sale, Tenant shall attorn to any transferee of or successor to Landlord's interest in the Property who has previously delivered to Tenant a Non-Disturbance, Subordination and Attornment Agreement consistent with this Article
13. For purposes of this Lease, the term "Encumbrance" will mean each deed of trust, mortgage, or other written security device or agreement which now encumbers, or may in the future encumber the Premises or any part thereof, and the note or other obligation it secures, and each lease of which Landlord is the lessee which covers, or may in the future cover, the Premises or any part thereof; and the terms "Landlord's mortgagee" and "mortgagee of Landlord" include the mortgagee under each such mortgage, the beneficiary under each such deed of trust, and the lessor under each such ground lease.

                                  ARTICLE 14.
                            TAXES AND OTHER CHARGES
                            -----------------------

     14.01  Payment of Taxes
            ----------------

     Landlord shall pay all real estate taxes and general and special assessment levied and assessed against the Property and the improvements thereon.

     14.02  Tenant's Obligations
            --------------------
     (a)    Tenant shall reimburse Landlord, as Common Area Charges under
Section 3.02, for any and all real estate taxes and general or special assessments levied and assessed against the Premises or upon, allocable to, or measured by or on the gross or net rent payable hereunder, but excluding (i) inheritance, estate, succession or transfer taxes of Landlord, (ii) income, excise, franchise or gross profits taxes on Landlord or any other taxes imposed on or measured by the net income of Landlord from all sources.

     (b) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property or Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     14.03  Right to Contest
            ----------------

     Landlord shall, at the request of Tenant and at Tenant's sole cost and expense, seek a reduction in the assessed valuation of the Premises or otherwise contest any real property taxes or assessments applicable to the Premises. If so requested by Tenant, Landlord will join in such proceeding or contest or permit it to be brought in Landlord's name, and will otherwise cooperate with Tenant in connection with any such proceeding or contest. In the event Landlord is successful in any such proceeding or contest, Landlord will promptly pay over to Tenant the amount of any refund or rebate of overpaid taxes received by Landlord from the taxing authority attributable to the Premises.

                                  ARTICLE 15.
                          UTILITY AND OTHER SERVICES
                          --------------------------

     15.01  Utility Charges
            ---------------

     Landlord shall make application and otherwise arrange, and pay or cause to be paid all charges for water, sewer, gas, electricity, light, power, telephone and any other utility services used in or on or supplied to or for the Premises, or any part thereof. Tenant shall pay a pro rata share of such charges based upon Tenant's use. The Parties shall act in good faith to agree on Tenant's pro rata share on an annual basis. Landlord at its sole cost and expense shall use commercially reasonable efforts to cause the providers of all such utilities to install separate meters for the utilization thereof at the Premises. From and after the completion of such separate metering, all future utility expenses in respect thereof (including any taxes thereon) shall be paid by Tenant directly to such provider. Upon the request of Landlord, Tenant shall deliver to Landlord copies of all invoices or bills for such charges with evidence reasonably satisfactory to Landlord that such charges have been paid.

     15.02  Security; Landlord Nonresponsibility; Indemnity
            -----------------------------------------------

     Tenant expressly agrees that Tenant shall have the sole responsibility for providing surveillance and security relating to the Premises and the persons therein and the activities conducted in and about Premises, including, without limitation, surveillance necessary to maintain the integrity of the casino activities, and Landlord shall have no responsibility with respect thereto. Under no circumstances, and in no event, shall Landlord be liable to Tenant, any Subtenant or any other person by reason of any theft, burglary, robbery, assault, trespass, arson, unauthorized entry, vandalism, or any other act of any person (other than a duly authorized agent of Landlord) occurring in or about the Premises, and Tenant shall indemnify Landlord and its agents, contractors and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other costs of investigation or defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

                                  ARTICLE 16.
                              GENERAL PROVISIONS
                              ------------------

     16.01  Estoppel Certificates
            ---------------------

     Either party shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written certificate duly executed and acknowledged, certifying to the requesting party, or any other person or entity specified by the requesting party:

     (a) That this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification;

     (b) Whether or not to the knowledge of the certifying party there are then existing any offsets or defenses in favor of such party against the enforcement of any of the terms, covenants and conditions of this Lease and, if so, specifying the same, and also whether or not to the knowledge of the certifying party, the requesting party has observed and performed all of the terms, covenants and conditions on its part to be observed and performed, and, if not, specifying the same;

     (c) The dates to which Base Rent, Additional Rent and all other charges hereunder have been paid; and

     (d) Any other matter which reasonably relates to the tenancy created hereby and the contractual relationship between Landlord and Tenant.

     The failure of the certifying party to deliver such certificate within five
(5) business days after a second written request shall constitute a default hereunder and shall be conclusive upon Landlord, Tenant and any other person, firm or corporation for whose benefit the certificate was requested, that this Lease is in full force and effect without modification except as may be represented by the requesting party, and that there are no uncured defaults on the part of the requesting party. If the certifying party does not deliver such certificate to the requesting party or such person designated by the requesting party within such 10-day period, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting from the certifying party's failure to timely deliver such certificate. If the certifying party makes any false statement or claim in any such certificate, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting therefrom.

     16.02  Landlord's Right of Entry
            -------------------------

     Landlord and its authorized representatives may, at reasonable times and on not less than forty-eight (48) hours prior written notice to Tenant, and accompanied by a representative of Tenant, enter the Premises to: (i) inspect the Premises; (ii) show the Premises to prospective purchasers or mortgagees and, during the last nine (9) months of the Lease Term, to prospective tenants;
(iii) serve, post and keep posted notices or non-responsibility or other notices required by law or permitted by this Lease; (iv) perform any repairs, replacements or maintenance required of Landlord hereunder; or (v) perform any covenants of Tenant that Tenant fails to perform, in accordance with Section
10.03.  To the
extent reasonably practicable, Landlord will exercise its rights under this
Section 16.02 in such a manner as to minimize the Impact on Tenant's business in and occupancy of the Premises. Notwithstanding anything to the contrary herein, Landlord and its authorized representatives may enter the Premises without any advance notice when necessary to address an emergency situation which poses a threat of imminent bodily harm or substantial property damage.

     16.03  Waiver
            ------

     No waiver of any breach of any covenant or condition herein contained shall be effective unless such waiver is in writing, signed by the aggrieved party and delivered to the breaching party. The waiver by the aggrieved party of any such breach or breaches, or the failure by the aggrieved party to exercise any right or remedy in respect of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition nor bar any right or remedy of the aggrieved party in respect of any such subsequent breach. The receipt of any Rent after the expiration of any cure period provided for in this Lease (regardless of any endorsement on any check or any statement in any letter accompanying any payment of Rent) by Landlord shall not operate as an accord and satisfaction or a waiver of the right of Landlord to enforce the payment of Rents previously due or as a bar to the termination of this Lease or the enforcement of any other remedy for default in the payment of such Rents previously due, or for any other breach of this Lease by Tenant.

     16.04  Surrender of Premises; Holding Over
       -----------------------------------

     Tenant shall, at the end of the Term, surrender the Premises to Landlord together with any personal property therein belonging to Landlord and alterations made thereto, in good order, repair, and condition, except for damage caused by casualty or by subsidence or other earth movement, obsolescence, ordinary physical depreciation, or ordinary wear and tear, or by Landlord's failure to perform its obligations under this Lease, and except for the matters and things which Landlord is required to do or repair under this Lease. Tenant shall have the right at any time on or before the termination of this Lease to remove from the Premises all merchandise, signs, fixtures, furniture, furnishings, partitions, and equipment installed and owned by Tenant; provided, however, Tenant shall repair any damage to the Premises caused by any such removal. Heating, ventilating, air conditioning, plumbing, bulkheads, partition walls, ceilings, electrical and sprinkler equipment, and other permanent fixtures and alterations shall not be removed by Tenant. If Tenant holds over after the expiration or earlier termination of the Term, Tenant will become a tenant from month to month upon the same terms as herein provided except that Base Rent shall be an amount equal to one hundred and fifty percent (150%) of the Base Rent payable prior to such expiration or termination. Such month to month tenancy will continue until the tenancy is terminated at the end of any month by the giving of at least thirty (30) days written notice by either party hereto to the other.

     16.05  Notices
            -------

     Wherever in this Lease one party to this Lease is required or permitted to give or serve a notice, statement, request or demand to or on the other, such notice, statement, request or demand shall be given or served upon the party to whom directed in writing and shall be delivered personally or forwarded by registered or certified mail, postage prepaid, return receipt requested, or by prepaid express mail or overnight courier, addressed to Landlord or Tenant, as the case may be, at the address of that party set forth below with copies to be sent concurrently as follows:

     If to Tenant:            Hollywood Park, Inc.
                              1050 South Prairie Avenue
                              Inglewood, CA 90301
                              Attention:  G. Michael Finnigan

     With a copy to:          Irell & Manella LLP
                              1800 Avenue of the Stars
                              Suite 900
                              Los Angeles, CA 90067
                              Attention:  Sandra G. Kanengiser


     If to Landlord:          Churchill Downs Incorporated
                              700 Central Avenue
                              Louisville, KY 40208
                              Attention:  Robert L. Decker

     With a copy to:          Gibson, Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, CA 90071
                              Attention:  D. Eric Remensperger

     Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such notice, statement, request or demand shall be deemed to have been duly given or served on the date personally delivered or two (2) business days after the date deposited in the United States mail in accordance with this Section 16.05.

     16.06  Partial Invalidity; Construction
            --------------------------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease shall be governed by and construed under the laws of the State of California. When required by the context of this Lease, the singular shall include the plural, and the neuter shall include the masculine and feminine.

     16.07  Captions
            --------

     The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     16.08   Memorandum of Lease
             -------------------

     Concurrently herewith the parties have executed a Memorandum of Lease which will be promptly recorded in the Official Records of the City and County of Los Angeles. This Lease and said Memorandum of Lease will be construed together as one instrument provided, however, that the terms, covenants and conditions of this Lease will control over such Memorandum.

     16.09  Readerboard Signs
            -----------------

     Tenant shall retain its exposure on the Readerboard Signs consistent with the fixed and electronic exposure currently dedicated to the Hollywood Park-Casino. In the event Landlord sells or otherwise transfers its rights in the Readerboard Signs, such sale or transfer shall be subject to Tenant's rights hereunder for the term of the Lease and the Extension Period. Landlord shall be entitled to retain all revenue received from third parties for the use of the Readerboard Signs and shall bear sole responsibility for the maintenance and repair and payment of all utility and other expenses of the Readerboard Signs.

     16.10  Signage
            -------

     Subject to compliance with Applicable Laws, Tenant may install its signs on the Premises at its sole cost and expense. Tenant will be responsible for the maintenance and repair of such signs, and will remove such signs at its expense at the end of the Term. Tenant shall be responsible for repairs to the improvements (including the roof) arising as a result of the maintenance or removal of signage. Any such signage installed after the Commencement Date visible from outside of the Premises shall be subject to Landlord's prior approval, not to be unreasonably withheld or delayed. Landlord will not take any action on or about the Property that will obstruct the visibility of such signs.

     16.11  Brokers' Commissions
            --------------------

     Each party represents and warrants to the other party that it has had no dealings with any broker, finder or agent in connection with the subject matter of this Lease or any of the transactions contemplated hereby. Each party agrees to defend, indemnify and hold harmless the other party from any claim, suit, liability, cost or expense (including attorneys' fees) with respect to brokerage or finder's fees or commissions or other similar compensation alleged to be owing on account of such party's dealings (or alleged dealings) with any real estate broker, agent, finder or other person.

     16.12  Attorneys' Fees
       ---------------
     (a) In the event of any litigation between Landlord and Tenant alleging a breach of this Lease by either party, or seeking a declaration of the rights of the parties hereunder, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

     (b) Each party shall reimburse the other party, upon demand, for all costs and expenses (including attorneys' fees) incurred by such party in connection with any bankruptcy proceeding, or other proceeding under Title 11 of the United States Code (or any successor or similar law) involving the other party.

     16.13  Counterparts
            ------------
     This Lease may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

     16.14  Sole Agreement
            --------------

     This Lease contains all of the agreements of the parties hereto with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in the provisions of this Lease or said agreements.

     16.15  Successors and Assigns
            ----------------------

     Subject to the provisions hereof relative to assignment, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, and the terms "Landlord" and "Tenant" shall include the respective successors and assigns of such parties. In the event Landlord sells or otherwise transfers its interest as Landlord in and to this Lease (other than a transfer or assignment to a lender for purposes of security), Landlord will be released from all liability and obligations under this Lease that accrue after the effective date of transfer, subject to the following restrictions: (i) Landlord will not be released from its obligations under this Lease unless the transferee assumes in writing, for the benefit of Tenant, Landlord's obligations under this Lease from and after the date of transfer; and
(ii) nothing contained herein shall release or be construed to release Landlord from any of its obligations or liabilities under this Lease that accrue before the date of transfer.

     16.16  Time is of the Essence
            ----------------------

     Time is of the essence with respect to the performance or observance of each of the obligations, covenants and agreements of each of Landlord and Tenant under this Lease.

     16.17  Survival of Covenants
            ---------------------

     Except with respect to those conditions, covenants and agreements of this Lease which by their express terms are applicable only to, or which by their nature could only be applicable after, a certain date or time during the term hereof, all of the conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of this Lease. Any obligation arising during the Term of this Lease under any provision hereof, which by its nature would require Landlord and/or Tenant to take certain action after the expiration of the Term or other termination of this Lease, including any termination resulting from the breach of this Lease by Landlord or Tenant, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any action to be performed after the expiration of the Term or other termination hereof which is necessary to fully perform the obligation that arose prior to such expiration or termination.

     16.18  Landlord's Consent or Approval
            ------------------------------

     Where any provision of this Lease requires the consent or approval of Landlord to any action to be taken or of any instrument or document submitted or furnished by Tenant or otherwise, such consent or approval shall not be unreasonably withheld or delayed by Landlord unless such provision entitles Landlord to the discretionary withholding of any such consent or approval required thereby. The consent or approval of Landlord to or of any such act, instrument or document shall not be deemed a waiver of, or render unnecessary, Landlord's consent or approval to or of any subsequent similar or dissimilar acts to be taken or instruments or documents to be submitted or furnished by Tenant hereunder.

     16.19  Entire Agreement
            ----------------

     This Lease together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

     16.20  Joint and Several Obligations
            -----------------------------

     If more than one person or entity is Tenant or Landlord, the obligations imposed on that party shall be joint and several. If either Landlord or Tenant is a partnership, the obligations of each general partner shall be joint and several.

     16.21  No Offer
            --------

     The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord and Tenant.

     16.22  Corporate Resolution
            --------------------

     If either party hereto is a corporation, it will deliver to the other party, upon execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officer or officers who are authorized to execute this Lease on behalf of the corporation.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                    LANDLORD:             Churchill Downs Incorporated
                                          a Kentucky corporation

                                          By:_____________________

                                          Title:



                    TENANT:               Hollywood Park, Inc.
                                          a Delaware corporation

                                          By:______________________

                                          Title:

                                   EXHIBIT D


                               LICENSE AGREEMENT

     This LICENSE AGREEMENT ("Agreement") is made and entered into this _______ day of __________, 1999 ("Effective Date"), by and between CHURCHILL DOWNS, INCORPORATED, a Kentucky corporation, with its principal place of business at ______________________________ ("Licensor"), and HOLLYWOOD PARK, INC., a
Delaware corporation, with its principal place of business at ___________________________ ("Licensee") with reference to the following facts:

     A. Licensee is selling to Licensor, pursuant to that certain Asset Purchase Agreement between Hollywood Park, Inc. and Churchill Downs, Incorporated, dated ______________, 1999 ("Asset Purchase Agreement"), real and personal property, tangible and intangible, used by Licensee in the operation of a horse racing facility known as the Hollywood Park Racetrack and card club casino known as the Hollywood Park-Casino in Inglewood, California. The property sold includes, among other things, the Core Hollywood Park Marks.

     B. Pursuant to the Asset Purchase Agreement, Licensor and Licensee have agreed to enter into a lease (the "Lease") under which Licensee or a sublessee of Licensee shall continue to operate the casino business under the Hollywood Park-Casino name on a portion of the real property purchased by Licensor.

     C. In accord with the Asset Purchase Agreement, Licensee desires to obtain and Licensor wishes to grant to Licensee an exclusive license to use the Hollywood Park Marks in connection with Casino Operations on the leased property and a non-exclusive license to use the Hollywood Park Marks in connection with all Ancillary Goods and Services.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth herein, the parties hereby agree as follows:

1.   Definitions. As used in this Agreement, the following terms, whether in
     -----------
singular or plural form, shall have the following meanings. Any capitalized terms used in this Agreement, but not defined in this Section 1 shall have the meanings ascribed to them elsewhere in this Agreement or in the Asset Purchase Agreement, as applicable.

     1.1 "Ancillary Goods and Services" means all goods and services related to the Casino Operations or the enhancement or promotion thereof, including without limitation the provision of guest services to Hollywood Park-Casino patrons and potential patrons beyond those typically associated with casinos, such as entertainment, credit, financial, entertainment, meeting, party, convention, concierge, barber and beauty salon, catering, resort, travel arrangement, and transportation services; the publication of books and magazines related to gaming; and all merchandising efforts, such as the sale of branded clothing, jewelry, playing cards, dice, drinking glasses, toys and souvenirs, provided such merchandise is either (a) offered for sale at the Hollywood Park-Casino or other casinos owned or operated by Licensee, its affiliates or the Casino Operator, (b) sold to existing

Hollywood Park-Casino patrons or (c) provided for free or at a substantial discount in connection with the promotion of the Casino Business.

     1.2 "Casino Operations" means the ownership and operation of the Hollywood Park-Casino, including without limitation the marketing, sale, distribution and provision of all the goods and services customarily attendant to the operation of a full-service card club and casino, and any other use of the property permitted under the Lease. For the avoidance of doubt, "Casino Operations" include, among other things, casino and gaming services, as well as, restaurant, bar, nightclub, cashier and gift shop services if offered at Hollywood Park-Casino.

     1.3  "Casino Site" shall have the meaning ascribed to it in Section 2.6.1.

     1.4  "Core Hollywood Park Marks" mean the marks identified on Attachment A.
                                                                ---------------

     1.5  "Corporate Name" shall have the meaning ascribed to it in Section 2.3.

     1.6 "Existing Site" shall mean the Internet site located at the URL "www.hollywoodpark.com."

     1.7 "New Hollywood Park Marks" mean any proposed Hollywood Park Mark approved by Licensor pursuant to Section 2.5.

     1.8  "Offensive Proceedings" shall have the meaning ascribed to it in
Section 6.

     1.9  "Term" shall have the meaning ascribed to it in Section 7.

     1.10 "Hollywood Park Marks" mean the Core Hollywood Park Marks and New Hollywood Park Marks, collectively.

2.  Grant of Licenses.
    -----------------

     2.1  Casino Operations.  Licensor hereby grants to Licensee for the
          -----------------
duration of the Term an exclusive, royalty-free, world-wide license to use the Hollywood Park Marks in connection with Casino Operations.

     2.2  Ancillary Uses.  Licensor hereby grants to Licensee for the duration
          --------------
of the Term a non-exclusive, royalty-free, world-wide license to use the Hollywood Park Marks upon and in connection with Ancillary Goods and Services.

     2.3  Corporate Name.  Without limiting the generality of the foregoing
          --------------
license grants, until the earlier of the date (i) Licensee, in its sole discretion, formally changes its name and (ii) eighteen (18) months after the Effective Date, Licensee may continue to use its corporate name, "Hollywood Park, Inc." (the "Corporate Name"), to identify itself in all agreements, instruments, corporate documents, press releases, company publications, letterhead, business cards, marketing materials and other materials of any sort and otherwise make customary use of the Corporate Name in the ordinary course of Licensee's business, whether or not such use is related to Casino Operations.

     2.4  Right to Sublicense.  Subject to all the terms and conditions of this
          -------------------
Agreement, Licensee may sublicense any of the rights granted herein to third parties in the ordinary course of Casino Operations, providing Ancillary Goods and Services, or advertising, marketing, merchandising and promoting the Casino Business, including, for example, without limitation the right to use the Hollywood Park Marks in the manufacture of merchandise to be sold at Hollywood Park Casino.

     2.5  Proposed Hollywood Park Marks.  Licensee shall not use any proposed
          -----------------------------
additional Hollywood Park Mark except to the extent it is approved as provided in this Section 2.5. Licensee shall inform Licensor of any proposed additional Hollywood Park Mark Licensee desires to use in connection with Casino Operations or Ancillary Goods and Services. Licensor shall approve or reject the proposed use of the proposed Hollywood Park Mark within fifteen (15) days of such notice from Licensee. Licensor shall not unreasonably withhold or delay its approval of the use of any such proposed Hollywood Park Mark and failure by Licensor to respond within fifteen (15) days shall be deemed approval by Licensor of the
proposed Hollywood Park Mark for the proposed use.   Existing Obligations.
                                                     --------------------
Notwithstanding anything to the contrary in the foregoing, all rights granted to Licensee in this Agreement shall be subject to the terms and conditions of any and all existing licenses and other obligations related to the Hollywood Park Marks as of the Effective Date. Such existing licenses and obligations include those listed and attached hereto as Attachment B.
                                    ------------

     2.6  Web Site.
          --------

          2.6.1    Interim Sharing Period.  Until the earlier of (a) the date
                   ----------------------
Licensee registers a domain name and establishes an alternate Internet site for the Casino Business ("Casino Site") and (b) three months from the Effective Date, Licensor and Licensee shall share the Existing Site, with Licensor controlling the relative amount of space devoted to the Racetrack Business on the Existing Site as of the Closing Date and Licensee controlling the relative amount of space devoted to the Casino Business on the Existing Site as of the Closing Date. Each party may, however, expand their respective portions of the Existing Site without restriction, provided that each party bears any additional development, hosting and other fees associated with its expansion of the Existing Site. The parties shall split equally any routine maintenance fees and other expenses equally applicable to both Licensor's and Licensee's portion of the Existing Site. All expenses associated with the Existing Site shall otherwise be prorated between the parties in accord with each party's relative amount of space on the Existing Site. Licensor and Licensee shall cooperate fully with each other and any developer or outside consultant engaged to maintain the Existing Site to ensure that the Existing Site continues to operate as a seamless, integrated whole.

          2.6.2    Establishment of Casino Site.  So long as the Casino Site
                   ----------------------------
and Existing Site are both operational and Licensee or its subtenant continues to operate the Casino Business under the Hollywood Park-Casino name, (a) Licensee may, free of charge, place, and Licensor shall take all action necessary to cause to be placed, on the home page of the Existing Site a hyperlink, which, if selected, will automatically point the end user's browser to the Casino Site, and (b) Licensor may, free of charge, place, and Licensor shall take all action necessary to cause to be placed, on the home page of the Casino Site a hyperlink, which, if selected, will automatically point the end user's browser to the Existing Site. Any links hereunder shall be placed prominently in the initially visible screen space on the home page of the site containing such link. Each party may from time to time update (x) its icon representing the hyperlink to its site, subject to the other party's reasonable design requirements, and (y) the URL information for its site, and the other party shall promptly incorporate such updated information into the link on its site.

          2.6.3    Notice on the Existing Site.  The parties shall consult with
                   ---------------------------
each other to determine if their respective Internet sites should contain a statement explaining the relationship of Licensor and Licensee to users of the Existing Site.

3.   Limitations on Use.  Licensor may not use any of the Core Hollywood Park
     ------------------
Marks, the mark "Hollywood Park" or any mark containing the term "Hollywood Park" in connection with casino, card club or gaming services. Notwithstanding the foregoing, Licensor may use any such marks in connection with "Non-Parimutuel Gaming" as that term is defined in and as permitted under Section
11.7 of the Asset Purchase Agreement. Subject to the other terms and conditions of this Agreement, Licensor is otherwise free to use and license the mark "Hollywood Park" in its discretion. For the avoidance of doubt, unless Licensor specifically authorizes such use pursuant to Section 2.5, Licensee may not use the mark "Hollywood Park" apart from the mark "Hollywood Park-Casino" or other Core Hollywood Park Marks identified on Attachment A.

4.   Reservation of Rights.  Licensee acknowledges and agrees that (i) the
     ---------------------
Hollywood Park Marks and all goodwill associated therewith are and shall remain the sole property of Licensor, (ii) nothing in this Agreement shall convey to Licensee any right of ownership in the Hollywood Park Marks, (iii) Licensee shall not in any manner take any action that would impair the value of, or goodwill associated with, such marks, and (iv) all rights not expressly granted to Licensee are reserved to Licensor. Licensee acknowledges and agrees that all use of Hollywood Park Marks by Licensee shall inure to the benefit of Licensor.

5.   Quality Control.
     ---------------

     5.1   Quality Standard.  The parties acknowledge and agree that it is
           ----------------
necessary for Licensor to maintain uniform standards governing the quality of goods and services offered under its trademarks. Accordingly, Licensee agrees that the goods and services it offers under the Hollywood Park Marks shall have a standard quality equivalent to the quality of comparable goods and services offered by Licensee as of the Effective Date, subject to reasonable variations resulting from business, legal and technical requirements.

     5.2   Inspection.  Licensee shall, upon Licensor's reasonable request, (i)
           ----------
make available for Licensor's inspection samples of the goods, marketing materials, packaging and any other materials bearing the Hollywood Park Marks pursuant to the licenses granted herein and (ii) permit Licensor to inspect Licensee's operation upon reasonable notice and at mutually convenient times.

     5.3   Rejection.  If at any time any of the goods or services sold,
           ---------
provided or marketed under the Hollywood Park Marks do not meet the quality standard set forth in Section 5.1 as reasonably determined by Licensor, Licensor shall have the right to require Licensee to discontinue the use of the applicable Hollywood Park Mark in connection with the sale or provision of such good or service upon written notice, unless modifications satisfactory to Licensor are made within forty-five (45) days after Licensor's written notice of disapproval.

     5.4   Compliance with Laws.  Licensee shall comply with all applicable
           --------------------
laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of the goods and services under the Hollywood Park Marks.

6.   Infringement Proceedings.  Each party agrees to notify the other party of
     ------------------------
any unauthorized use of the Hollywood Park Marks by third parties promptly as such use shall come to such notifying party's attention. Licensor shall initially have the sole right and discretion to bring proceedings alleging infringement of Hollywood Park Marks, passing off, trademark dilution, unfair competition and other claims related to the Hollywood Park Marks against such third parties ("Offensive Proceedings") and to defend proceedings brought or threatened against Licensor or Licensee based on use of Hollywood Park Marks. Licensee shall take such steps as Licensor may reasonably request, at Licensor's expense, to assist Licensor in protecting Licensor's rights in the Hollywood Park Marks. In the event that Licensor notifies Licensee that Licensor elects not to prosecute an Offensive Proceeding, Licensee may, subject to Licensor's approval, not to be unreasonably withheld, bring such proceeding, with all reasonable expenses incurred in connection therewith to be borne by Licensee. Licensor shall cooperate fully in any such proceeding brought by Licensee.

7. Term. This Agreement shall continue in force and effect for the term of the Lease and any renewals, extensions or replacements thereof (the "Term").

8. Cooperation. Licensee agrees to provide Licensor with reasonable assistance as Licensor may require in the procurement of any protection of Licensor's rights to the Hollywood Park Marks. Licensee shall cause to appear on all written materials on or in connection with which the Hollywood Park Marks are used such proprietary notices as Licensor may reasonably request.

9.   Termination

     9.1 If Licensee breaches any of the material provisions herein, Licensor shall have the right to terminate this Agreement upon forty-five (45) days written notice, provided that Licensee fails to cure such violation during the forty-five (45) day period.

     9.2 If Licensee files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues all of its business to which this Agreement relates, or if a receiver is appointed for it or its business, this Agreement shall automatically terminate without notice of any type. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, or assigns shall have no right to sell, exploit, or in any way deal with or in any of the Hollywood Park Marks.

     9.3 Termination of this Agreement under the provisions of this Section 9 shall be without prejudice to any rights that Licensor may otherwise have against Licensee.

     9.4 Upon termination of this Agreement, Licensee agrees (i) to discontinue all use of the Hollywood Park Marks and any mark confusingly similar thereto, (ii) to cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recordation of this Agreement with all applicable governmental authorities, (iii) to destroy or sell off all printed and other materials bearing the Hollywood Park Marks, and (iv) to cooperate generally with Licensor to ensure that all rights in the Hollywood Park Marks and the goodwill connected therewith shall remain the property of Licensor.

10.  Miscellaneous
     -------------

     10.1  Indemnification.  Licensee hereby indemnifies and agrees to defend
           ---------------
and hold harmless forever Licensor and its agents, representatives, successors and assigns from and against any and all claims, demands, losses, costs, expenses and liabilities of any kind (including reasonable attorneys' fees) arising out of Licensee's exercise of the rights granted by Licensor hereunder. Licensor hereby indemnifies and agrees to defend and hold harmless forever Licensee and its agents, representatives, successors and assigns from and against any and all claims, demands, losses, costs, expenses and liabilities of any kind (including reasonable attorneys' fees) arising out of the breach of this Agreement by Licensor.

     10.2  No Joint Venture.  Nothing contained herein shall be construed to
           ----------------
place the parties in the relationship of partners or joint venturers or principal and agent or employer and employee, and no party shall have the power to obligate or bind the other party in any manner whatsoever.

     10.3  Remedies.  The parties recognize the unique and special nature and
           --------
value of the use of the Hollywood Park Marks and agree that it is extremely difficult and impractical to ascertain the extent of the detriment to Licensor which would be caused in the event of any use of the Hollywood Park Marks contrary to the terms of this Agreement. The parties further acknowledge that Licensor will have no adequate remedy at law in the event Licensee uses the Hollywood Park Marks in any way not permitted hereunder, and that Licensor shall be entitled to equitable relief by way of temporary and permanent injunction, and such other and further relief at law or equity as any arbitrator or court of competent jurisdiction may deem just and proper, in addition to any and all other remedies provided for herein.

     10.4  Waivers.  Either party may, by written notice to the other party, (i)
           -------
extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iii) waive performance of any of the obligations of the other under this Agreement. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, or delay or omission in exercise of rights or other indulgence.

     10.5  Amendments, Supplements.  This Agreement may be amended or at
           -----------------------
supplemented any time by the mutual written consent of the parties.

     10.6  Incorporation by Reference.  Attachment A and Attachment B attached
           --------------------------   ------------     ------------
hereto are hereby incorporated by reference and made a part hereof.

     10.7  Entire Agreement.  This Agreement and the documents incorporated by
           ----------------
reference constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party that is not embodied in this Agreement or such other documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

     10.8  Binding Effect, Benefits.  This Agreement shall inure to the benefit
           ------------------------
of and be binding upon the parties hereto and their respective permitted successors, sublicensees and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective permitted successors, sublicensees and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.9  Assignability.  Licensor may freely assign this Agreement.  Except as
           -------------
expressly provided in Section 2.4, Licensee may not assign this Agreement or its rights hereunder without the prior written consent of Licensor. Notwithstanding the foregoing, Licensee may freely assign its rights and obligations under this Agreement (a) to any person or entity that controls, is controlled by, or is under common control with Licensee, (b) to any person or entity that purchases all or substantially all of the Casino Business, whether such purchase is accomplished by transfer of stock, assets or any other means, or (c) in connection with any permissible assignment of the Lease.

     10.10 Notices.  All notices under this Agreement shall be in writing and
           -------
shall be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, or overnight courier to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. All notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices shall be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

           (a)  If to Licensee:

                Hollywood Park, Inc.
                1050 South Prairie Avenue
                Inglewood, California 90301
                Attention:  Mr. G. Michael Finnigan

           (b)  If to Licensor:

                Churchill Downs Incorporated
                700 Central Avenue
                Louisville, Kentucky 40208

                Attention:  Mr. Robert L. Decker

     10.11  Governing Law; Jurisdiction.  This Agreement has been negotiated and
            ---------------------------
entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties hereunder will be governed by the laws of that state, regardless of the choice of laws provisions of California or any other jurisdiction. Any and all disputes between the parties that may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

     10.12  Costs and Attorneys' Fees.  In any dispute between the parties
            -------------------------
concerning any provision of this Agreement or the rights and duties of any person under it, the party prevailing in any such dispute will be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court and arbitration costs incurred by reason of such arbitration or litigation of such dispute. For purposes of this Section 10.12, the prevailing party is the party that most closely obtains the relief it sought, whether or not the suit or other legal proceeding is settled or carried out to its conclusion.

     10.13  Rules of Construction.
            ---------------------

            10.13.1  Headings.  The section headings in this Agreement are
                     --------
inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

            10.13.2  Tense and Case.  Throughout this Agreement, as the context
                     --------------
may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

            10.13.3  Severability.  If any term or provision of this Agreement
                     ------------
or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable (other than provisions going to the essence of this Agreement), the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

            10.13.4  Agreement Negotiated.  The parties hereto are sophisticated
                     --------------------
and have been represented by lawyers who have carefully negotiated the provisions of this Agreement. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     10.14  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

LICENSOR:                     CHURCHILL DOWNS, INCORPORATED

                              By:__________________________


                              Its:_________________________


LICENSEE:                     HOLLYWOOD PARK, INC.

                              By:__________________________


                              Its:_________________________

                                 ATTACHMENT A
                                 ------------

                           Core Hollywood Park Marks

1.   Core Hollywood Park Marks:  The Core Hollywood Park Marks licensed pursuant
     -----              ------
to this Agreement are:


       HOLLYWOOD PARK CASINO

       Horse Logo - a copy of which is attached hereto

       [other marks may be added pending the identification of all marks to be transferred to Churchill Downs under the Asset Purchase Agreement during the diligence period]

2.   Registrations Related to the Core Hollywood Park Marks:
     ------------------------------------------------------

Country        Mark                    Reg. or App. No.                Int'l Classes     1st Use
-------        ----                    ----------------                -------------     -------
U.S.           HOLLYWOOD PARK          Reg. No. 1,850,076 (8/16/94)    41                6/10/38

                                 ATTACHMENT B
                                 ------------

     Existing Licenses and Other Obligations Regarding the Hollywood Park Marks

1. Agreement executed as of August 31, 1995 between Hollywood Casino Corp. and Hollywood Park Operating Co. et. al., a copy of which is attached hereto.

                                   Exhibit E

                            Office Lease Term Sheet


1.   Premises.  As outlined on Exhibit "E-1".
     --------

2.   Term.  (a) With respect to the "Gaming Offices" shown on Exhibit "E-1", on
     ----
     or before November 15, 1999; (b) with respect to the "Realty Offices" shown on Exhibit "E-1", initially two years; thereafter term will renew automatically for successive one-year terms.

3.   Termination Rights With Respect To Realty Offices.  Anytime after initial
     -------------------------------------------------
     two year term: By Buyer, upon 180 days advance written notice if Buyer requires space for its operations; or by Seller, upon 90 days advance written notice.

4.   Rent.  Seller shall pay Buyer the sum of $500.00 per month during the term.
     ----
     Rent to include payment for routine janitorial service and utilities, other than telephone.

                                 EXHIBIT "E-1"

                               Treasury offices

                [MAP OF THE TREASURY OFFICES WILL APPEAR HERE]

                             [GAMING OFFICE SPACE]

                                  Exhibit "F"


                       Hollywood Park Operating Company
                                      and
                    Subsidiaries (the Race Track Business)

                   Financial Statements as of March 31, 1999

                    HOLLYWOOD PARK OPERATING COMPANY & SUBS
                                Balance Sheets


                                                                         March 31,            December 31,
                                                                           1999                   1998
                                                                       ------------          ------------
                    Assets
Current Assets:
  Cash and cash equivalents                                              $1,136,000                    $0
  Cash restricted                                                           710,000               487,000
  Other receivables, net                                                  1,871,000             6,181,000
  Prepaid expenses and other assets                                      12,341,000             5,845,000
  Inter-company receivable                                              124,036,000           137,601,000
                                                                       ------------          ------------
    Total current assets                                                140,094,000           149,754,000
                                                                       ------------          ------------
Property, plant and equipment, net                                        21,701,000            22,573,000
Other assets                                                                 29,000                29,000
                                                                       ------------          ------------
                                                                       $161,824,000          $172,356,000
                                                                       ============          ============
       Liabilities and Stockholder Equity

Current Liabilities
  Accounts payable                                                       $2,797,000            $3,887,000
  Accrued liabilities                                                     5,870,000             8,936,000
  Accrued workers' compensation                                           1,543,000             1,571,000
  Amounts due horsemen for purses, stakes and awards                              0                     0
  Amounts payable to charities                                              282,000               282,000
  Outstanding pari-mutuel tickets                                         1,589,000             1,850,000
  Current portion of notes payable                                           43,000                37,000
                                                                       ------------          ------------
    Total current liabilities                                            12,124,000            16,563,000

Notes payable                                                           125,228,000           125,228,000
                                                                       ------------          ------------
    Total liabilities                                                   137,352,000           141,791,000

Commitments and contingencies                                                     0                     0

Stockholder equity:
Capital stock --
  Common - $.10 par value, authorized 100 shares:
  100 issued and outstanding                                                      0                     0
Capital in excess of par value                                                1,000                 1,000
Accumulated earnings                                                     24,471,000            30,564,000
                                                                       ------------          ------------
                                                                         24,472,000            30,565,000
                                                                       ------------          ------------
                                                                       $161,824,000          $172,356,000
                                                                       ============          ============

                    Hollywood Park Operating Company & Subs
                     Budget Vs. Actual - Variance Analysis
                       Three Months Ended March 31, 1999


                                                      %               Actual               Budget             Actual
              Description                          Variance            1999                 1999               1998
              -----------                         ---------         -----------         -----------        -----------

Live racing days                                          --                  0                   0                 0
ITW racing days                                         0.00%                21                  21                22
Simulcast Racing Events                                10.53%                42                  38                40
Handle (on-track)                                         --                  0                   0                 0
Attendance (on-track)                                     --                  0                   0                 0
Handle (within CA)                                        --                  0                   0                 0
Attendance (within CA)                                    --                  0                   0                 0
Handle (outside CA)                                       --                  0                   0                 0
Handle (simulcast)                                      2.35%        27,173,957          26,550,000        27,846,021
Attendance (simulcast)                                  0.54%           106,839             107,423           116,029

Revenues:
  Pari-mutuel commissions (on-track)                      --        $         0         $         0       $         0
  Pari-mutuel commissions (within CA)                     --                  0                   0                 0
  Pari-mutuel commissions (outside CA)                    --                  0                   0                 0
  Off-track license fees                                  --                  0                   0           (33,233)
  Simulcast wagering comm.                              2.35%           543,479             531,000           532,406
  Admissions, parking & programs                        4.41%           370,641             355,000           472,540
  Advance training program                              0.15%           325,500             326,000           310,000
  Other racing income                                  11.00%            67,707              61,000            57,635
  Concessions Sales - racing                           11.74%           237,422             269,000           274,677
  Interest and other income                            65.91%           384,920             232,000           312,765
                                                ------------       ------------        ------------      ------------
    Gross revenues                                      8.78%         1,929,669           1,774,000         1,926,790
                                                ------------       ------------        ------------      ------------
Expenses by cost centers:
  Operations                                           11.04%           279,832             252,000           248,321
  Forum Parking                                        63.05%            88,049              54,000            66,207
  Parimutuel                                           33.73%             1,988               3,000               884
  Security                                              2.67%           152,812             157,000           165,843
  Racing                                                1.74%            51,889              51,000            53,020
  Advance Training Program                              3.31%           297,790             308,000           303,040
  Breeders' Cup                                           --                  0                   0                 0
  General Maintenance                                   0.46%           317,525             319,000           316,641
  Track Crew                                           10.34%           152,263             138,000           125,116
  Janitorial                                           18.87%           104,661             129,000           110,627
  Marketing                                             5.41%            93,643              99,000            86,973
  Turf Club                                            30.13%            10,410               8,000             9,168
  Group Sales                                           6.68%            22,402              21,000            20,645
  Public Relations                                      0.73%            33,240              33,000            30,798
  Television and Matrix                                10.12%            50,331              56,000            55,129
  Print Shop                                            0.85%            21,178              21,000            18,395
  Warehouse and Purchasing                              9.18%            14,194              13,000            13,151
  Accounting                                            8.05%            53,330              58,000            49,461
  Data Processing                                      37.52%            24,991              40,000            43,067
  Administration                                        0.22%           439,964             439,000           449,120
  Laundry                                              16.78%             4,993               6,000             6,432
  Gift Shop                                            44.75%             1,105               2,000             1,322
  Cost of Concession Sales - racing                     2.89%           265,466             258,000           286,837
                                                ------------       ------------        ------------      ------------
    Gross operating expenses                            0.69%         2,482,056           2,465,000         2,460,197
    Less - Charities                                      --                  0                   0                 0
                                                ------------       ------------        ------------      ------------
    Net operating expenses                              0.69%         2,482,056           2,465,000         2,460,197
                                                ------------       ------------        ------------      ------------
Loss before corporate expenses                         20.06%          (552,387)           (691,000)         (533,408)
                                                ------------       ------------        ------------      ------------
Loss - corporate expenses
  Interest expense                                      0.09%         1,136,038           1,135,000         1,033,880
  Depreciation and amortization                         2.27%           363,071             355,000           352,418
                                                ------------       ------------        ------------      ------------
Net loss before taxes                                   5.94%      $ (2,051,497)       $ (2,181,000)      $(1,919,706)
                                                ------------       ------------        ------------      ------------
Loss interest expense                                   0.09%        (1,136,038)         (1,135,000)       (1,033,880)
                                                ------------       ------------        ------------      ------------
Net loss excluding interest expense                    12.48%      $   (918,459)       $ (1,046,000)     $   (885,826)
                                                ------------       ------------        ------------      ------------


                                                    Actual               Budget             Actual              %
              Description                            1999                 1999               1998           Variance
              -----------                         -----------         -----------        -----------        ---------

Live racing days                                           0                  0                   0                --
ITW racing days                                           64                 65                  65             -1.54%
Simulcast Racing Events                                  119                117                 118              1.71%
Handle (on-track)                                          0                  0                   0                --
Attendance (on-track)                                      0                  0                   0                --
Handle (within CA)                                         0                  0                   0                --
Attendance (within CA)                                     0                  0                   0                --
Handle (outside CA)                                        0                  0                   0                --
Handle (simulcast)                                79,891,364         74,300,000          75,905,231              7.53%
Attendance (simulcast)                               326,318            308,675             323,585              5.72%

Revenues:
  Pari-mutuel commissions (on-track)            $          0       $          0        $          0                --
  Pari-mutuel commissions (within CA)                      0                  0                   0                --
  Pari-mutuel commissions (outside CA)                     0                  0                   0                --
  Off-track license fees                                   0                  0              62,663                --
  Simulcast wagering comm.                         1,597,827          1,486,000           1,464,115              7.53%
  Admissions, parking & programs                   1,130,074          1,006,000           1,305,174             12.33%
  Advance training program                           945,000            945,000             900,000              0.00%
  Other racing income                                204,006            174,000             162,923             17.24%
  Concessions Sales - racing                         696,171            729,000             739,655              4.50%
  Interest and other income                          925,955            717,000             887,002             29.14%
                                                ------------       ------------        ------------      ------------
    Gross revenues                                 5,499,033          5,057,000           5,521,532              8.74%
                                                ------------       ------------        ------------      ------------
Expenses by cost centers:
  Operations                                         820,135            744,000             750,288            -10.23%
  Forum Parking                                      213,347            163,000             177,172            -30.89%
  Parimutuel                                           3,157              3,000               2,604             -5.23%
  Security                                           467,825            473,000             496,232              2.36%
  Racing                                             144,877            136,000             142,843             -6.53%
  Advance Training Program                           896,252            902,000             882,398              3.63%
  Breeders' Cup                                            0                  0                   0                --
  General Maintenance                                844,538            857,000             846,548              1.45%
  Track Crew                                         380,701            377,000             394,951             -0.98%
  Janitorial                                         317,218            383,000             390,259             17.18%
  Marketing                                          262,546            279,000             290,582              5.90%
  Turf Club                                           27,249             27,000              25,703             -0.92%
  Group Sales                                         67,970             60,000              66,402            -13.28%
  Public Relations                                    97,027            100,000              97,114              2.97%
  Television and Matrix                              148,035            166,000             167,823             10.82%
  Print Shop                                          54,769             52,000              47,181             -5.33%
  Warehouse and Purchasing                            43,039             41,000              47,092             -4.97%
  Accounting                                         162,236            166,000             165,576              2.27%
  Data Processing                                     78,682            119,000             124,148             33.88%
  Administration                                   1,387,741          1,335,000           1,299,117             -3.95%
  Laundry                                             16,331             21,000              23,399             22.23%
  Gift Shop                                            3,889              3,000               2,523            -26.63%
  Cost of Concession Sales - racing                  785,504            759,000             803,330             -3.49%
                                                ------------       ------------        ------------      ------------
    Gross operating expenses                       7,190,068          7,166,000           7,243,285             -0.34%
    Less - Charities                                       0                  0                   0                --
                                                ------------       ------------        ------------      ------------
    Net operating expenses                         7,190,068          7,166,000           7,243,285             -0.34%
                                                ------------       ------------        ------------      ------------
Loss before corporate expenses                    (1,691,038)        (2,109,000)         (1,721,783)            19.82%
                                                ------------       ------------        ------------      ------------
Loss - corporate expenses
  Interest expense                                 3,251,629          3,241,000           3,057,698             -0.33%
  Depreciation and amortization                    1,090,057          1,065,000           1,064,609             -2.35%
                                                ------------       ------------        ------------      ------------
Net loss before taxes                           $ (6,032,722)      $ (6,415,000)       $ (5,844,060)             5.96%
                                                ------------       ------------        ------------      ------------
Loss interest expense                             (3,251,629)        (3,241,000)         (3,057,698)            -0.33%
                                                ------------       ------------        ------------      ------------
Net loss excluding interest expense             $ (2,781,093)      $ (3,174,000)       $ (2,786,362)            12.38%
                                                ------------       ------------        ------------      ------------

                                  Exhibit "G"

                                Parking License


1.      Area:  Remainder Parcels.
        ----

2.      Termination Rights:  By Seller (or its Affiliate) upon 60 days advance
        ------------------
        written notice of sale or intent to develop; or by Buyer upon 30 days advance written notice that Seller (or its Affiliate) intends to commence development, or

3.      Perimeter Fencing:  Upon termination, Seller (or its Affiliate) to
        -----------------
        install chain link or other fence at property line of Remainder Parcel(s) and Real Property. Prior to Commencement, Buyer to be responsible for keeping patrons off of Remainder Parcel(s).

4.      Maintenance and Repair:  Seller (or its Affiliate) will have no
        ----------------------
        obligation to maintain the condition or repair the Remainder Parcels. Buyer to use "AS IS."

5.      Rent:  None, however, all Common Area Maintenance Charges under the
        ----
        Casino Lease will abate throughout the term of the Parking License.

6.      Use:  Subject to paragraph 7, Seller shall make sufficient portions of
        ---
        the Remainder Parcels available to Buyer's patrons on a non-exclusive basis on racing days where the estimated attendance at a racing event is anticipated to exceed 15,000 individuals.

7.      Commencement:  Upon written notice from Buyer, subject to availability
        ------------
        due to commitments made to third parties prior to Buyer's notice.

                                      -1-